UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

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Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

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Sealed Air®

# 2021 Proxy Statement

SEE | Automation

Sealed Air® BRAND PROTECTIVE PACKAGING

CRYOVAC® BRAND FOOD PACKAGING

Autobag® BRAND AUTOMATED SYSTEMS

BubbleWrap® BRAND PACKAGING

April 6, 2021

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Sealed Air Corporation to be held on Tuesday, May 18, 2021, at 9:00 a.m., Eastern daylight time. This year’s Annual Meeting will again be a “virtual meeting” conducted via live audio webcast, as a best practice in light of the continuing COVID-19 pandemic as well as in an effort to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. Each stockholder will be able to participate in the Annual Meeting by accessing a live webcast at www.virtualshareholdermeeting.com/SEE2021 and entering the 16-digit control number included on the stockholder’s Notice of Internet Availability of Proxy Materials or proxy card. Stockholders will also be able to vote their shares and submit questions via the Internet during the meeting by participating in the webcast.

During the Annual Meeting, stockholders will be asked to elect the entire Board of Directors, to amend and restate our 2014 Omnibus Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2021. We also will be asking stockholders to approve, by an advisory vote, our 2020 executive compensation as disclosed in the Proxy Statement for the Annual Meeting. These matters are important, and we urge you to vote in favor of the election of each of the director nominees, the amendment and restatement of the 2014 Omnibus Incentive Plan, the ratification of the appointment of our independent auditor, and the approval of our 2020 executive compensation.

We are again furnishing proxy materials to our stockholders over the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of the Annual Meeting. Today we sent to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2020 Annual Report to Stockholders, as well as how to vote via the Internet. Other stockholders will receive copies of the Proxy Statement, a proxy card and the 2020 Annual Report by mail or e-mail.

It is important that you vote your shares of common stock at the virtual meeting or by proxy, regardless of the number of shares you own. You will find the instructions for voting on your Notice of Internet Availability of Proxy Materials or proxy card. We appreciate your prompt attention.

The Board of Directors invites you to participate in the Annual Meeting so that management can discuss business trends with you, listen to your suggestions and answer your questions. Thank you for your continuing support, and we look forward to joining you at Sealed Air’s 2021 Annual Meeting.

Sincerely, Edward (Ted) L. Doheny II President & Chief Executive Officer

Notice of Annual Meeting of Stockholders

Sealed Air Corporation, a Delaware corporation (“Sealed Air”), will hold its Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2021, at 9:00 a.m., Eastern daylight time. The Annual Meeting will again be conducted as a virtual meeting via live audio webcast. Each stockholder may participate in the Annual Meeting, including casting votes and submitting questions, by accessing the live audio webcast at www.virtualshareholdermeeting.com/SEE2021 and then using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or proxy card being delivered to the stockholder. Online check-in to the Annual Meeting webcast will begin at 8:45 a.m., Eastern daylight time, and stockholders are encouraged to allow ample time to log in to the meeting webcast and test their computer audio system. There will be no physical location for the Annual Meeting.

The purposes for the Annual Meeting are to consider and vote upon:

1.	Election of each of the following nominees as Directors:

Zubaid Ahmad	Françoise Colpron	Edward L. Doheny II
Michael P. Doss	Henry R. Keizer	Harry A. Lawton III
Neil Lustig	Suzanne B. Rowland	Jerry R. Whitaker

2.	Amendment and restatement of the 2014 Omnibus Incentive Plan

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Sealed Air’s independent auditor for the year ending December 31, 2021

4.	Approval, as an advisory vote, of 2020 executive compensation as disclosed in the attached Proxy Statement

5.	Such other matters as properly come before the Annual Meeting

The Board of Directors has fixed the close of business on March 22, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Sealed Air is making available or mailing its 2020 Annual Report to all stockholders of record as of the record date. Additional copies of the 2020 Annual Report are available upon written request to the Corporate Secretary at Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208.

Because it is important that as many stockholders as possible be represented at the Annual Meeting, stockholders should review the attached Proxy Statement promptly and carefully and then vote. A stockholder may vote by following the instructions for voting set forth on the Notice of Internet Availability of Proxy Materials or proxy card. A stockholder who receives a paper copy of the proxy card by mail will also receive a postage-paid, addressed envelope that can be used to return the completed proxy card. A stockholder who joins the Annual Meeting may vote electronically at the Annual Meeting.

Sealed Air will maintain a list of stockholders of record as of the record date at Sealed Air’s corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina, for a period of ten days prior to the Annual Meeting.

On behalf of the Board of Directors,

Angel S. Willis

Vice President, General Counsel and Secretary

Charlotte, North Carolina

April 6, 2021

Important Notice Regarding Availability of Proxy Materials for Annual Meeting on May 18, 2021:

Sealed Air’s Notice of Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report

to Stockholders are available at https://ir.sealedair.com/reports-filings/annual-meeting.

Participation in the Virtual Annual Meeting

Date and Online Check-In Time May 18, 2021 8:45 a.m., EDT	Virtual Meeting Webcast Address www.virtualshareholdermeeting.com/SEE2021

The Board of Directors considers the appropriate format of our annual meeting of stockholders on an annual basis. This year the Board again chose a virtual meeting format for the Annual Meeting, as a best practice in light of the continuing COVID-19 pandemic as well as in an effort to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location, using any convenient internet-connected devices, including smart phones and tablets, as well as laptop or desktop computers. We will be able to engage with all stockholders as opposed to just those who can afford to travel to an in-person meeting. The virtual format allows stockholders to submit questions and comments during the meeting.

The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. To ensure they can participate, stockholders and proxyholders should visit www.virtualshareholdermeeting.com/SEE2021 and enter the 16-digit control number included on their Notice of Internet Availability of Proxy Materials or proxy card. If you wish to participate in the meeting and your shares are held in street name, you must obtain, from the broker, bank or other organization that holds your shares, the information required, including a 16-digit control number, in order for you to be able to participate in, and vote at, the Annual Meeting.

If you have any questions or concerns regarding meeting access or procedures prior to the Annual Meeting, please call: 1-704-503-8841 or send emails to investor.relations@sealedair.com. For technical support during the check in or at meeting time, please call: 1-844-986-0822 (toll-free) or 1-303-562-9302 (toll line).

Stockholders can vote their shares and submit questions via the Internet during the Annual Meeting by accessing the annual meeting website at www.virtualshareholdermeeting.com/SEE2021. We will answer any timely submitted questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding Sealed Air in the order in which the questions are received. All questions received during the Annual Meeting will be presented as submitted, uncensored and unedited, except that we may omit certain personal details for data protection issues and we may edit profanity or other inappropriate language. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the Annual Meeting can be found in our 2021 Rules of Conduct and Procedure, available at www.virtualshareholdermeeting.com/SEE2021.

Sealed Air Corporation 2415 Cascade Pointe Boulevard Charlotte, North Carolina 28208

Proxy Statement Dated April 6, 2021

2021 Annual Meeting of Stockholders

Sealed Air Corporation, a Delaware corporation, is furnishing this Proxy Statement and related proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at its 2021 Annual Meeting of Stockholders and any adjournments. Sealed Air Corporation is providing these materials to the holders of record of its common stock, par value $0.10 per share, as of the close of business on March 22, 2021 and is first making available or mailing the materials on or about April 6, 2021.

The Annual Meeting is scheduled to be held by webcast as follows:

Date	Tuesday, May 18, 2021

Time	9:00 a.m., Eastern daylight time

Meeting Website Address	www.virtualshareholdermeeting.com/SEE2021

Your vote is important. Please see the detailed information that follows.

Amended and Restated 2014 Omnibus Incentive Plan	Annex A

Cautionary Statement Regarding Forward-Looking Statements. Certain statements contained in this Proxy Statement are or may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. We use words such as “anticipate,” “believe, “expect,” “future,” “intend” “strive,” “seek,” “goal,” “may,” “will,” “continue,” “target” and similar expressions to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements other than purely historical information, including statements regarding our operating model, plans and strategies and our environmental, social and governance goals, made in this document are forward-looking. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements due to a variety of factors, including the uncertainties and risks discussed in our 2020 Annual Report on Form 10-K and subsequent Securities and Exchange Commission (“SEC”) filings. You should not place undue reliance on any forward-looking statement, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

Information Referenced in this Proxy Statement. Website references throughout this document are provided for convenience only, and the content of the referenced websites, including the content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated into this Proxy Statement or into any of our other filings with the SEC.

2021 Proxy Summary

This summary highlights information about Sealed Air and the Annual Meeting. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to “Sealed Air,” and to “we,” “us,” “our” and similar terms, refer to Sealed Air Corporation.

Annual Meeting of Stockholders

Time and Date: 9:00 a.m., Eastern daylight time, on May 18, 2021	Meeting Webcast Address www.virtualshareholdermeeting.com/ SEE2021	Record Date Close of business on March 22, 2021

Voting:	Holders will be entitled to one vote at the Annual Meeting for each of the outstanding shares of our common stock they hold of record as of the record date.

Votes Eligible to be Cast:	A total of 153,224,325 votes are eligible to be cast on each proposal at the Annual Meeting.

Annual Meeting Agenda

Proposal		Board Recommendation

1	Election of Directors	For each nominee

2	Amendment and Restatement of 2014 Omnibus Incentive Plan	For

3	Ratification of Appointment of Independent Auditor for 2021	For

4	Approval of 2020 Executive Compensation on an Advisory Basis	For

How to Cast Your Vote

You can vote by any of the following methods:

Until 11:59 p.m., EDT, on May 17, 2021

Internet: www.proxyvote.com

Telephone: +1-800-454-8683 if you beneficially own shares held in “street name” +1-800-690-6903 if you are the stockholder of record

By Mail: Completed, signed and returned proxy card

At the Annual Meeting on May 18, 2021

Internet:

By joining the Annual Meeting at www.virtualshareholdermeeting.com/SEE2021 if you are the stockholder of record or if you hold a proxy from the broker, bank or other nominee holding your shares in street name

If you participate in our 401(k) and Profit-Sharing Plan, you may use the proxy card to provide voting instructions to Fidelity Management Trust Company, as trustee, and your completed, signed card must be delivered to the trustee by 11:59 p.m., Eastern daylight time, on May 15, 2021.

2021 Proxy Statement	1

2021 Proxy Summary

About Sealed Air

Our Purpose	We are in business to protect, to solve critical packaging challenges, and to make our world better than we found it.

We are a leading global provider of packaging materials, equipment and services. Our portfolio of packaging solutions includes Cryovac® brand food packaging, Sealed Air® brand protective packaging, Autobag® brand automated systems, Bubble Wrap® brand packaging and SEE Automation solutions. Our packaging solutions are sold to an array of end markets including protein, foods, fluids, medical and life sciences, petcare, e-Commerce and logistics, and industrials. Our automated equipment, materials and services maximize food safety and security and product protection while minimizing waste.

Vision	Transforming Sealed Air
to a world-class company providing sustainable, automated packaging solutions

Strategies	Generate profitable growth
Drive One SEE operational excellence
Develop a One SEE high performance culture
Deliver sustainable long-term value to our stakeholders and society

Tactics & Actions	Reinvent SEE transforming business from Innovate to Solve

2020 Results	Net Sales	Adj EBITDA	Adj EPS	Free Cash Flow
	$4.9B	$1.05B	$3.19	$556M
	+2%	+9% 21.4% margin	+13%	+73%

Refer to pages 32 through 44 and page 54 of our Annual Report on Form 10-K filed on February 25, 2021 for additional information about our key accomplishments in 2020 and for important information about the use of non-U.S. GAAP financial measures, including applicable reconciliations to U.S. GAAP financial measures.

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2021 Proxy Summary

Environmental, Social and Governance Highlights

Our Values Guide Us

Integrity	Determined	Collaborative	Innovative

Intentionally choosing to do the right thing every day	Empowered to deliver on our commitments	Operating based on mutual trust and encouraging diverse thinking to achieve common objectives	Thinking without limits to solve customer, Company, and societal challenges

Sustainability Is in Everything We Do and Fueling Our Growth

At Sealed Air, we are focused on creating packaging that can be recovered and recycled, contributes to consumer waste diversion efforts, reduces greenhouse gases, and increases the supply of material for future reuse. We have reduced climate-related emissions, water use, energy use, and waste in our operations while innovating and manufacturing high-performance packaging solutions and automated systems.

Investing in Circular Economy

We are making investments in the innovation and development of end-to-end packaging solutions, including materials and technologies that bolster recyclability and reusability. Some of these investments are part of our recently announced SEE Ventures initiative, under which we will make selective entrepreneurial investments that present opportunities to accelerate innovation and increase speed to market, while creating a sustainable competitive advantage. In 2020 we participated in a closed-loop pilot project that turned used flexible plastic collected from a retail chain into new food-grade plastic that went back onto that same chain’s shelves instead of in a landfill.

2025 Sustainability and Plastics Pledge

In late 2018 Sealed Air committed to a 2025 Sustainability and Plastics Pledge to increase plastics circularity in the packaging industry through the following key initiatives:

Investment in Innovation. Dedicating significant R&D resources to design and advance packaging solutions to be recyclable or reusable and contain more recycled and/or renewable content.

Eliminate Plastic Waste. Achieving ambitious targets of recycled content across all packaging solutions which maximize post-consumer recycled content.

Collaborate for Change. Aligning with strategic partners to combine resources, expertise, and corporate voices to find impactful ways to create a circular economy.

The partnerships include technology investments to facilitate the reuse, collection, and recycling of plastic. Two of our leading partners are the Alliance to End Plastic Waste and the Materials Recovery for the Future project.

SEE Operational Excellence

In 2014 Sealed Air established the 2020 Sustainability Goals to reduce the intensity of greenhouse gas emissions, energy and water use in its operations by 25%, and divert 100% product and process waste from landfills. The Company exceeded the greenhouse gas emissions, energy and water use goals in 2019, one year earlier than planned, while significant progress has been made towards the waste diversion goal.

2021 Proxy Statement	3

2021 Proxy Summary

Net-Zero Carbon Emissions by 2040

Sealed Air has set a goal to reach net-zero carbon emissions for its global operations by 2040. The Company will continue to reduce Scope 1 and 2 carbon emissions through investments in renewable energy and by increasing efficiencies across its operations.

High-Performance and Socially Responsible Culture

At Sealed Air, we are developing a high-performance and socially responsible culture that is guided by our purpose and focuses on creating long-term value for our stakeholders and society. In 2020 we launched the SEE Culture Model for the design and execution of our company-wide people and social impact strategy. The Culture Council, co-chaired by our CEO and our Chief Human Resources Officer, is responsible for overseeing the implementation of the SEE Culture Model.

Diversity, Equity and Inclusion Strengthening Our Culture

We are a global company with an employee population representing a broad diversity of cultures, languages, ethnicities and races. We strive to improve our workplace diversity and support an inclusive culture across the globe under the leadership of our CEO. These are recent examples of our commitment:

CEO Action for Diversity & Inclusion™: Sealed Air is a signatory of the CEO Action for Diversity & Inclusion™ initiative, a corporate commitment to advance diversity and inclusion in the workplace.

Diversity, Equity and Inclusion Council: In late 2020, Sealed Air formed the Diversity, Equity and Inclusion Council to promote a diverse, trusting and inclusive culture for all employees. The Council is chaired by the Company’s Vice President, General Counsel and Secretary.

Unconscious Bias Training Program: Sealed Air’s unconscious bias training focuses on highlighting various dimensions of diversity, including age, race, ethnicity, gender, and sexual orientation. Since its launch in 2019, the program has reached more than 1,100 employees, including the executive leadership team, international senior leaders, U.S. managers, and employees at our Charlotte, North Carolina headquarters.

Gender Diversity: Sealed Air has increased the number of females across different roles, functions, and levels at the Company and remains strongly committed to continuing this effort on a global basis. The Gender Equity Network (formerly known as The Women’s Initiative Network) promotes gender diversity and inclusion at Sealed Air. This employee resource group has been in place at Sealed Air for over ten years and was active in over 18 countries as of December 31, 2020.

Commitment to Pay Equity: We seek to drive pay equity based on experience and performance across the organization by using a structured global compensation framework. In 2019 we conducted a comprehensive global pay equity analysis and resolved all identified cases of inequity in 2020.

Zero Harm and a Culture for Employee Health, Safety and Well-being

As a company with manufacturing operations across the world, protecting the health, safety, and well-being of our employees is critical. We have a goal of zero harm and regularly track, report, and manage our operations to provide employees with a safe and healthy working environment. Our global safety program includes behavioral-based safety training, hazard recognition and remediation, and driver safety training.

During the COVID-19 crisis Sealed Air has followed the recommendations and guidance of health authorities and local governments across the globe and instituted precautionary measures at all its sites worldwide, including enhanced cleaning procedures, quarantine and testing protocols, employee temperature checks, personal protective equipment for location-dependent workers, social distancing, remote work arrangements for non-location dependent employees, restricted visitor access, and travel limitations. Sealed Air has supported the well-being of essential

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2021 Proxy Summary

employees and their families during the pandemic through actions such as providing additional compensation, personal protective equipment and hygiene kits, food, safe transportation and other forms of appreciation and support.

Continuous Learning and Development

We invest in the development of our people through a number of initiatives such as an online learning portal, role-specific technical skills training, management and leadership training, and executive succession planning.

Enhancing Employee Engagement and Retention

Employee Engagement: We conduct pulse surveys to solicit valuable and timely feedback from our employees on specific topics. We use the results of the pulse surveys for initiatives related to employee engagement, including increased communication from managers, targeted training opportunities, and other methods to improve the employee experience. In 2020, we conducted a global pulse survey to assess employee well-being and the effectiveness of leadership during the pandemic.

Change Champions: Sealed Air’s new Change Champions network is comprised of employees throughout the Company who serve as communicators and engagement drivers for strategic changes and culture initiatives.

Evaluating Performance: Full-time employees participate in an annual goal-setting and performance evaluation process. We maintain a pay-for-performance compensation structure in which calibrated performance ratings directly inform compensation and incentive recommendations at all levels.

SEE Ethical Standards Extend to Our Partners

Sealed Air partners are expected to know and follow our Code of Conduct (and any other Sealed Air policies or requirements that may apply to their organization) and hold their suppliers and sub-suppliers to those standards. It is up to us to hold our partners accountable and ensure they operate ethically, in compliance with the law and in a way that is consistent with our Code of Conduct, our policies, and our values.

Taking Our Purpose to the Communities Where We Live and Work

Across the globe, our employees are strengthening communities and making an impact by leveraging their expertise in sustainability, food safety, food security, technology, and innovation to protect and solve critical challenges. In 2020 Sealed Air and its employees partnered with and donated to nonprofit programs that provided disaster relief and helped to mitigate the impact of the COVID-19 pandemic.

2021 Proxy Statement	5

2021 Proxy Summary

Governance Best Practices
We operate on a strong governance foundation

Annual election of all directors

Eight of nine director nominees are independent, including the Chairman of the Board

Independent Audit, Nominating and Corporate Governance, and Organization and Compensation Committees

Oversight of environmental, social and governance matters assigned to the Nominating and Corporate Governance Committee

Oversight of matters relating to corporate culture, employee engagement, diversity and inclusion assigned to the Organization and Compensation Committee

Robust risk oversight by the Board and its committees

Annual Board and committee self-evaluations

Regular executive sessions of independent directors

Mandatory retirement policy for directors

Proxy access rights

Stock ownership guidelines for directors and executives

Orientation for all new directors and ongoing director education programs

Pro-Active Stockholder Engagement

The Company regularly engages with current and prospective stockholders. In 2020 our engagement efforts reached stockholders representing more than 60% of our outstanding shares, and we discussed subjects such as long-term strategy, financial information, acquisitions and divestitures, major trends and issues affecting the Company’s businesses, industry dynamics, executive compensation, sustainability, and environmental, social and governance matters. The Nominating and Corporate Governance Committee oversees the Company’s stockholder engagement activities.

Code of Conduct and Ethics as the Foundation of Our Culture

In 2019 we refreshed our Code of Conduct which employees must review annually and affirm their adherence in writing. Employees receive regular online education as part of enhanced global ethics and compliance programs. This training includes required and monitored courses for employees in specific roles based on associated risk and function. The topics of online courses include the Code of Conduct, anti-bribery, anti-corruption, conflicts of interest, workplace respect and others. The Integrity Committee, with executive and senior leader membership, oversees the Company’s ethics and integrity programs. The Audit Committee regularly receives updates on matters relating to such programs.

Additional information on our environmental, social and governance efforts are available on our website at www. sealedair.com/company/sustainability.

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2021 Proxy Summary

Proposal 1. Election of Directors

Nominees

We are asking stockholders to elect the following nine director nominees. Each of the nominees currently serves as a director of Sealed Air. Information in the table is as of April 6, 2021.

Name	Occupation	Director Since	Independent	Other Public Co. or Registered Investment Co. Boards
Zubaid Ahmad Age 59	Founder and Managing Partner at Caravanserai Partners, LLC	2020	✓	0
Françoise Colpron Age 50	Group President, North America of Valeo SA	2019	✓	0
Edward L. Doheny II Age 58	President and CEO of Sealed Air	2017		1
Michael P. Doss Age 54	President and CEO of Graphic Packaging Holding Company	2020	✓	1
Henry R. Keizer Age 64	Retired Deputy Chairman and COO of KPMG	2017	✓	2
Harry A. Lawton III Age 46	President and CEO of Tractor Supply Company	2019	✓	1
Neil Lustig Age 59	President and CEO of GAN Integrity Inc.	2015	✓	0
Suzanne B. Rowland Age 59	Retired Group Vice President, Industrial Specialties, of Ashland Global Holdings, Inc.	2020	✓	3
Jerry R. Whitaker Age 70	Retired President of Electrical Sector-Americas, Eaton Corporation	2012	✓	1

2021 Proxy Statement	7

2021 Proxy Summary

Nominee Composition

Nominee Skills and Experience

Executive Leadership	•	•	•	•	•	•	•	•	•

Global Business	•	•	•	•	•	•	•	•	•

Finance and Accounting	•		•	•	•	•	•	•	•

Manufacturing and Industry Experience		•	•	•	•		•	•	•

Environmental and Sustainability		•	•	•				•

Strategic Planning	•	•	•	•	•	•	•	•	•

Corporate Governance	•	•	•	•	•	•	•	•	•

Risk Management	•	•	•	•	•	•	•	•	•

Technology, Science and Innovation		•	•	•	•		•	•	•

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2021 Proxy Summary

Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

We are asking stockholders to approve the amendment and restatement of our 2014 Omnibus Incentive Plan to, among other things, add 3,000,000 shares to the number of shares available for awards under the plan and to extend the term of the plan by three years, ending May 2031.

Proposal 3. Ratification of Appointment of Independent Auditor for 2021

We are asking stockholders to ratify the Audit Committee’s retention of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor to examine and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2021.

Proposal 4. Approval of 2020 Executive Compensation on an Advisory Basis

We are asking for stockholder approval, on an advisory basis in accordance with Securities and Exchange Commission, or SEC, rules, of the 2020 compensation of our “named executive officers” as disclosed under “Executive Compensation” in this Proxy Statement, including the disclosures set forth thereunder in “—Compensation Discussion and Analysis” and the compensation tables and related narrative discussion.

2020 Executive Total Target Direct Compensation Mix

* “Performance-Based” means AIP + PSU

2021 Proxy Statement	9

2021 Proxy Summary

Key Elements of Our Executive Compensation Program

The following table summarizes the main components of our executive compensation program for our named executive officers.

Compensation Element	Description	Objectives
Base Salary	Fixed cash compensation based on role and duties	Appropriate level of market based fixed pay Assist with recruitment and retention
Annual Incentive	Annual cash award based on company financial performance with 0%-200% payout Company, business unit and individual goals may also be considered	Reward executives for driving superior operating and financial results over a one-year timeframe Create a direct correlation between business success and financial reward
Long-Term Incentives	70% PSUs earned based on performance, typically over three-year period with 0%-200% payout 30% Time-vesting RSUs vesting annually over three years	Reward achievement of longer-term goals and value creation Create direct correlation between longer-term business success and financial reward Encourage retention and ownership
Retirement Plans	401(k) and Profit-Sharing Plan Non-qualified deferred compensation plan	Provide retirement income and wealth creation for participants Assist with recruitment and retention
Severance Benefits	Executive Severance Plan, with reasonable severance benefits	Assist with recruitment and retention
Other Benefits	Health care and life insurance programs Limited perquisites	Competitive with peer companies Assist with recruitment and retention Additional travel-related perks included for 2020 only to address unique pandemic-related circumstances

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2021 Proxy Summary

Key Compensation Policies and Practices

The Organization and Compensation Committee believes that our executive compensation program follows best practices aligned to long-term stockholder interests, as summarized below:

What We Do

✓ Majority of Compensation is Performance-Based	65% of total target direct compensation for CEO, and 56% of total target direct compensation for other named executive officers, is performance-based

✓ Performance Goals for Both Annual and Long-Term Awards	Use multiple, balanced measures, including use of both absolute and relative measures for long-term awards

✓ Stock Ownership Policy	Multiple of base salary must be held in common stock — 6x for CEO and 3x for other named executive officers; 50%-100% of after-tax shares must be held until ownership goal is met

✓ Compensation Recoupment (Clawback) Policy

Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated due to error or misconduct, regardless of whether named executive officer was responsible for the error or misconduct

✓ Receive Advice from Independent Compensation Consultant	Compensation consultant (FW Cook) provides no other services to Sealed Air

✓ Double-Trigger Vesting of Equity Compensation Upon a Change in Control	Under our equity compensation plans, vesting following a change in control requires involuntary termination of employment

What We Don’t Do

× No Supplemental Executive Retirement Plans for Named Executive Officers	Consistent with focus on performance-oriented environment; reasonable and competitive retirement programs offered

× No Change in Control Excise Tax Gross-Ups	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests

× No Excessive Perquisites or Severance Benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests

× No Hedging or Pledging of Company Stock	Applies to all executive officers and directors

2021 Proxy Statement	11

Questions and Answers About the Annual Meeting

Q:	When and where will the Annual Meeting be held?

A:

This year the Annual Meeting of Stockholders of Sealed Air Corporation, which we refer to below as the Annual Meeting, will be held via live audio webcast at www.virtualshareholdermeeting.com/SEE2021, beginning at 9:00 a.m., Eastern daylight time, on Tuesday, May 18, 2021.

This year’s annual meeting will again be a virtual meeting of stockholders conducted solely via live audio webcast. Each stockholder may participate in the Annual Meeting, including casting votes and submitting questions during the Annual Meeting, by accessing a live webcast at www.virtualshareholdermeeting.com/SEE2021 and then using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or proxy card being delivered to the stockholder. There will be no physical location for the Annual Meeting.

Online check-in to the Annual Meeting webcast will begin at 8:45 a.m., Eastern daylight time. We encourage you to allow ample time to log in to the meeting webcast and test your computer audio system.

Q:	Who may join the Annual Meeting?

A:

The live audio webcast of the Annual Meeting will be available for listening by the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. To ensure they can participate, stockholders and proxyholders should visit www.virtualshareholdermeeting.com/SEE2021 and enter the 16-digit control number included on their Notice of Internet Availability of Proxy Materials or proxy card.

Q:	What materials have been prepared for stockholders in connection with the Annual Meeting?

A:	We are furnishing stockholders of record with the following proxy materials:

•	our 2020 Annual Report to Stockholders, which includes our audited consolidated financial statements;

•	this Proxy Statement for the 2021 Annual Meeting, which also includes a letter to stockholders from our President and Chief Executive Officer and a Notice of Annual Meeting of Stockholders; and

•	for stockholders receiving printed copies of the 2020 Annual Report and Proxy Statement by mail, a proxy card for the Annual Meeting.

These materials were first made available on the Internet or mailed to stockholders on or about April 6, 2021.

Q:	Why was I mailed a Notice of Internet Availability of Proxy Materials rather than a printed set of proxy materials?

A:

In accordance with rules and regulations adopted by the SEC, we are furnishing the proxy materials to most stockholders by providing access via the Internet, instead of mailing printed copies. This e-proxy process expedites our stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of the Annual Meeting.

The Notice of Internet Availability of Proxy Materials tells you how to access and review the proxy materials on the Internet and how to vote on the Internet. The Notice also provides instructions you may follow to request paper or e-mailed copies of our proxy materials.

Q:	Are the proxy materials available via the Internet?

A:	You can access the proxy materials for the Annual Meeting at https://ir.sealedair.com/reports-filings/annual-meeting.

12

Questions and Answers about the Annual Meeting

Q:	What is a proxy?

A:

Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board of Directors is asking that you review the Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability of Proxy Materials or proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to the Proxy Committee, which means you will authorize the Proxy Committee to vote your shares at the Annual Meeting in the way you instruct. The Proxy Committee consists of Edward L. Doheny II, Christopher J. Stephens, Jr. and Angel S. Willis. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

Q:	What matters will the stockholders vote on at the Annual Meeting?

A:	Proposal 1.	Election of the following nine director nominees:

		Zubaid Ahmad	Françoise Colpron	Edward L. Doheny II
		Michael P. Doss	Henry R. Keizer	Harry A. Lawton III
		Neil Lustig	Suzanne B. Rowland	Jerry R. Whitaker

	Proposal 2.	Amendment and Restatement of 2014 Omnibus Incentive Plan.

	Proposal 3.	Ratification of appointment of our independent auditor for 2021.

	Proposal 4.	Approval, as an advisory vote, of 2020 executive compensation as disclosed in this Proxy Statement.

Q:	Who can vote at the Annual Meeting?

A:

Stockholders of record of our common stock at the close of business on March 22, 2021, the record date, will be entitled to vote at the Annual Meeting. A total of 153,223,585 shares of common stock were outstanding as of the record date. Each share outstanding on the record date will be entitled to one vote on each proposal. In addition, holders of record of W.R. Grace & Co. common stock issued prior to March 31, 1998 and outstanding at the record date will have an aggregate of 740 votes on each proposal.

As a result, a total of 153,224,325 votes will be eligible to be cast on each proposal at the Annual Meeting.

Q:	What is a stockholder of record?

A:	A stockholder of record is a stockholder whose ownership of stock is reflected directly on the books and records of our transfer agent, Broadridge.

Q:	What does it mean for a broker or other nominee to hold shares in “street name”?

A:	If you beneficially own shares held in an account with a broker, bank or similar organization, that organization is the stockholder of record and is considered to hold those shares in “street name.”

An organization that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the organization with specific voting instructions with respect to a proposal, under the rules of the New York Stock Exchange the organization’s authority to vote your shares will depend upon whether the proposal is considered a “routine” or non-routine matter.

•

The organization generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the organization. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2021 (Proposal 3).

2021 Proxy Statement	13

Questions and Answers about the Annual Meeting

•

The organization generally may not vote on non-routine matters, including Proposals 1, 2 and 4. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the four proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.

Q:	How do I vote my shares if I do not attend the Annual Meeting?

A:	If you are a stockholder of record, you may vote your shares of our common stock prior to the Annual Meeting as follows:

•

Via the Internet: You may vote via the Internet at www.proxyvote.com, in accordance with the voting instructions printed on the Notice of Internet Availability of Proxy Materials and the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern daylight time, on May 17, 2021. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return a proxy card.

•

By Telephone: If you receive a proxy card by mail, you may vote by calling +1-800-690-6903 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern daylight time, on May 17, 2021. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card.

•	By Mail: If you receive a proxy card by mail, you may vote by returning the completed and signed proxy card in the postage-paid return envelope provided with the proxy card.

If you hold shares in street name, you may vote your shares of our common stock by following the voting instructions provided by your bank, broker or other nominee. In most instances, you will be able to do submit your voting instructions to your bank, broker or other nominee on the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

For your information, voting via the Internet is the least expensive to Sealed Air, followed by telephone voting, with voting by mail being the most expensive. Also, you may help us to save the expense of a second mailing if you vote promptly.

Q:	How do I vote if I participate in Sealed Air’s 401(k) and Profit-Sharing Plan?

A:

If you are a participant in our 401(k) and Profit-Sharing Plan, you can vote via the Internet or by using the proxy card to provide voting instructions to Fidelity Management Trust Company, or Fidelity, the trustee for the 401(k) and Profit-Sharing Plan, for the shares of common stock allocated to your plan account or accounts. Fidelity will vote your allocated shares in the plan in accordance with directions you provide by 11:59 p.m., Eastern daylight time, on May 15, 2021. If you do not provide timely voting instructions to Fidelity, the terms of the plan provide that Fidelity will vote your shares in the same proportion as shares it votes on behalf of participants who do provide timely voting instructions.

Q:	Can I vote at the Annual Meeting?

A:

If you are a stockholder of record, you generally will be able to vote during the Annual Meeting, whether or not you previously voted. If your shares are held in street name, you must obtain, from the broker, bank or other organization that holds your shares, the information required, including a 16-digit control number, in order for you to be able to participate in, and vote at, the Annual Meeting. You cannot vote shares allocated to your Sealed Air 401(k) and Profit-Sharing Plan account at the Annual Meeting.

14

Questions and Answers about the Annual Meeting

Q:	Can I ask questions at the Annual Meeting?

A:

You may submit questions via the Internet during the Annual Meeting by participating in the webcast at www.virtualshareholdermeeting.com/SEE2021. We will answer any timely submitted questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding Sealed Air in the order in which the questions are received. All questions received during the Annual Meeting will be presented as submitted, uncensored and unedited, except that we may omit certain personal details for data protection issues and we may edit profanity or other inappropriate language. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the Annual Meeting can be found in our 2021 Rules of Conduct and Procedure, available at www.virtualshareholdermeeting.com/SEE2021.

Q:	Why is the Annual Meeting being conducted as a virtual meeting?

A:

The Board of Directors considers the appropriate format of our annual meeting of stockholders on an annual basis. This year the Board again chose a virtual meeting format for the Annual Meeting as a best practice in light of the continuing COVID-19 pandemic as well as in an effort to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location, using any convenient internet-connected devices, including smart phones and tablet, laptop or desktop computers. We will be able to engage with all stockholders as opposed to just those who can afford to travel to an in-person meeting. The virtual format allows stockholders to submit questions and comments during the meeting.

We are utilizing technology from Broadridge Financial Solutions, Inc., or Broadridge, a leading virtual meeting solution provider. The Broadridge platform is expected to accommodate most, if not all, stockholders. Both we and Broadridge will test the platform technology before going “live” for the Annual Meeting.

Q:	What should I do if I have questions about meeting access or procedures prior to the Annual Meeting?

A:	If you have any questions or concerns regarding meeting access or procedures prior to the Annual Meeting, you should call 1-704-503-8841 or send emails to investor.relations@sealedair.com.

Q:	What should I do if, during check-in or the meeting, I have technical difficulties or trouble accessing the virtual meeting website?

A:

Online check-in to the Annual Meeting webcast will begin at 8:45 a.m., Eastern daylight time. You should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the length of the Annual Meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during check-in or the meeting time, you should call 1-844-986-0822 (toll-free) or 1-303-562-9302 (toll line).

Q:	If I am unable to participate in the live audio webcast of the Annual Meeting, may I listen at a later date?

A:

An audio replay of the Annual Meeting will be posted and publicly available at https://ir.sealedair.com/events-and-presentations following the Annual Meeting and will remain publicly available for approximately one year. This audio replay will cover the entire Annual Meeting, including each stockholder question addressed during the Annual Meeting.

2021 Proxy Statement	15

Questions and Answers about the Annual Meeting

Q:	May I change my vote or revoke my proxy?

A:	If you are a stockholder of record, you may later change or revoke your proxy at any time before it is exercised by:

•	voting via the Internet or telephone at a later time;

•	submitting a completed and signed proxy card with a later date; or

•	voting via the Internet at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your proxy.

Q:	What happens if I do not give specific voting instructions?

A:

If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the Proxy Committee will vote your shares in the manner recommended by the Board of Directors on all four proposals presented in this Proxy Statement and as the Proxy Committee may determine in its discretion on any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank or other organization that is the stockholder of record of your shares, the organization generally may vote on routine matters but not on non-routine matters. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2021 (Proposal 3). If the organization does not receive instructions from you on how to vote your shares on any of Proposals 1, 2 and 4, your shares will be subject to a broker non-vote and no vote will be cast on those matters. See “Q. What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.

Q:	What if other matters are presented at the Annual Meeting?

A:

If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the Proxy Committee will have the discretion to vote on any matters, other than the four proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.

16

Vote Required for Election or Approval

Introduction

As of the record date, which is the close of business on March 22, 2021, 153,223,585 shares of common stock were outstanding, each of which is entitled to one vote at the Annual Meeting. In addition, holders of record of W.R. Grace & Co. common stock issued prior to March 31, 1998 and outstanding at the record date will have an aggregate of 740 votes on each proposal at the Annual Meeting, which means there will be a total of 153,224,325 votes eligible to be cast at the Annual Meeting. Holders who are present virtually or represented by proxy and who hold shares representing a majority of the votes eligible to be cast will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as abstentions or any proxies containing broker non-votes.

Proposal 1. Election of Directors

Each director will be elected by a vote of the majority of the votes cast with respect to that director, where a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” the director. We will not count shares voted to “abstain” for the purpose of determining whether a director is elected. Similarly, broker non-votes will not have any effect on the outcome of the election of directors since broker non-votes are not counted as “votes cast.”

Under our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. Each of the nine nominees currently serves as a director. If any of the nominees who are currently in office is not elected at the Annual Meeting, then our Bylaws provide that the director shall offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other actions should be taken. The Board will consider and act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision and the rationale behind it within ninety days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the decision of the Nominating and Corporate Governance Committee or the Board. If the Board accepts such resignation, then the Board may fill the vacancy resulting from that resignation or may reduce the number of directors that constitutes the entire Board so that no vacancy exists.

Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

Approval of the amendment and restatement of our 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast and present virtually or represented by proxy at the Annual Meeting. Abstentions will count as votes against this proposal, since shares with respect to which the holder abstains will be deemed present and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, since broker non-votes are not counted as “votes entitled to be cast.”

2021 Proxy Statement	17

Vote Required for Election or Approval

Proposal 3. Ratification of Appointment of Independent Auditor for 2021

The ratification of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2021 requires the affirmative vote of a majority of the votes entitled to be cast and present virtually or represented by proxy at the Annual Meeting. Abstentions will be deemed present and, therefore, will count as votes against this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.

Proposal 4. Approval of 2020 Executive Compensation on an Advisory Basis

The approval, on an advisory basis, of our 2020 executive compensation requires the affirmative vote of a majority of the votes entitled to be cast and present virtually or represented by proxy at the Annual Meeting. Abstentions will count as votes against this proposal, since shares with respect to which the holder abstains will be deemed present and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, since broker non-votes are not counted as “votes entitled to be cast.”

18

Corporate Governance

Board of Directors Overview

Under our Bylaws and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees. The Nominating and Corporate Governance Committee of the Board periodically reviews the size of the Board to ensure that the number of directors most effectively supports our Company. We have a strong commitment to diversity of background and experience among our directors, as described below under “Proposal 1. Election of Directors — Director Qualifications.”

Board Leadership Structure

Jerry R. Whitaker Age: 70 Director Since: 2012 Occupation: Retired President of Electrical Sector-Americas, Eaton Corporation

Jerry R. Whitaker was elected as the Chairman of the Board of Directors in 2018. The Chairman presides at meetings of the Board at which he or she is present and leads the Board in fulfilling its responsibilities as specified in the Bylaws. The Chairman has the right to call special and emergency meetings. The Chairman serves as the liaison for interested parties who request direct communications with the Board.

Notwithstanding the appointment of a Chairman, the Board considers all of its members responsible and accountable for oversight and guidance of its activities. All directors have the opportunity to request items to be included on the agendas of upcoming meetings.

The Board believes having an independent Chairman is beneficial because it ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of Sealed Air. The leadership structure is reviewed annually as part of the Board’s self-assessment process, and changes may be made in the future to reflect the Board’s composition as well as our needs and circumstances.

Independence of Directors

Under our Corporate Governance Guidelines adopted by the Board and the requirements of the New York Stock Exchange, or NYSE, the Board of Directors must consist of a majority of independent directors. The Board annually reviews the independence of all non-employee directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. We have posted a copy of our Standards for Director Independence on our website at https://ir.sealedair.com/corporate-governance/highlights. These categorical standards require that, to be independent, a director may not have any material relationship with Sealed Air. Even if a director meets all categorical standards for independence, the Board reviews other relationships with Sealed Air in order to conclude that each independent director has no material relationship with Sealed Air either directly or indirectly.

The Board has determined that the following director nominees are independent: Zubaid Ahmad, Françoise Colpron, Michael P. Doss, Henry R. Keizer, Harry A. Lawton III, Neil Lustig, Suzanne B. Rowland and Jerry R. Whitaker. The Board has also determined that Jacqueline B. Kosecoff, who is a current director who is retiring effective as of the 2021 Annual Meeting, is independent.

2021 Proxy Statement	19

Corporate Governance

Board Oversight of Strategy

Oversight of Sealed Air’s business strategy and planning is a key responsibility of the Board. The Board has dedicated one Board meeting each year to an in-depth review of Sealed Air’s long-term strategic plan. The Board also regularly reviews strategy-related matters at other Board meetings throughout the year, such as key market trends, innovation and the competitive landscape. To monitor management’s execution of Sealed Air’s strategic goals, the Board receives regular updates and is actively engaged in dialogues with senior management.

Board Oversight of COVID-19 Response

The Board has been actively engaged in overseeing management’s response to the COVID-19 pandemic. Since the onset of the pandemic, COVID-19 has been a recurring topic at Board meetings, and the Board held two special meetings during 2020 to review the impacts of and the Company’s responses to the pandemic. The Board also receives updates from management between Board meetings.

Board Oversight of Sustainability and Environmental, Social and Governance (ESG) Matters

We recognize sustainability and ESG as strategic business imperatives at Sealed Air. The Board is highly engaged in assessing sustainability and ESG matters affecting Sealed Air. The Board regularly receives updates on Sealed Air’s sustainability performance, innovations and challenges.

Recognizing the importance of these matters, the Board recently designated the Nominating and Corporate Governance Committee with the responsibility of overseeing our sustainability strategies and other matters concerning ESG and public policy issues affecting Sealed Air. The Board also designated the Organization and Compensation Committee with the responsibility of overseeing our workforce and people management strategies, including matters relating to corporate culture, employee engagement, diversity and inclusion in furtherance of our ESG related strategies. The Board and its committees regularly receive updates on sustainability and ESG matters from management. For highlights of our ESG initiatives, see “2021 Proxy Summary—Environmental, Social and Governance Highlights.”

Board Oversight of Risk

The Board of Directors is actively involved in oversight of risks that could affect Sealed Air. The Board has delegated oversight of certain specific risk areas to Committees of the Board. For example, the Audit Committee oversees cybersecurity risk management as well as our major financial risk exposures and the steps we have taken to monitor and control such exposures, while the Organization and Compensation Committee considers risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at https://ir.sealedair.com/corporate-governance/committee-composition. The Board as a whole, however, is responsible for oversight of our risk management processes and our enterprise risk management program. The Board regularly discusses risk management with management and among the directors during meetings.

Cybersecurity risk oversight is a top priority for the Board. While the Board has delegated the specific responsibility of cybersecurity risk oversight to the Audit Committee, the Board is actively involved in overseeing cybersecurity risk management, both through presentations given by management during Board meetings as well as regular reports from the Audit Committee on its cybersecurity risk oversight activities. Management updates the Board and the Audit

20

Corporate Governance

Committee once a year on average. Sealed Air maintains a security awareness program that includes annual mandatory training, frequent phishing simulations, and acknowledgment of information security and acceptable use policies. Furthermore, individuals supporting the information security program are required to hold certifications demonstrating proficiency in the support of relevant technologies and controls.

Board Meetings, Committee Membership and Attendance

The Board generally holds five regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and we may call upon directors for advice between meetings. We encourage our directors to attend director education programs.

Under our Corporate Governance Guidelines, we expect directors to attend regularly meetings of the Board and of all Committees on which they serve and to review the materials sent to them in advance of those meetings. We also expect nominees for election at each annual meeting of stockholders to attend the annual meeting. All of our directors attended the 2020 Annual Meeting of Stockholders except Neil Lustig, who was unable to attend due to health reasons.

Our Corporate Governance Guidelines provide that the Board will meet regularly in executive session without management in attendance. The Chairman of the Board presides at each executive session. The Chairman’s designee or the chair of the Nominating and Corporate Governance Committee serves as the presiding director if the Chairman of the Board is unable to serve.

During 2020 the Board held seven meetings. Each current director attended at least 85% of the aggregate number of meetings of the Board and all committees of the Board on which he or she served during 2020.

The Board maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these Committees consist only of independent directors. The Board has adopted charters for each of the Committees, which are reviewed annually by the Committees and the Board. The Committee charters are available on our website at https://ir.sealedair.com/corporate-governance/committee-composition.

Audit Committee	9 Meetings in 2020
The Audit Committee’s oversight responsibilities include:

Our internal control system, including information technology security and control;

Our public reporting processes;

The performance of our internal audit function;

The annual independent audit of our consolidated financial statements and related disclosure;

The quality and integrity of our consolidated financial statements;

Our legal and regulatory compliance;

Major financial risk exposure and cybersecurity risk management;

The retention, performance, qualifications, rotation of personnel and independence of our independent auditor; and

Related person transactions involving Sealed Air and members of the Board and executive officers.

2021 Proxy Statement	21

Corporate Governance

Our independent auditor is ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor. The Audit Committee evaluates the performance of our independent auditor and interviews and has direct involvement in the selection of the lead audit partner in connection with the mandated rotation of such position.

The current members of the Audit Committee are Henry R. Keizer, who serves as chair, Zubaid Ahmad, Françoise Colpron, Neil Lustig and Suzanne B. Rowland, as well as Jerry R. Whitaker, who serves ex officio. The Board has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE, and is financially literate. The Board has also determined that each of Messrs. Ahmad and Keizer is an audit committee financial expert in accordance with the standards of the SEC. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of more than two other public companies, unless, in accordance with NYSE rules, the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Audit Committee and such determination is disclosed in the Proxy Statement.

Nominating and Corporate Governance Committee	5 Meetings in 2020
The Nominating and Corporate Governance Committee is responsible for:

Identifying individuals qualified to become Board members, consistent with criteria approved by the Board, recommending to the Board director nominees for the next annual meeting of stockholders and filling vacancies or newly-created directorships at other times;

Providing oversight of the corporate governance affairs of the Board and Sealed Air, including developing and recommending to the Board the Corporate Governance Guidelines;

Assisting the Board in overseeing Sealed Air’s sustainability strategies and other material matters concerning environmental, social and governance and public policy issues affecting Sealed Air;

Assisting the Board in evaluating the Board and its Committees; and

Recommending to the Board the compensation of non-employee directors.

The current members of the Nominating and Corporate Governance Committee are Neil Lustig, who serves as chair, Zubaid Ahmad, Henry R. Keizer, Jacqueline B. Kosecoff and Suzanne B. Rowland, as well as Jerry R. Whitaker, who serves ex officio. The Board has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE.

The Nominating and Corporate Governance Committee has the sole authority to retain, oversee and terminate any consulting or search firm to be used to identify director candidates or assist in evaluating director compensation and to approve any such firm’s fees and retention terms. Since 2010 the Nominating and Corporate Governance Committee has engaged Frederic W. Cook & Co., Inc., or FW Cook, to advise the Nominating and Corporate Governance Committee on director compensation. FW Cook also advises the Organization and Compensation Committee regarding executive compensation.

22

Corporate Governance

The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders in accordance with our Policy and Procedure for Stockholder Recommendations for Nominations to the Board adopted by the Committee and approved by the Board, a copy of which is posted on our website at https://ir.sealedair.com/corporate-governance/highlights. Recommendations should be submitted to our Corporate Secretary in writing at Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, along with additional required information about the nominee and the stockholder making the recommendation. Information on qualifications for nominations to the Board and procedures for stockholder nominations to the Board is included below under “Proposal 1. Election of Directors—Director Qualifications” and “—Identifying and Evaluating Nominees for Directors.”

Organization and Compensation Committee	8 Meetings in 2020
The Organization and Compensation Committee’s oversight responsibilities include:

Compensation of the executive officers;

Stockholder review and action regarding executive compensation matters;

Performance of our CEO and executive management;

Succession planning;

Sealed Air-sponsored incentive compensation plans, equity-based plans and tax-qualified retirement plans; and

Workforce and people management strategies, including matters relating to corporate culture, employee engagement, diversity and inclusion in furtherance of the Company’s environmental, social and governance-related strategies.

The current members of the Organization and Compensation Committee, which we refer to as the Compensation Committee, are Jacqueline B. Kosecoff, who serves as chair, Françoise Colpron, Michael P. Doss and Harry A. Lawton III, as well as Jerry R. Whitaker, who serves ex officio. The Board has determined that each current member of the Compensation Committee is independent, as defined in the listing standards of the NYSE.

The Compensation Committee oversees and provides strategic direction to management with respect to our executive compensation plans and programs. The Compensation Committee reviews our CEO’s performance and compensation with the other non-employee directors. Based on that review, the Compensation Committee evaluates the performance of our CEO and makes all compensation decisions for our CEO. The Compensation Committee may also recommend certain CEO compensation decisions to the Board for further approval by the non-employee members of the Board. The Compensation Committee also reviews and approves the compensation of the other executive officers. The Compensation Committee makes most decisions regarding changes in salaries and bonuses during the first quarter of the year based on company and individual performance during the prior year, as well as relevant commercially available proxy and survey data of peer group companies and companies of comparable size. The Compensation Committee also has authority to grant equity compensation awards under our 2014 Omnibus Incentive Plan, as amended and restated effective May 17, 2018 (the “2014 Incentive Plan”). This award authority has been delegated on a limited basis for awards to employees who are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 to the Equity Award Committee, comprised of our CEO.

2021 Proxy Statement	23

Corporate Governance

The Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and retention terms. Since November 2006, the Compensation Committee has retained FW Cook as its executive compensation consultant. FW Cook also advises the Nominating and Corporate Governance Committee regarding director compensation but does not provide any other services to Sealed Air. Sealed Air pays FW Cook’s fees. Additional information on the executive compensation services performed in 2020 by FW Cook is included in “Executive Compensation—Compensation Discussion and Analysis—Governance of Our Executive Compensation Program—Role of Independent Compensation Consultant.”

Compensation Committee Interlocks and Insider Participation

Each of Dr. Kosecoff, Ms. Colpron, Mr. Doss and Mr. Lawton, as well as Michael Chu, who retired from the Board effective as of the 2020 Annual Meeting of Stockholders, served on the Compensation Committee during fiscal 2020. During 2020 none of the members of the Compensation Committee was an officer or employee of Sealed Air or any of its subsidiaries, and no executive officer of Sealed Air served on the board of directors of any entity whose executive officers included a director of Sealed Air.

Board and Committee Evaluations

The Board and each committee annually conduct a self-evaluation to review and assess the overall effectiveness of the Board and each committee, including with respect to strategic oversight, board structure and operation, interactions with and evaluation of management, governance policies and committee structure and composition. Committee self-assessments of performance are shared with the full Board. The Nominating and Corporate Governance Committee also reviews the Corporate Governance Guidelines each year in light of changing conditions and shareholders’ interests and recommends appropriate changes to the Board for consideration and approval. Matters with respect to Board composition, the nomination of directors, Board processes and topics addressed at Board and committee meetings are also considered as part of our self-assessment process. As appropriate, these assessments result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effect functioning of our Board and its committees.

Hedging Policy

Under our Corporate Governance Guidelines and other policies, all Sealed Air Corporation directors, executive officers and certain other key executives are prohibited from hedging and speculative trading of Sealed Air securities. They may not purchase or sell puts, calls, options or other derivative securities based on Sealed Air securities and may not enter hedging or monetization transactions such as zero-based collars and forward sale contracts, in which the holder continues to own the underlying security without all the risks or rewards of ownership. In addition, other than permitted loans from our 401(k) plan, such persons may not purchase Sealed Air securities on margin or borrow against any account in which Sealed Air securities are held, subject, in the case of executive officers and other key executives, to exceptions as may be granted by the Organization and Compensation Committee.

Corporate Governance Materials

The Board of Directors has adopted and operates under Corporate Governance Guidelines that reflect our current governance practices in accordance with applicable statutory and regulatory requirements, including those of the SEC and the NYSE. The Corporate Governance Guidelines are available on our website at https://ir.sealedair.com/corporate-governance/highlights.

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Corporate Governance

In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Sealed Air is available on our website at https://ir.sealedair.com/corporate-governance/highlights, including our: (i) Bylaws; (ii) Code of Conduct applicable to all directors, officers and employees of Sealed Air and its subsidiaries; (iii) Code of Ethics for Senior Financial Executives; (iv) Related-Person Transactions Policy and Procedures; (v) Standards for Director Independence; (vi) Qualifications for Nomination to the Board; and (vii) Policy and Procedure for Stockholder Recommendations for Nominations to the Board.

Communicating with Directors

Stockholders and other interested parties may communicate directly with the non-management directors of the Board of Directors by writing to

Non-Management Directors

c/o Corporate Secretary at Sealed Air Corporation

2415 Cascade Pointe Boulevard

Charlotte, North Carolina 28208

or by sending an email to directors@sealedair.com. In either case, the Chairman of the Board will be notified of all such correspondence as appropriate and will communicate with the other directors as appropriate about the correspondence. We have posted information on how to communicate with the non-management directors on our website at https://ir.sealedair.com/corporate-governance/contact-the-board.

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Certain Relationships and Related-Person Transactions

Under our Corporate Governance Guidelines, the Board of Directors reviews any relationships or transactions that might constitute a conflict of interest for a director. Under its charter, the Audit Committee reviews and, if appropriate, approves conflicts of interest or potential conflicts of interest involving our senior financial executives, as well as oversees the investigation of and acts, or recommends action of the Board, on any other violations or potential violations of our Code of Conduct or Code of Ethics for Senior Financial Executives by executive officers.

The Board has adopted a Related-Person Transactions Policy and Procedures, which we refer to below as the Related-Person Policy. The current Related-Person Policy is posted on Sealed Air’s website at https://ir.sealedair.com/corporate-governance/highlights. The Related-Person Policy provides for the review of all relationships and transactions in which Sealed Air and any of its executive officers, directors and five-percent stockholders or their immediate family members are participants to determine whether to approve or ratify such relationships or transactions, as well as whether such relationships or transactions might affect a director’s independence or must be disclosed in our Proxy Statement. All such transactions or relationships are covered if the aggregate amount may exceed $120,000 in a calendar year and the person involved has a direct or indirect interest other than solely as a director or a less than 10 percent beneficial ownership interest in another entity. The Related-Person Policy includes a list of certain types of pre-approved relationships and transactions. Determinations whether to approve or ratify any other relationship or transaction are based on the terms of the transaction, the importance of the relationship or transaction to Sealed Air, whether the relationship or transaction could impair the independence of a non-employee director, and whether the relationship or transaction would present an improper conflict of interest for any director or executive officer of Sealed Air, among other factors. Information on relationships and transactions is requested in connection with annual questionnaires completed by each of our executive officers and directors.

Under the Related-Person Policy, the Audit Committee has the responsibility to review and, if appropriate, approve or ratify all relationships and transactions covered under the Related-Person Policy, although the Board has delegated to the chair of the Audit Committee and to our CEO the authority to approve or ratify specified transactions. In making determinations under the Related-Person Policy, the Audit Committee shall consult with the Nominating and Corporate Governance Committee as it deems appropriate. No director can participate in any discussion or approval of a relationship or transaction involving himself or herself (or one of his or her immediate family members). The Related-Person Policy provides that if material information about a previously reviewed transaction changes, our management must convey such information to the Audit Committee at its next meeting. In addition, if management becomes aware of a transaction that should have been reviewed under the Related-Person Policy, management must report the information to the Audit Committee promptly, and the Audit Committee will review the transaction in accordance with the Related-Party Policy and evaluate all options, including approving, ratifying, amending, terminating or rescinding such transaction.

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Director Compensation

During 2020 annual compensation for non-employee directors consisted of the following components: annual or interim retainers paid at least 50% in shares of common stock; committee fees paid in cash; and other fees for special assignments or director education programs paid in cash. A director may defer payment of annual or interim retainers until retirement from the Board of Directors, as described below. The following table shows the total compensation for non-employee directors during 2020:

Director	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)

Zubaid Ahmad	82,583	105,399	187,982

Michael Chu*, **	18,750	—	18,750

Françoise Colpron	112,500	125,010	237,510

Michael P. Doss	5,000	220,020	225,020

Patrick Duff**	7,500	—	7,500

Henry R. Keizer*	131,500	125,010	256,510

Jacqueline B. Kosecoff*	122,500	125,010	247,510

Harry A. Lawton III	105,000	125,010	230,010

Neil Lustig*	116,250	125,010	241,260

Suzanne B. Rowland	103,750	125,010	228,760

Jerry R. Whitaker†	152,000	200,010	352,010

*	Chair of committee during 2020.

**	Retired from the Board as of our 2020 Annual Meeting of Stockholders.

†	Chairman of the Board.

[1]

The amounts shown consist of cash compensation paid in 2020. Mr. Keizer’s cash compensation included $4,000 for attending director education programs, as described below under “Other Fees and Arrangements”.

[2]

The amounts shown represent the aggregate grant date fair value of stock awards granted in 2020 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, for the stock portion of the annual retainers for 2020 and, in the case of Mr. Ahmad, an interim retainer for 2020, under the 2014 Incentive Plan, described below under “Board Retainers” and “Form and Payment of Retainers.” For additional information, refer to Note 21, “Stockholders’ Equity (Deficit)” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Mr. Ahmad, Mr. Doss, Ms. Rowland and Mr. Whitaker received stock units under the Deferred Compensation Plan described below. All other directors listed in the table received shares of common stock. The number of shares or stock units paid was determined by dividing the amount of the annual retainer or interim retainer, as applicable, so paid by the closing price of a share of common stock on (a) in the case of the annual retainer, May 21, 2020, the date of the 2020 Annual Meeting of Stockholders, at which meeting all of the non-employee directors were elected, and (b) in the case of the interim retainer paid to Mr. Ahmad, July 17, 2020, the date he was appointed to the Board, in each case, rounding up to the nearest whole share. In addition, Mr. Doss elected to have the cash portion of his annual retainer paid in stock units, with the number of stock units similarly determined by dividing the amount of his annual retainer by the closing price of a share of common stock on May 21, 2020. All shares and stock units paid as all or part of annual or interim retainers in 2020 are fully vested. Directors are credited with dividend equivalents on stock units, as described under “Deferred Compensation Plan” below, which are not included in the table above.

Director Compensation Processes

Our director compensation program is intended to enhance our ability to motivate, retain and attract non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock.

The Board of Directors reviews director compensation at least annually based on recommendations by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the sole authority to engage a consulting firm to evaluate director compensation and since 2010 has engaged FW Cook to assist in establishing director compensation. The Nominating and Corporate Governance Committee and the Board base their determinations on director compensation on recommendations from FW Cook and based on reviewing

2021 Proxy Statement	27

Director Compensation

commercially available survey data related to general industry director compensation trends at companies of comparable size and our peer group companies. FW Cook also serves as the independent consultant to the Compensation Committee on executive compensation.

Board Retainers

Under the 2014 Incentive Plan, each director who is neither an officer nor an employee of Sealed Air and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board of Directors sets the amount of the annual retainer prior to the annual meeting based on the recommendation of the Nominating and Corporate Governance Committee.

The 2014 Incentive Plan gives the Board the flexibility to set annual retainers based on a fixed number of shares of common stock, a fixed amount of cash, or a combination of shares of common stock and cash. In late 2019, based on peer company data provided by FW Cook, the Nominating and Corporate Governance Committee recommended and the Board approved 2020 annual retainers in the amount of (a) $200,000 payable in shares of common stock and $152,000 payable in cash (or in shares of common stock at the election of the Chairman of the Board) for the independent Chairman of the Board, and (b) $125,000 payable in shares of common stock and $95,000 payable in cash (or in shares of common stock at the election of each director) for each other non-employee director.

The chair of the Audit Committee received an annual fee of $25,000, and other members of the Audit Committee received annual fees of $10,000. The chair of the Nominating and Corporate Governance Committee received an annual fee of $15,000, and other members of the Nominating and Corporate Governance Committee received annual fees of $7,500. The chair of the Compensation Committee received an annual fee of $20,000, and other members of the Compensation Committee received annual fees of $10,000. Committee fees are paid in quarterly installments in cash.

A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is a pro rata portion of the annual retainer to reflect less than a full year of service.

Form and Payment of Retainers

We pay at least half of each annual or interim retainer in shares of common stock or deferred stock units and the remainder in cash, except that each non-employee director may elect, prior to becoming entitled to the retainer, to receive the entire retainer in shares of common stock. For any portion of an annual or interim retainer denominated in cash but paid in shares of common stock, we calculate the number of shares of common stock to be issued by dividing the amount payable in shares of common stock by the fair market value per share. With respect to an annual retainer, the fair market value per share is the closing price of the common stock on the Annual Meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is determined based on the closing price of the common stock on the date of the director’s election to the Board of Directors or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. If any calculation would result in a fractional share of common stock being issued, then we round the number of shares to be issued up to the nearest whole share.

We issue shares of common stock in payment of the stock portion of a retainer to the non-employee director promptly after he or she becomes entitled to receive it. We pay the cash portion of an annual retainer in a single payment shortly after the end of the calendar quarter during which the director is elected. We pay the cash portion of an interim retainer shortly after the end of the calendar quarter in which the non-employee director is elected, except that if the non-employee director is elected between April 1 and the next annual meeting of stockholders, then we pay the cash portion of the interim retainer shortly after the non-employee director is elected.

28

Director Compensation

Deferred Compensation Plan

Our Deferred Compensation Plan for Directors permits a non-employee director to elect to defer all or part of the director’s annual retainer until the director retires from the Board of Directors. Each non-employee director has the opportunity to elect to defer the stock portion of the annual retainer. If a non-employee director makes that election, he or she may also elect to defer the cash portion, if any, of the annual retainer. We hold deferred shares of common stock as stock units in a stock account. Such stock units may not be transferred by a director. We do not issue these shares until we pay the director, normally after retirement from the Board, so the director cannot vote the stock units. We consider deferred shares, when issued, as issued under the 2014 Incentive Plan. In 2013, the Board amended our Deferred Compensation Plan for Directors to allow for directors to be credited with additional full or fractional stock units for cash dividends received with respect to their outstanding stock units. We credit deferred cash to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. During 2020 none of the non-employee directors who participated in the Deferred Compensation Plan for Directors received above market earnings on the cash or stock units credited to his or her account. A non-employee director may elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

A non-employee director may not sell, transfer or encumber shares of common stock issued under the 2014 Incentive Plan while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2014 Incentive Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of Sealed Air. During this period, the director, or the director’s account under the Deferred Compensation Plan for Directors, is entitled to receive or be credited with any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2014 Incentive Plan. Since we hold deferred shares of common stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of common stock. The restrictions on the disposition of shares issued pursuant to the 2014 Incentive Plan terminate upon the occurrence of specified events related to a change in control of Sealed Air.

Other Fees and Arrangements

During 2020 non-employee directors who attended director education programs received a fee of $2,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings. We pay these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above.

2021 Director Compensation

In late 2020, based on peer company data provided by FW Cook, the Nominating and Corporate Governance Committee recommended, and the Board approved, 2021 annual retainers in the amount of (a) $224,000 payable in shares of common stock and $160,000 payable in cash (or in shares of common stock at the election of the Chairman of the Board) for the independent Chairman of the Board, and (b) $140,000 payable in shares of common stock and $100,000 payable in cash (or in shares of common stock at the election of each director) for each other non-employee director. No changes were made in any of the other fees payable to directors for 2021 as described in “Board Retainers” above.

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Director Compensation

Director Stock Ownership Guidelines

In order to align the interests of directors and stockholders, we believe that our directors should have a significant financial stake in Sealed Air. To further that goal, we maintain stock ownership guidelines for non-employee directors. The current stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, specify that non-employee directors hold shares of common stock and stock units under our Deferred Compensation Plan for Directors equal in aggregate value to five times the amount of the annual retainer payable in cash, which equaled (a) for the Chairman of the Board, $760,000 for 2020 and $800,000 for 2021, and (b) for other directors, $475,000 for 2020 and $500,000 for 2021. Directors first elected after February 18, 2010 have five years following first election to achieve the guidelines. In the event of an increase in the amount of the annual retainer payable in cash, directors serving when the increase is approved by the Board of Directors have two years after such approval to achieve the increased guideline. As of March 22, 2021, all directors were in compliance with the guidelines for 2020, other than Mses. Colpron and Rowland and Messrs. Ahmad, Doss and Lawton, who are within the initial five-year period allowed under the policy.

30

Proposal 1. Election of Directors

The Board has designated as nominees for election as directors the nine persons named below. Jacqueline B. Kosecoff, who currently is a director, is not standing for re-election to the Board at the Annual Meeting. As a result, she will step down from the Board and the size of the Board will be reduced to nine directors, effective at the Annual Meeting.

Each of the director nominees currently serves as a director of Sealed Air. Zubaid Ahmad, who was appointed to the Board in July 2020, initially was identified by a third party search firm hired by the Nominating and Corporate Governance Committee, and was appointed to the Board following evaluation and nomination by the Nominating and Corporate Governance Committee. All other nominees were elected by stockholders at our 2020 Annual Meeting of Stockholders. Each nominee presented below was recommended by the Nominating and Corporate Governance Committee and nominated by the Board. Each director elected at the Annual Meeting will serve until our 2022 Annual Meeting of Stockholders or until a successor is duly elected and qualified. Each director nominee has consented to being named in the Proxy Statement and to serving as a director, if elected.

Shares that are voted as recommended by the Board will be voted in favor of the election as directors of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the shares represented by a duly completed proxy may be voted for a substitute nominee designated by the Board, unless the Board chooses to reduce its size.

Director Qualifications

The Board has adopted Qualifications for Nomination to the Board, a copy of which is posted on our website at https://ir.sealedair.com/corporate-governance/highlights. The Qualifications provide that, in selecting directors, the Board of Directors should seek to achieve a mix of directors that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our CEO based on that expertise and experience. Also, a majority of directors should be independent under applicable NYSE listing standards, Board and Committee guidelines, and applicable laws and regulations. Each director is also expected to:

•	be of the highest ethical character and share the values of Sealed Air as reflected in its Code of Conduct;

•	be highly accomplished in his or her field, with superior credentials and recognition;

•	have sound business judgment, be able to work effectively with others, have sufficient time to devote to our affairs, and be free from conflicts of interest; and

•	be independent of any particular constituency and able to represent all of our stockholders.

The Board has determined that, as a whole, it must have the right mix of characteristics, skills and diversity to provide effective oversight of Sealed Air. In connection with the Board’s annual self-assessment process, it reviews the diversity of skills and characteristics needed by the Board in its oversight of Sealed Air, as well as the effectiveness of the diverse mix of skills and experience. As part of the review process, the Board considers the skill areas represented on the Board, those skill areas represented by directors expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.

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Proposal 1. Election of Directors

Identifying and Evaluating Nominees for Directors

When the Board or its Nominating and Corporate Governance Committee has identified the need to add a new director with specific qualifications or to fill a vacancy on the Board, the chair of the Nominating and Corporate Governance Committee will initiate a search to identify candidates who meet the Company’s “Qualifications for Nomination to the Board.” Such search may include seeking input from other directors and senior management, reviewing any candidates that the Nominating and Corporate Governance Committee has previously identified, and, if necessary, hiring an external search firm. The Board is committed to a policy of inclusiveness, and, as such, the Nominating and Corporate Governance Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, considers in each search diversity of age, gender, international background, race, ethnicity and specialized experience, in addition to the other criteria set forth above under “—Director Qualifications” and such other factors as the Nominating and Corporate Governance Committee deems appropriate. Similarly, in conducting its annual self-assessment, as described above, the Board considers these same characteristics, criteria and other factors. Our director searches are conducted consistent with these priorities, and search firms with which we work are instructed accordingly.

The Nominating and Corporate Governance Committee will identify the initial list of candidates who satisfy the above criteria and otherwise qualify for membership on the Board. At least one member of the Nominating and Corporate Governance Committee (preferably the chair) and our Chairman of the Board and Chief Executive Officer will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those interviews, the Nominating and Corporate Governance Committee will make its recommendation on the candidate to the Board.

Our Bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee in accordance with our Policy and Procedure for Stockholder Nominations to the Board, as described above under “Corporate Governance—Nominating and Corporate Governance Committee.” The Bylaws require that timely notice of the nomination in proper written form, including all required information, be provided to the Corporate Secretary of Sealed Air. A copy of our Amended and Restated Bylaws is posted on our website at https://ir.sealedair.com/corporate-governance/highlights.

Information Concerning Nominees

The information appearing in the following table sets forth, as of April 6, 2021, for each nominee for election as a director:

•	The nominee’s business experience for at least the past five years;

•	The year in which the nominee first became a director of Sealed Air;

•	The nominee’s age;

•	Directorships held by each nominee presently and at any time during the past five years at any public company or registered investment company; and

•	The reasons the Board of Directors concluded that the nominee should serve as one of our directors in light of our business and structure.

There are no family relationships among any of our directors, nominees for director and officers.

32

Proposal 1. Election of Directors

Nominees for Election as Directors

Director Since 2020 Age 59 Committees Audit Nominating and Corporate Governance	Zubaid Ahmad

Mr. Ahmad is the Founder and Managing Partner of Caravanserai Partners LLC, a merchant banking firm focused on M&A and sovereign advisory, strategic capital raising, and private equity transactions, which he established in 2017. Previously, Mr. Ahmad served at Citigroup Inc., where he was Vice Chairman, Institutional Clients Group, since joining the firm in 2010, and held a number of senior leadership roles, including Co-Head of Global Asset Managers group from 2016 to 2017 and Chief Operating Officer of the Global Corporate and Investment Banking division. Before Citigroup, Mr. Ahmad held senior roles at Standard Chartered, J.P. Morgan and Credit Suisse, among other firms. He also serves as a Senior Advisor (US) for CPP Investments, a global investment organization that invests the assets of Canada Pension Plan, and a Senior Advisor for Muzinich & Co., a corporate credit manager.

Mr. Ahmad received a Bachelor of Science degree in business administration from Georgetown University and a Master of Business Administration degree from Harvard University.

Mr. Ahmad brings more than 35 years of global experience in corporate and investment banking having served corporate, asset management and government clients. His strong background in global financial and investment markets, as well as his understanding of finance and accounting, are of great value to the Board.

Director Since 2019 Age 50 Committees Audit Organization and Compensation	Françoise Colpron

Ms. Colpron is Group President, North America of Valeo SA, responsible for the activities of the group in the United States, Mexico and Canada since 2008. She joined Valeo in 1998 in the legal department and has had several roles, first as Legal Director for the Climate Control branch in Paris, and most recently as General Counsel for North and South America from 2005 to 2015. Before joining Valeo, Ms. Colpron began her career as a lawyer at Ogilvy Renault in Montreal, Canada (now part of the Norton Rose Group). Ms. Colpron’s global business experience includes prior work assignments in Europe, Asia and North America.

Ms. Colpron earned a Civil Law degree in 1992 from the University of Montreal, Canada. She was admitted to the Quebec bar in 1993 and to the Michigan bar in 2003. In 2015, Ms. Colpron was recognized by Automotive News as one of the “100 Leading Women in the North American Auto Industry” and, in 2016, by Crain’s Detroit Business as one of the “100 Most Influential Women in Michigan,” a list that includes leaders in business, academia, nonprofits and public policy. Ms. Colpron was inducted into the French Légion d’Honneur in 2015.

Sealed Air benefits from Ms. Colpron’s international background as well as her business and legal experience.

2021 Proxy Statement	33

Proposal 1. Election of Directors

Director Since 2017 Age 58	Edward L. Doheny II

Mr. Doheny is the President and Chief Executive Officer of Sealed Air. Mr. Doheny joined Sealed Air as Chief Operating Officer and CEO-Designate and a director in September 2017. He became President and CEO effective January 1, 2018. Mr. Doheny previously served at Joy Global Inc. since 2006, where he was President and Chief Executive Officer and a director from December 2013 through May 2017. Prior to joining Joy Global, Mr. Doheny had a 21-year career with Ingersoll-Rand Co., where he held a series of senior executive positions of increasing responsibility, including President of Industrial Technologies from 2003 to 2005 and President of the Air Solutions Group from 2000 to 2003.

Mr. Doheny currently serves as a director of Eastman Chemical Corporation, where he serves on the audit, the finance and the environmental, safety and sustainability committees. From 2012 to 2019, Mr. Doheny served as a director of John Bean Technologies Corporation, where he served on the compensation and the nominating and governance committees.

Mr. Doheny earned a Bachelor of Science degree in engineering from Cornell University and a Master of Science degree in Management from Purdue University’s Krannert School of Management.

Mr. Doheny brings more than 30 years of experience leading global manufacturers of highly mechanized equipment and systems, including a keen focus on solutions, service and operational excellence and a proven ability to drive profitable innovation-based growth strategies.

34

Proposal 1. Election of Directors

Director Since 2020 Age 54 Committees Organization and Compensation	Michael P. Doss

Mr. Doss has served as the President and Chief Executive Officer and a director of Graphic Packaging Holding Company since January 2016. Prior to that time, he held the position of President and Chief Operating Officer from May 2015 through December 2015 and Chief Operating Officer from January 2014 until May 2015. Prior to these positions, Mr. Doss held various positions with Graphic Packaging Holding Company, including Executive Vice President, Commercial Operations; Senior Vice President, Consumer Packaging Division; Senior Vice President, Consumer Products Packaging; Vice President of Operations, Universal Packaging Division; and Director of Web Systems for the Universal Packaging Division. Since joining Graphic Packaging International Corporation in 1990, Mr. Doss has held positions of increasing management responsibility, including Plant Manager at the Gordonsville, TN and Wausau, WI plants. Mr. Doss serves on the Board of Directors for the American Forest & Paper Association, the Sustainable Forest Initiative, the Paper Recycling Coalition, the Atlanta Area Council of the Boy Scouts of America and the Paper & Packaging Check-Off Board. He is also active in the Metro Atlanta Chamber of Commerce.

Mr. Doss received a Bachelor of Science degree in industrial marketing and a Master of Business Administration degree in finance from Western Michigan University. He also is a graduate of the Harvard University General Manager Program.

Mr. Doss’ financial and business management experience, including his service as a public company chief executive officer, and his knowledge of the packaging industry greatly benefit Sealed Air.

2021 Proxy Statement	35

Proposal 1. Election of Directors

Director Since 2017 Age 64 Committees Audit (Chair) Nominating and Corporate Governance	Henry R. Keizer

Mr. Keizer formerly served as Deputy Chairman and Chief Operating Officer of KPMG, the U.S.-based and largest individual member firm of KPMG International, or KPMGI, a role from which he retired in December 2012. KPMGI is a professional services organization that provides audit, tax and advisory services in 152 countries. Mr. Keizer previously held a number of key leadership positions throughout his 35 years at KPMG, including Global Head of Audit from 2006 to 2010 and U.S. Vice Chairman of Audit from 2005 to 2010.

Mr. Keizer currently serves as Chairman of the Board and as a director of Hertz Global Holdings, Inc., where he chairs the audit committee and serves on the financing committee and the nominating and governance committee. He is a trustee of BlackRock Funds, and serves as a director of Park Indemnity Ltd., a privately held Bermuda captive insurer affiliated with KPMGI. He previously served as a director and audit committee chair of WABCO Holdings Inc. until it was sold in May 2020, as a director of MUFG Americas Holdings, Inc. and MUFG Union Bank, a financial and bank holding company, and as a director of Montpelier Re Holdings, Ltd., a global property and casualty reinsurance company until it merged with Endurance Specialty Holdings Ltd. in July 2015. Mr. Keizer was also a director of the American Institute of Certified Public Accountants from 2008 to 2011.

Mr. Keizer holds a Bachelor’s degree in Accounting, summa cum laude, from Montclair State University, New Jersey.

Mr. Keizer has significant management, operating and leadership skills gained as Deputy Chairman and Chief Operating Officer of KPMG and as a director of multiple public and private companies. Mr. Keizer, a certified public accountant, has extensive knowledge and understanding of financial accounting, internal control over financial reporting and auditing standards from his many years of experience and key leadership positions he held with KPMG. Mr. Keizer also has over four decades of diverse industry perspective gained through advising companies engaged in manufacturing, banking, insurance, consumer products, retail, technology and energy, providing him with perspective on the issues facing major companies and the evolving global business environment.

Mr. Keizer’s extensive leadership experience at KPMG provides the Board with expertise in risk management and oversight over our domestic and international operations.

36

Proposal 1. Election of Directors

Director Since 2019 Age 46 Committees Organization and Compensation	Harry A. Lawton III

Mr. Lawton has served as President and CEO and as a director of Tractor Supply Company since January 2020. Mr. Lawton previously served as President of Macy’s, Inc., from September 2017 to December 2019. As President of Macy’s, Mr. Lawton was responsible for all aspects of the Macy’s brand, including merchandising, marketing, stores, operations, technology, and consumer insights and analytics. Previously, Mr. Lawton was senior vice president of eBay North America since April 2015. In that role, Mr. Lawton oversaw all aspects of eBay’s Americas business unit, including marketing, merchandising, operations, business selling, consumer selling, and advertising, as well as global responsibility for shipping, payments, risk, and trust. Prior to joining eBay, Lawton spent 10 years in various leadership roles at Home Depot, where he most recently was senior vice president for merchandising. Mr. Lawton was responsible for accelerating the growth of Home Depot’s Internet business and building it to nearly $2 billion. Prior to that, Mr. Lawton was an associate principal at McKinsey & Co., providing strategic advice to executive teams in consumer packaged goods and manufacturing industries.

Mr. Lawton previously served on the board of Buffalo Wild Wings, Inc. He currently serves on the corporate advisory board for The University of Virginia’s Darden School of Business and is a member of the CEO Roundtable for the American Heart Association. He holds a Master of Business Administration degree from the University of Virginia and dual Bachelor’s degrees in Chemical Engineering, and Pulp and Paper Technology from North Carolina State University.

Mr. Lawton’s education, business management experience and knowledge of the e-commerce and retail industries greatly benefit Sealed Air.

2021 Proxy Statement	37

Proposal 1. Election of Directors

Director Since 2015 Age 59 Committees Audit Nominating and Corporate Governance (Chair)	Neil Lustig

Mr. Lustig has served as President and CEO of GAN Integrity Inc. since March 2019. Mr. Lustig served as President and CEO of Sailthru, Inc. from March 2015 until its acquisition by The CM Group in January 2019. Mr. Lustig served at Vendavo Inc., where he was Senior Vice President Global Sales from August 2007 to September 2010 before becoming President and CEO in September 2010. After retiring as President and CEO in October 2014, Mr. Lustig served as an advisor to Vendavo from October 2014 to October 2015. Mr. Lustig worked at Ariba, Inc. from 2001 to 2007, serving in multiple managerial roles in Ariba’s U.S. and European businesses, and started his career in technology at IBM, where he held a variety of engineering, sales and management roles over a sixteen year period.

Mr. Lustig received a Bachelor of Science degree in computer science and applied mathematics from the State University of New York at Albany.

Mr. Lustig has more than 25 years of experience in software, hardware and cloud technology industries. His education, business management experience and knowledge of software, hardware and cloud technology industry are valuable to Sealed Air, including in connection with our innovation strategies.

Director Since 2020 Age 59 Committees Audit Nominating and Corporate Governance	Suzanne B. Rowland

Ms. Rowland is the former Group Vice President, Industrial Specialties, at Ashland Global Holdings, Inc., a position she held from June 2016 through March 2019 during the final phase of Ashland’s transformation from a holding company to a specialty chemicals company. Prior to joining Ashland, Ms. Rowland held senior executive positions at Tyco International including Vice President and General Manager, Fire Products and Vice President, Business Excellence, Flow Control. Previously, she worked at Rohm and Haas for over 20 years, where she served in senior executive roles including Vice President, Procurement and Vice President & Global Business Director, Adhesives.

Ms. Rowland currently serves on the board of L.B. Foster Company, where she is chair of the nomination and governance committee and is on the strategy committee, on the board of SPX FLOW, Inc., where she is on the audit, compensation, and nominating and governance committees, and was recently appointed to the board of James Hardie Industries, plc., where she serves on the audit committee.

Ms. Rowland received a Bachelor of Science degree in chemical engineering from the University of Pennsylvania and a Master of Science degree in business studies from the London Business School.

Ms. Rowland’s extensive operational and leadership experience in global industrial material markets provide valuable insight into strategic and operational issues for Sealed Air. Her comprehensive knowledge of lean principles, strategic sourcing, and mergers and acquisitions are also beneficial assets to the Board.

38

Proposal 1. Election of Directors

Director Since 2012 Chairman of the Board of Directors Age 70 Committees Ex Officio, Non-Voting Member of Audit, Nominating and Corporate Governance, and Organization and Compensation Committees	Jerry R. Whitaker

Mr. Whitaker worked at Eaton Corporation, a global manufacturer of highly engineered products, as President of Electrical Sector Americas, until his retirement in June 2011, as President of Power Components & Systems Group from 2004 through 2009, and in various other management positions from 1994 to 2004. Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corp.

Mr. Whitaker currently serves as a director of Matthews International Corporation, where he is the chair of the nominating and corporate governance committee and a member of the executive committee and the audit committee. Mr. Whitaker also serves on the advisory board for The Syracuse University School of Engineering.

Mr. Whitaker received a Bachelor of Science degree from Syracuse University and a Master of Business Administration degree from George Washington University.

Mr. Whitaker’s extensive experience and knowledge as an executive in global manufacturing industries are valuable resources to Sealed Air.

The Board of Directors recommends a vote “FOR” each of the nine nominees for election as directors.

2021 Proxy Statement	39

Beneficial Ownership Table

The following table sets forth, as of the record date of March 22, 2021 (or as otherwise indicated), the number of outstanding shares and the percentage of common stock beneficially owned:

•	by each person known to us to be the beneficial owner of more than five percent of the then-outstanding shares of common stock;

•

directly or indirectly by each current director, nominee for election as a director, and named executive officer who is included in “Executive Compensation—Executive Compensation Tables—2020 Summary Compensation Table”; and

•	directly or indirectly by all of our current directors and executive officers as a group.

The number of shares of common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days after the record date of March 22, 2021, or May 18, 2021, through the conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	17,279,297	[1]	11.28%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	16,503,647	[2]	10.77%
Janus Henderson Group plc 201 Bishopsgate, London EC2M 3AE, United Kingdom	10,628,522	[3]	6.94%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,181,553	[4]	6.64%
Zubaid Ahmad	0	[5]	*
Emile Z. Chammas	179,045	[6,8]	*
Françoise Colpron	7,137		*
Karl R. Deily	157,037	[6,8]	*
Edward L. Doheny II	161,332	[6,7,8]	*
Michael P. Doss	0	[5]	*
Henry R. Keizer	14,156		*
Jacqueline B. Kosecoff	45,104	[5,9]	*
Harry A. Lawton III	9,362		*
Neil Lustig	21,523		*
Suzanne B. Rowland	0	[5]	*
James R. Sullivan	19,557	[6,8]	*
Jerry R. Whitaker	10,021	[5,9]	*
Angel S. Willis	8,834	[6,8]	*
All current directors and executive officers as a group (16 persons)	520,534	[10]	*

40

Beneficial Ownership Table

*	Less than 1%.

[1]

The ownership information set forth in the table is based on information contained in a Schedule 13G/A, filed with the SEC on February 10, 2021 by The Vanguard Group, Inc., with respect to ownership of shares of common stock, which indicated that The Vanguard Group, Inc. had shared voting power with respect to 237,819 shares, sole dispositive power with respect to 16,700,585 shares and shared dispositive power with respect to 578,712 shares.

[2]

The ownership information set forth in the table is based on information contained in a Schedule 13G/A, filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc., with respect to ownership of shares of common stock, which indicated that T. Rowe Price Associates, Inc. had sole voting power with respect to 6,595,420 shares and sole dispositive power with respect to 16,503,647 shares.

[3]

The ownership information set forth in the table is based on information contained in a Schedule 13G/A, filed with the SEC on February 11, 2021 by Janus Henderson Group PLC, with respect to ownership of shares of common stock, which indicated that Janus Henderson Group PLC had shared voting power with respect to 10,628,522 shares and shared dispositive power with respect to 10,628,522 shares.

[4]

The ownership information set forth in the table is based on information contained in a Schedule 13G/A, filed with the SEC on February 1, 2021 by BlackRock, Inc., with respect to ownership of shares of common stock, which indicated that BlackRock, Inc. had sole voting power with respect to 8,885,339 shares and sole dispositive power with respect to 10,181,553 shares.

[5]

The number of shares of common stock listed in the table does not include 58,239 stock units held in the stock accounts of the non-employee directors under our Deferred Compensation Plan for Directors. Each stock unit represents one share of common stock. Holders of stock units cannot vote the shares represented by the units or transfer such units; see “Director Compensation—Deferred Compensation Plan” above. The stock units so held by non-employee directors are as follows:

Zubaid Ahmad	2,893
Michael P. Doss	7,454
Jacqueline B. Kosecoff	8,887
Suzanne B. Rowland	4,235
Jerry R. Whitaker	34,770
Total	58,239

[6]

This figure does not include restricted stock units awarded under the 2014 Omnibus Incentive Plan. The number of such restricted stock units held by the named executive officers and by the current directors and executive officers as a group are as follows:

Emile Z. Chammas	17,747
Karl R. Deily	9,740
Edward L. Doheny II	130,883
James M. Sullivan	6,662
Angel S. Willis	13,000
Current directors and executive officers as a group	221,686

[7]

This figure does not include restricted stock units in the form of stock leverage opportunity awards. Under our Annual Incentive Plan, our executive officers have the opportunity to designate a portion of their annual bonus to be received as SLO awards. The numbers of such restricted stock units held by the named executive officers and by the current directors and executive officers as a group are as follows:

Edward L. Doheny II	137,874
Current directors and executive officers as a group	137,874

[8]

This figure includes shares of common stock held under our 401(k) and Profit-Sharing Plan with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. The approximate numbers of share equivalents held by the named executive officers and by the current directors and executive officers as a group under the plan are as follows:

Emile Z. Chammas	4,848
Karl R. Deily	7,653
Edward L. Doheny II	1,585
James M. Sullivan	942
Angel S. Willis	942
Current directors and executive officers as a group	14,923

[9]

The number of shares of common stock listed for Dr. Kosecoff includes 45,104 shares that she holds indirectly through a certain estate planning vehicle and for which she shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Whitaker includes 3,000 shares for which he shares voting and investment power with a family member.

[10]

This figure includes, without duplication, the outstanding shares of common stock referred to in Notes 8 and 9 above held by our current directors and executive officers, and does not include stock units referred to in Notes 5, 6 and 7 above held by our current directors and executive officers.

The address of all individuals listed above is c/o Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208.

2021 Proxy Statement	41

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis, or CD&A, describes the key features of our executive compensation program and the Compensation Committee’s approach in deciding 2020 compensation for our named executive officers:

Name	Title (As of December 31, 2020)
Edward L. Doheny II	President and Chief Executive Officer
James M. Sullivan	Senior Vice President, Chief Financial Officer
Emile Z. Chammas	Senior Vice President, Chief Manufacturing and Supply Chain Officer & Chief Transformation Officer
Karl R. Deily	Senior Vice President, Chief Commercial Officer
Angel S. Willis	Vice President, General Counsel and Secretary

We Have Divided this CD&A into Five Parts:

2020 Overview	page 43

Executive Compensation Program Design and Objectives	page 45

2020 Compensation Decisions and Results	page 48

Governance of Our Executive Compensation Program	page 57

Other Features and Policies	page 59

42

Executive Compensation

2020 Overview

Key Business Accomplishments in 2020

Throughout 2020, we focused on executing our strategies and delivering on our purpose. Despite the many challenges presented by COVID-19, the resiliency and commitment of our people coupled with our broad portfolio and global scale enabled us to exceed our 2020 commitment on sales, earnings, EPS and cash flow while delivering strong operational and cultural results.

Net Sales	Adj EBITDA	Adj EPS	Free Cash Flow
$4.9B	$1.05B	$3.19	$556M

+2%	+9% 21.4% margin	+13%	+73%

COVID-19 Challenges

COVID-19 presented new challenges for Sealed Air and our operations around the world. Our zero harm focus for the health and safety of our people and serving our customers have continued to be our top priorities. Our local, regional and corporate crisis management teams remain active and business continuity plans remain in effect with minimal disruptions throughout the pandemic.

SEE Automation Strategy

We launched our SEE Automation strategy with the goal to provide differentiated, world-class integrated solutions including automated equipment, services and sustainable materials. We seek opportunities to help customers eliminate waste, simplify processes, remove people from harm’s way and drive ‘touchless’ operations.

SEE Operating Model

We continued to execute our Reinvent SEE business transformation, focused on the 4P’S: Performance, People, Products, Process and Sustainability. Operational disciplines are becoming embedded in the organization and demonstrating sustained results. During the year, Reinvent SEE delivered incremental Adjusted EBITDA benefits of $118 million. Reinvent SEE is transitioning to our continuous improvement SEE Operating Model which is rooted in economic value add with the goal to drive profitable, above market organic growth, and attractive returns on invested capital.

Sustainability Fueling Our Growth Strategy

We focused on reducing greenhouse gas, energy and water intensity in our operations and at our customers’ operations. We continued to design our packaging solutions to be recyclable, reusable and consist of renewable and/or recycled content. We are progressing towards our 2025 Sustainability and Plastics Pledge aimed to increase plastics circularity in the packaging industry through investing in innovation, reducing plastic waste and collaborating for change.

SEE High Performance Culture

We are a global company with an employee population representing a broad diversity of cultures, languages, ethnicities, and races. In 2020 we launched the SEE Culture Model for the design and execution of our company-wide people and social impact strategy. Our Culture Council, co-chaired by the CEO and the Chief Human Resources Officer, is responsible for overseeing the implementation of the SEE Culture Model. As part of our SEE Culture Model initiative, we formed the Diversity, Equity and Inclusion Council in late 2020, which is chaired by the Vice President, General Counsel and Secretary, to promote a diverse, trusting and inclusive culture for all employees.

2021 Proxy Statement	43

Executive Compensation

Refer to pages 32 through 44 and page 54 of our Annual Report on Form 10-K filed on February 25, 2021 for additional information about our key accomplishments in 2020 and for important information about the use of non-U.S. GAAP financial measures, including applicable reconciliations to U.S. GAAP financial measures.

Key 2020 Compensation Decisions and Results

Decisions by the Compensation Committee for 2020 demonstrate the direct link between the compensation opportunities for our named executive officers and performance for our stockholders:

•

The Compensation Committee established performance goals for 2020 annual incentive awards under the Annual Incentive Plan, focused on a balanced mix of Adjusted EBITDA, profitable growth ratio (operating leverage) and free cash flow goals. The Compensation Committee also considered certain strategic and operational goals established for the executive leadership team, including progress in 2020 towards achieving our 2025 Sustainability and Plastics Pledge.

•

The Compensation Committee structured compensation opportunities for our named executive officers for 2020 consistent with the design of our compensation program for 2019, with an emphasis on performance-based annual and long-term incentive compensation opportunities. For the named executive officers, 70% of the long-term incentive compensation opportunity was in the form of an award of performance share units, or PSUs, and 30% was in the form of time-vesting restricted stock units, or RSUs.

•

The Compensation Committee established performance goals for the PSUs awarded in early 2020 based on our performance over a three-year performance period, 2020-2022. Performance for the PSUs is measured by a combination of our return on invested capital, or ROIC, the compound annual growth rate, or CAGR, for Adjusted EBITDA, and our relative total stockholder return, or TSR, compared against a group of peer companies. In the prior year, the PSUs included a goal related to Adjusted EBITDA margin for the final year in the performance period, which was replaced by the Adjusted EBITDA CAGR goal in 2020. The Compensation Committee introduced Adjusted EBITDA CAGR to focus the Company on long-term profitable business growth over the performance period. Additionally, this goal better reflects the way we evaluate and pursue growth opportunities consistent with the SEE Operating Model to drive above market growth.

Details regarding the performance measures and targets used for the 2020 annual incentive awards and 2020-2022 PSUs can be found below under “2020 Compensation Decisions and Results.”

The following summarizes the 2020 compensation results for the named executive officers based on annual and three-year performance results through 2020:

Summary of 2020 Incentive Award Results
Award Type	Performance Measures	Performance Results	Compensation Outcomes
2020 Annual Incentive Awards	Adjusted EBITDA Profitable growth ratio Free cash flow	At or above-target on all three financial goals	Awards earned at 152.3% of target
2018-2020 PSUs	2018-2020 Relative TSR 2020 Adjusted EBITDA Margin Net Trade Sales CAGR	Relative TSR below target 2020 Adjusted EBITDA Margin above target Net Trade Sales CAGR below threshold	Awards earned at 54.6% of target

Details about these 2020 compensation results can be found below under “2020 Compensation Decisions and Results.”

44

Executive Compensation

2020 Say-on-Pay Vote

In the “say-on-pay” vote at the Annual Meeting held on May 21, 2020, the compensation of our named executive officers was approved by approximately 93% of the stockholders that voted. This result reflected improvement from our 2019 vote and is more consistent with the strong support for our program that we have received in prior years:

Say-on-Pay Vote Results (% Approving)
2016	2017	2018	2019	2020
97%	96%	74%	85%	93%

The Compensation Committee reviewed the say-on-pay vote result and did not make any changes to the named executive officer compensation program based on that result. The Company continues to engage with current and prospective stockholders regularly. In 2020 our engagement efforts reached stockholders representing more than 60% of our outstanding shares, and we discussed subjects such as long-term strategy, financial information, acquisitions and divestitures, major trends and issues affecting the Company’s businesses, industry dynamics, executive compensation, sustainability, and environmental, social and governance matters.

Executive Compensation Program Design and Objectives

Our executive compensation program is designed to motivate, retain and attract the right leaders for the Company, to create a performance based culture and environment while executing the business strategy of the Company, and to align with the Company’s business purpose and commitment to long-term sustainable growth and stockholder value creation.

The Compensation Committee believes that our executive compensation program follows best practices with a focus on providing:

•	A majority of compensation in performance-based, at-risk compensation

•	Pay for performance based on goals for both annual and long-term incentive awards

•	A balanced mix of incentive awards tied to annual and long-term performance

Compensation Mix – Pay for Performance Alignment

The at-risk and performance-based components of our 2020 executive compensation program are (i) the annual cash incentive opportunity, and (ii) the PSUs awards, which together are more than 50% of the compensation opportunity for the named executive officers.

2021 Proxy Statement	45

Executive Compensation

The following charts show the mix of base salary, target annual incentives and target long-term incentives (PSUs and RSUs) for the named executive officers for 2020:

2020 Executive Total Target Direct Compensation Mix

* “Performance-Based” means AIP + PSU

Compensation Components

The following table summarizes the key components of our executive compensation program for our named executive officers. A more detailed description is provided in the following sections of this CD&A.

Compensation Element	Description	Objectives
Base Salary	Fixed cash compensation based on role and duties	Appropriate level of market based fixed pay Assist with recruitment and retention

Annual Incentive	Annual cash award based on company financial performance with 0%-200% payout[1] Company, business unit and individual goals may also be considered	Reward executives for driving superior operating and financial results over a one-year timeframe Create a direct correlation between business success and financial reward

Long-Term Incentives[2]	70% PSUs earned based on performance, typically over three-year period with 0%-200% payout 30% Time-vesting RSUs vesting annually over three years	Reward achievement of longer-term goals and value creation Create direct correlation between longer-term business success and financial reward Encourage retention and ownership

Retirement Plans	401(k) and Profit-Sharing Plan Non-qualified deferred compensation plan	Provide retirement income and wealth creation for participants Assist with recruitment and retention
Severance Benefits	Executive Severance Plan, with reasonable severance benefits[3]	Assist with recruitment and retention
Other Benefits	Health care and life insurance programs Limited perquisites	Competitive with peer companies Assist with recruitment and retention Additional travel-related perks included for 2020 only to address unique pandemic-related circumstances

[1]	Some executives may elect payout in RSUs.

[2]	New hire and retention awards may also be granted, as needed.

[3]	Subject to negotiated severance provisions for Mr. Doheny and Mr. Sullivan per offer letter agreements.

46

Executive Compensation

Under our executive compensation program, the Compensation Committee establishes each principal element of compensation for our named executive officers—i.e., base salary, annual incentive targets and long-term incentive compensation targets—taking into account the median range based on data from peer companies (discussed below). The level of the total compensation opportunity for each named executive officer may vary above or below the median range depending on the individual’s role, experience, and other factors. This design addresses one of our key goals: to ensure we provide competitive compensation opportunities so that we can attract and retain executives with the necessary skills to successfully manage a business of our size, scope and complexity. The Compensation Committee has not set any fixed relationship between the compensation of the CEO and that of any other named executive officer.

Named executive officers earn annual incentive and long-term incentive awards based on achievement of performance goals, which we establish to support our annual and longer-term financial and strategic goals. Because annual and long-term incentives make up a significant portion of each named executive officer’s total compensation, these incentive award opportunities address another of our key goals: to provide a performance-oriented environment where above-target compensation can be realized when performance goals are exceeded, and below-target compensation will be paid when performance goals are not achieved.

Key Compensation Policies and Practices

What We Do

✓ Majority of Compensation is Performance-Based	65% of total target direct compensation for CEO, and 56% of total target direct compensation for other named executive officers, is performance-based

✓ Performance Goals for Both Annual and Long-Term Awards	Use multiple, balanced measures, including use of both absolute and relative measures for long-term awards

✓ Stock Ownership Policy	Multiple of base salary must be held in common stock — 6x for CEO and 3x for other named executive officers; 50%-100% of after-tax shares must be held until ownership goal is met

✓ Compensation Recoupment (Clawback) Policy

Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated due to error or misconduct, regardless of whether named executive officer was responsible for the error or misconduct

✓ Receive Advice from Independent Compensation Consultant	Compensation consultant (FW Cook) provides no other services to Sealed Air

✓ Double-Trigger Vesting of Equity Compensation Upon a Change in Control	Under our equity compensation plans, vesting following a change in control requires involuntary termination of employment

What We Don’t Do

× No Supplemental Executive Retirement Plans for Named Executive Officers	Consistent with focus on performance-oriented environment; reasonable and competitive retirement programs offered

× No Change in Control Excise Tax Gross-Ups	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests

× No Excessive Perquisites or Severance Benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests

× No Hedging or Pledging of Company Stock	Applies to all executive officers and directors

2021 Proxy Statement	47

Executive Compensation

2020 Compensation Decisions and Results

Compensation decisions by the Compensation Committee for 2020 continued to demonstrate the direct link between the compensation opportunities for our named executive officers and company performance aligned to increase stockholder value.

The following summarizes the 2020 incentive metrics. A more detailed description of each is provided in the following sections of this CD&A.

Annual Incentive Compensation			Long Term Incentive Compensation
Metric			PSU 70% Metric			RSU 30%
Adjusted EBITDA	Profitable Growth Ratio	Free Cash Flow	Adjusted EBITDA CAGR	ROIC	Relative TSR

Target			Target
$1,020M	24%	$368M	6.0%	14.8%	50th Percentile

Base Salary

Base salary, as a fixed component of compensation, is an important part of a competitive compensation package. The Compensation Committee establishes salary levels for named executive officers primarily based on consideration of the median range for the peer companies for similar roles and responsibilities. The Compensation Committee also considers broad-based surveys of compensation trends and practices at other industrial companies in the United States, as well as performance and overall role and responsibilities.

In 2020, the Compensation Committee set the base salaries of each of the named executive officers as follows:

Name	2019 Salary	2020 Salary	% Increase

Edward L. Doheny II	$1,178,750	$1,214,113	3%

James Sullivan	$650,000	$682,500	5%

Emile Z. Chammas	$646,760	$679,098	5%

Karl R. Deily	$685,888	$706,465	3%

Angel S. Willis[1]	—	$448,050	—

[1]	Ms. Willis is a named executive officer for the first time in 2020.

Annual Incentive Compensation

•	Based on a balanced mix of objective financial measures and consideration of other strategic and operational goals

•	2020 corporate financial achievement for all three goals was at or above target, resulting in above-target payouts

48

Executive Compensation

A significant portion of each named executive officer’s total annual compensation opportunity is made in the form of a target annual incentive opportunity under the Annual Incentive Plan. The Annual Incentive Plan is intended to drive high performance results based on the achievement of our strategic goals, with emphasis on performance and alignment of the interests of our named executive officers with our stockholders. The program provides the opportunity to earn a significantly higher annual incentive award (up to 200%) if target performance is exceeded, as well as the risk of a significantly lower annual incentive award, or even no annual incentive award, if target performance is not achieved.

Annual Incentive Compensation Awards Process

For any named executive officer who is eligible to and elects to have all or a portion of the annual incentive award delivered as a “stock leverage opportunity,” or SLO, there is a fifth step related to applying the SLO award rules. Each of these steps is discussed further below.

Setting Target Award Levels

The Compensation Committee determines the target level of annual incentive award for each named executive officer as a percentage of the named executive officer’s base salary. The target percentages established for 2020 were based on each named executive officer’s role with consideration of the median ranges established through peer group and general industry survey data on compensation trends and practices. The following table shows the calculation of the target annual incentive award for each named executive officer:

Name	2020 Salary	Target%		Target Annual Award

Edward L Doheny II	$1,214,113	120%	=	$1,456,936

James Sullivan	$682,500	80%	=	$546,000

Emile Z. Chammas	$679,098	80%	=	$543,278

Karl R. Deily	$706,465	75%	=	$529,849

Angel S. Willis	$448,050	60%	=	$268,830

2021 Proxy Statement	49

Executive Compensation

Setting Performance Goals

Awards under the Annual Incentive Plan are based primarily on achievement against pre-established financial performance goals, resulting in a “Financial Achievement Factor,” but may also be adjusted by the Compensation Committee for performance against other operational and strategic goals. For 2020, the Compensation Committee established three financial performance goals to determine the Financial Achievement Factor:

Metric: 2020 Adjusted EBITDA[1] – weighted 50%
Achievement	Consolidated Adjusted EBITDA Goal Achieved	Payout %
Below Threshold (less than 93% of Target)	Less than $949M	0%
Threshold (93% of Target)	$949M	50%
Target	$1,020M	100%
Max (107% or more of Target)	$1,091M and above	200%

Metric: 2020 Profitable Growth Ratio[2] – weighted 25%*
Achievement	Profit to Growth Ratio Goal Achieved	Payout %
Below threshold	Less than 15.0%	0%
Threshold	15.0%	50%
Target	24.0%	100%
Max	40.0% and above	200%

Metric: 2020 Free Cash Flow[3] – weighted 25%**
Achievement	Free Cash Flow	Payout %
Below Threshold (less than 80% of Target)	Less than $294M	0%
Threshold (80% of Target)	$294M	50%
Target	$368M	100%
Max (120% or more of Target)	$442M and above	200%

*

There is no funding for the 2020 profitable growth ratio metric if 2020 Adjusted EBITDA is less than 2019 Adjusted EBITDA (measured at 2020 annual operating plan foreign exchange rates) of $965 million. In addition, payout will be capped at 100% if year over year net trade sales growth in 2020 is less than 3% (measured at 2020 annual operating plan foreign exchange rates).

**	The 2020 free cash flow metric will be capped at 100% of target if the Company achieves a days-on-hand inventory (calculated on 13-month basis) that is less than what was achieved in 2019.

[1]

Adjusted EBITDA is defined as 2020 adjusted net earnings plus interest expense, taxes and depreciation and amortization. Consolidated Adjusted EBITDA is a non-U.S. GAAP financial measure and excludes the impact of specific items approved by the Compensation Committee as noted below.

[2]

Profitable growth ratio measures the ratio between year over year change in Adjusted EBITDA and the year over year change in net trade sales. Net trade sales is defined as consolidated revenues from external third parties and excluding intercompany sales.

[3]

Free cash flow is calculated as net cash provided by operating activities less capital expenditures, calculated on a 13-month average to mitigate the impact of year-end fluctuations in working capital balances.

The Compensation Committee believes that achieving these goals will improve the quality of our earnings, profitability and cash flow, all of which are aligned with the long-term interest of our stockholders. The Adjusted EBITDA goal required higher targeted achievement than 2019 performance. The goals for profitable growth ratio and free cash flow represented challenging but attainable levels of performance determined based on consideration of our annual operating plan and external guidance.

In order to ensure that achievement of these measures represents the performance of the core business, Adjusted EBITDA and profitable growth ratio were calculated at 2020 budgeted foreign exchange rates and adjusted for specific items approved by the Compensation Committee, consistent with our calculation of Adjusted EBITDA

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Executive Compensation

disclosed in the Company’s Form 10-K, including restructuring charges, restructuring associated charges, the effect of certain charges related to acquisition and divestiture activity, and the effect of certain other items considered to be Special Items and disclosed in the Company’s Form 10-K. Free cash flow for the purposes of determining payout on the Annual Incentive Plan is based on a 13-month average. These adjustments resulted in 2020 Adjusted EBITDA and free cash flow used for compensation purposes that were higher than 2020 Adjusted EBITDA and free cash flow as disclosed in the Company’s Form 10-K.

2020 Performance Results

In early 2021, the Compensation Committee reviewed the financial performance of our company to determine the 2020 Financial Achievement Factor. The following chart summarizes the results of this analysis:

Metric	Weighting	Threshold	Target	Maximum	Actual	Payout%

Adjusted EBITDA	50%	$949M	$1,020M	$1,091M	$1.059M	154.6%

Profitable Growth Ratio	25%	15.0%	24.0%	40.0%	57.0%	200.0%

Free Cash Flow	25%	$294M	$368M	$442M	$581M	100.0%[1]

Financial Achievement Factor						152.3%

[1]	The free cash flow payout percentage was capped at 100% because there was no improvement in days on hand inventory on a 13-month average compared to 2019.

2020 AIP Payouts

The following table summarizes the annual incentive awards determined for each of the named executive officers for 2020:

Name	Target Annual Award	x	Financial Achievement Factor	=	Annual Incentive Award

Edward L. Doheny II	$1,456,935	x	152.3%	=	$2,218,912

James Sullivan	$546,000	x	150.0%[1]	=	$819,000

Emile Z. Chammas	$543,278	x	152.3%	=	$827,413

Karl R. Deily	$529,849	x	152.3%	=	$806,960

Angel S. Willis	$268,830	x	152.3%	=	$409,428

[1]	Payout for Mr. Sullivan is capped at 150% of target per his offer letter agreement.

The Compensation Committee also considered the collective performance of the named executive officers towards certain strategic and operational goals, including progress towards our 2025 Sustainability and Plastics Pledge. The Compensation Committee decided that achievement towards these goals in 2020 warranted payouts under the Annual Incentive Plan based on the full Financial Achievement Factor without further adjustment.

SLO Awards

Under the Annual Incentive Plan, some of our named executive officers also have the opportunity each year to designate a portion of their annual incentive award to be received as an equity award under our equity compensation plan, called stock leverage opportunity, or SLO, awards. The portion to be denominated in SLO awards, in increments of 25% of the annual incentive award, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the average closing price of Sealed Air stock for the first 15 trading days of the performance year ($38.50 for 2020). Therefore, the value of the SLO award incorporates changes in stock price during the performance year after the dates used to determine the number of RSUs granted. Once the amount of the earned annual incentive award has been determined for each named executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock or RSUs under our equity compensation plan with a

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two-year restriction period. The Compensation Committee believes that SLO awards provide an additional means to align the interests of our named executive officers with those of our stockholders using performance-based compensation.

SLO awards also provide a means for named executive officers to more quickly meet their stock ownership requirements under our stock ownership guidelines discussed later in this CD&A. In 2017, the Compensation Committee began limiting eligibility for SLO awards to an individual’s first five years in an executive officer position, which, the Compensation Committee believes, provides an appropriate period to achieve stock ownership requirements. Beginning in 2020, no new executive officers will be offered this election. Mr. Doheny was the only named executive officer eligible to make an SLO election for 2020 based on these requirements.

For 2020, the Compensation Committee established a 25% premium for any portion of the annual incentive award elected as an SLO award. Mr. Doheny made the following SLO election for 2020:

Name	Cash Award %	SLO Award %

Edward L. Doheny II	0.0%	100.0%

The allocation of the final 2020 annual incentive award between cash and the SLO award for Mr. Doheny was as follows:

Name	Cash Award ($)	SLO Award (# of Shares)

Edward L. Doheny II	—	72,043

The SLO award is shown in “—Executive Compensation Tables—2020 Summary Compensation Table” under the “Stock Award” column based on the grant date fair value assuming target performance.

Long-Term Incentive Compensation

•	70% of 2020 award in the form of PSUs earned based on 2020-2022 performance goals (Adjusted EBITDA CAGR, ROIC, and Relative TSR)

•	30% of 2020 award in the form of time-vesting RSUs vesting ratably over three years

•

2018-2020 PSUs earned below target based on above-target performance for the Adjusted EBITDA Margin goal, below-threshold performance for the Net Trade Sales CAGR goal, and below-target performance for the Relative TSR goal

Our long-term incentive award program is intended to further link compensation to the achievements of the Company’s long-term financial objectives. Long-term incentive award opportunities for our named executive officers for 2020 were provided 70% in PSUs and 30% in time-vesting RSUs. The Compensation Committee believes this mix provides a proper balance between the goals of encouraging long-term performance and retention, while still keeping the emphasis on three-year measurable performance results.

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During the first quarter of 2020, the Compensation Committee established target award levels generally based on a percentage of base salary, with the percentage of salary set taking into account the median range for long-term incentive compensation for executives with similar positions and responsibilities. The Compensation Committee and the Board approved Mr. Doheny’s 2020 target award based on a specified dollar amount rather than a percentage of salary based on the amount included in his original offer letter agreement with the Company dated September 5, 2017 (the “2017 Offer Letter”) and competitive market data. The following table shows the total target value of the long-term incentive awards for 2020 established by the Compensation Committee for the named executive officers:

Name	Target % of Salary	LTI Target Value

Edward L. Doheny II	—	$6,330,000

James M. Sullivan	175%	$1,194,375

Emile Z. Chammas	175%	$1,188,422

Karl R. Deily	175%	$1,236,314

Angel S. Willis	125%	$560,063

2020-2022 PSU Awards

PSU awards provide for three-year performance periods with a targeted number of shares to be earned if performance during the period meets goals set during the first 90 days of the period. During the first quarter of 2020, the Compensation Committee established PSU award target levels for the performance period starting January 1, 2020 for the named executive officers. We refer to these as the 2020-2022 PSUs.

If performance is below defined threshold levels, no units will be earned. If performance exceeds defined maximum levels, a maximum number of units (above the target number) will be earned and settled by issuance of shares (one share per unit earned). In this manner, PSUs are intended to align named executive officer compensation closely to our performance while giving the named executive officers the opportunity for exceptional value if performance targets are exceeded. The vesting conditions for the PSUs also encourage the retention of our named executive officers.

70% of the long-term incentive award dollar amount was assigned to the PSUs and allocated to each of the weighted performance metrics for the award, as follows:

Performance Measure	Weighting

2020-2022 Relative TSR	34%

2020-2022 Adjusted EBITDA CAGR	33%

2020-2022 ROIC	33%

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The target number of PSUs for the Relative TSR portion was determined by dividing the allocated portion of the target dollar amount by the accounting value per share for that portion of the award (based on the Monte Carlo simulation value as of the grant date).The target number of PSUs for the Adjusted EBITDA CAGR and ROIC portions were determined by dividing the allocated portion of the target dollar amount by the closing price of our common stock on the grant date. In each case, the target number of PSUs was rounded up to the next whole unit.

		Target Award (# of PSUs)
Name	Total PSU Target Value	Relative TSR	ADJ. EBITDA CAGR	ROIC

Edward L. Doheny II	$4,431,000	44,206	42,507	42,507

James M. Sullivan	$836,063	7,314	7,694	7,694

Emile Z. Chammas	$831,895	7,277	7,656	7,656

Karl R. Deily	$865,420	7,570	7,964	7,964

Angel S. Willis	$392,044	3,430	3,608	3,608

Collectively, these metrics are intended to drive accountability for Sealed Air’s Operating Model, rooted in economic value add with the goal to drive profitable, above-market organic growth and attractive returns on invested capital. The Compensation Committee selected Relative TSR as a metric to balance achievement of internal goals with performance against our peers in an easily measurable metric that directly demonstrates value creation for our stockholders. In prior years, we used goals related to Adjusted EBITDA margin for the final year in the performance period rather than Adjusted EBITDA CAGR. For 2020, the Compensation Committee introduced Adjusted EBITDA CAGR to focus the Company on long-term profitable business growth over the three-year period. Additionally, this goal better reflects the way we evaluate and pursue growth opportunities. The Compensation Committee chose ROIC as a metric for the PSUs to measure the growth and transformation in the business and ensure accountability of investments in the Company. The results of each metric will determine the number of shares earned for that metric. The total award will be the addition of the total number of shares earned for each of the three performance metrics.

Relative TSR Performance Goal

TSR represents the percent change in the share price from the beginning of the performance period to the end of the performance period and assumes immediate reinvestment of dividends when declared at the closing share price on the date declared. The beginning share price will be calculated as an average of 31 data points: the closing share price on January 2, 2020 and the closing share price +/-15 trading days from January 2, 2020. The ending share price will be calculated as an average of 31 data points: the closing share price on December 30, 2022 and the closing share price +/-15 trading days from December 30, 2022.

The performance on this metric will be assessed based on Sealed Air’s percentile rank within the approved peer group of companies, which is the same peer group described below used for other named executive officer compensation purposes for 2020. The lowest ranked company will be the 0% rank, the middle ranked company will be the 50th percentile rank and the top ranked company will be the 100th percentile rank. If a company is acquired or otherwise is no longer publicly traded and its share price is no longer available, it will be excluded from the peer group.

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The three-year Relative TSR percentile rank at threshold, target and maximum for the performance period follows:

2020-2022 PSUs Relative TSR Performance Goal
Achievement	TSR Percentile Rank	% of Target Earned
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	25%
Target	50th percentile	100%
Maximum	75th percentile and above	200%

The number of shares earned for an achievement of this metric between any two levels would be calculated on a pro-rata basis, and no shares will be earned for three-year Relative TSR percentile rank below the 25th percentile.

Adjusted EBITDA CAGR Goal

The Adjusted EBITDA CAGR metric measures the cumulative average growth rate (using the base year of 2019) of Adjusted EBITDA achieved at the end of the performance period. For this purpose, Adjusted EBITDA is our earnings before interest, taxes, depreciation and amortization for calendar year 2022, derived from our U.S. GAAP net earnings, subject to certain specified adjustments.

Adjusted EBITDA CAGR performance levels at threshold, target and maximum are as follows:

2020-2022 PSUs Adjusted EBITDA CAGR Goal
Achievement	Adjusted EBITDA CAGR	% of Target Earned
Below Threshold	Less than 3.5%	0%
Threshold	3.5%	50%
Target	6.0%	100%
Maximum	8.5% and above	200%

The number of shares earned for an achievement of this metric between any two levels would be calculated on a pro-rata basis, and no shares will be earned for Adjusted EBITDA CAGR below the threshold goal.

Return on Invested Capital Goal

The ROIC metric measures the percentage of invested assets which are converted to income. ROIC is the result of dividing the Company’s net adjusted operating profit after tax by total capital. Total capital excludes cash. ROIC achievement will be calculated as the average of the 12 quarter-end calculations of ROIC from January 1, 2020 through December 31, 2022. The calculation will include an adjustment for acquisitions and divestitures, made after the grant date, and accounting standards adopted which impact total capital.

The ROIC performance levels at threshold, target and maximum are as follows:

2020-2022 PSUs ROIC Goal
Achievement	ROIC	% of Target Earned
Below Threshold	Less than 13.8%	0%
Threshold	13.8%	50%
Target	14.8%	100%
Maximum	15.8% and above	200%

The number of shares earned for an achievement of this metric between any two levels would be calculated on a pro-rata basis, and no shares will be earned for ROIC below the threshold goal.

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2020 RSU Awards

RSU awards vest in equal annual installments over the three-year period following the date of grant in February 2020. The named executive officer generally must remain employed with us through each vesting date to earn the shares vesting on that date, other than in case of termination of employment for death or disability, or an involuntary termination within two years after a change in control, although certain special rules apply to the awards to Mr. Sullivan in accordance with his original offer letter agreement. In this manner, RSUs encourage retention of our named executive officers, while also aligning their interests with those of our long-term stockholders.

The number of RSUs was determined by dividing 30% of the long-term incentive award dollar amount by the closing price of our common stock on the grant date (rounded up to the next whole share).

Name	Total RSU Target Value	# of RSUs

Edward L. Doheny II	$1,899,000	55,204

James M. Sullivan	$358,313	9,992

Emile Z. Chammas	$356,527	9,943

Karl R. Deily	$370,894	10,343

Angel S. Willis	$168,019	4,686

Performance Results for Prior Year PSU Award

The Compensation Committee determined the performance results for the 2018-2020 PSUs granted in early 2018. The 2018-2020 PSUs were earned at 54.6% of target, based on achievement of each of the three goals measured over the 2018-2020 performance period, as follows:

2018-2020 PSUs

Metric (Weighting)	Metric Target	Achievement	Payout%

Adjusted EBITDA Margin[1] (33%)	21.1%	21.6%	120.6%

Net Trade Sales CAGR[2] (33%)	4.3%	1.6%	0.0%

Relative TSR[3] (34%)	50th percentile	31st percentile	43.6%

		Total	54.6%

[1]

Adjusted EBITDA margin metric measured 2020 Adjusted EBITDA as a percentage of 2020 net sales, subject to certain exclusions. For this purpose, (a) “2020 Adjusted EBITDA” is our earnings before interest, taxes, depreciation and amortization for calendar year 2020, derived from our U.S. GAAP net earnings, adjusted to exclude certain specified items, and (b) “2020 net sales” is our net sales for 2020 as reported in our Annual Report on Form 10-K for 2020, less the impact from acquired companies during the performance period.

[2]

The Net Trade Sales CAGR metric measures the CAGR for Net Sales for the 2018-2020 performance period against the baseline of 2017 Net Sales. 2020 Net Sales are measured at 2018 Annual Operating Plan foreign exchange rates. The calculation excludes the impact of acquisitions made since targets were originally set.

[3]

The Relative TSR metric measures the percent change in share price from the beginning of the performance period to the end of the performance period and assumes immediate reinvestment of dividends when declared at the closing share price on the date declared. The beginning share price was calculated as an average of 31 data points: the closing share price on January 2, 2018 and the closing share price +/- 15 trading days from January 2, 2018. The ending share price was calculated as an average of 31 data points: the closing share price on December 31, 2020 and the closing share price +/- 15 trading days from December 31, 2020. The performance of this metric was assessed in comparison of the percentile rank to the approved peer group of companies. The lowest ranked company was the 0th percentile rank, the middle ranked company was the 50th percentile rank and the top ranked company was the 100th percentile rank. If a company was acquired or otherwise is no longer publicly traded and its share price no longer available, it was excluded from the peer group.

Modifications to Mr. Doheny’s 2017 New Hire Award

In December 2020, Mr. Doheny and the Company entered into a letter agreement (the “Letter Agreement”) adjusting certain compensation arrangements that were included in his 2017 Offer Letter.

Under the 2017 Offer Letter, Mr. Doheny was granted 70,000 performance-vesting restricted stock units (the “new hire PSUs”), which were scheduled to vest on December 31, 2020 if either of the following two performance conditions were achieved: (i) the Company’s cumulative total stockholder return for 2018-2020 is in the top 33% of its

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peers (using the same peers and methodology under the Company’s annual PSU awards) and the Company’s stock price as of December 31, 2020 equals at least $60/share, or (ii) the Company’s stock price as of December 31, 2020 equals at least $75/share. The 2017 Offer Letter provides that the stock price as of December 31, 2020 for this purpose will be determined using a 30-day arithmetic mean of closing prices. The Board determined that the new hire PSUs should be modified in light of business disruptions caused by the pandemic and to further encourage Mr. Doheny’s continued retention and focus on future stock price performance. As a result, the Letter Agreement provided that the new hire PSUs were adjusted as follows:

•	Half of the award – 35,000 units – were converted to an award of time-vesting RSUs vesting on September 18, 2022 (i.e., the fifth anniversary of his original start date).

•

The remaining half of the award – 35,000 units – will remain PSUs that are subject to the original performance conditions, but measured as of September 18, 2022 rather than December 31, 2020 (with the Company’s stock price for that purpose determined using a 30-day arithmetic mean of closing prices as of September 18, 2022).

Vesting of the adjusted RSUs and PSUs is subject to Mr. Doheny’s continued employment with the Company through September 18, 2022, subject to treatment upon termination of employment consistent with the 2017 Offer Letter.

Because the modifications resulted in an incremental accounting charge under applicable accounting rules, the modified awards appear as 2020 grants in the Summary Compensation Table and Grants of Plan-Based Awards Table later in this Proxy Statement.

Governance of Our Executive Compensation Program

Oversight by the Compensation Committee

The Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our named executive officers and other executives is fair and competitive and motivates high performance.

Under our executive compensation philosophy, we provide compensation in the forms and at levels that will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit our Company and our stockholders, and to create an alignment of interests between our executives and our stockholders. The compensation program is designed to place a greater weight on rewarding the achievement of our longer-term objectives and financial performance.

Role of Independent Compensation Consultant

FW Cook advised the Compensation Committee on the selection of peer companies, provided comparative industry trends and peer group data regarding salary, annual incentive and long-term incentive compensation levels for our executive officers and other key executives, and advised on recommended compensation levels for our management. FW Cook assisted the Compensation Committee in selecting metrics and goals for the 2020 annual bonus program and the 2020-2022 PSUs. FW Cook also conducted a risk analysis of the Company’s incentive compensation plans. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

Role of CEO and Management

The Compensation Committee from time to time directs members of management to work with FW Cook to provide executive compensation information or recommendations to the Compensation Committee. However, the

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Compensation Committee has not delegated any of its authority to determine executive compensation programs, practices or other decisions to our management. As noted above, the current executive compensation program was developed and approved by the Compensation Committee with advice and support from FW Cook after consulting with the CEO and our compensation and legal professionals. The CEO and other executive officers and compensation professionals attend portions of meetings as requested by the Compensation Committee.

While the Compensation Committee approved metrics for the 2020 annual bonus and long-term incentive programs, FW Cook, the CEO and other members of our management also were consulted in developing the metrics and establishing the goals for the 2020 programs.

The CEO submits salary and bonus recommendations to the Compensation Committee for the other named executive officers as well as for the other executives whose compensation is set by the Compensation Committee. In addition, the Compensation Committee has delegated to the CEO limited authority to make equity awards to employees who are not executive officers. The CEO does not provide input regarding his own compensation and does not participate in any related Compensation Committee deliberations. Following a review of those recommendations with FW Cook, the Compensation Committee approves compensation decisions for our named executive officers. In making compensation decisions for named executive officers other than the CEO, the Compensation Committee relies on the CEO’s recommendations but makes independent adjustments and is not bound by those recommendations.

Use of Peer Group Data

The Compensation Committee uses data from a peer group as a factor in setting executive compensation levels and in designing executive compensation programs. The peer group is reviewed annually by the Compensation Committee. The Compensation Committee includes companies primarily in the materials sector that are comparable to Sealed Air based on sales, percentage of sales outside of the United States, number of employees and market capitalization. The table below sets forth the peer group of companies that the Compensation Committee considers in setting executive compensation levels and in designing compensation programs.

Peer Group Companies

AptarGroup, Inc.	Crown Holdings, Inc.
Ashland Global Holdings Inc.	Graphic Packaging Holding Co.
Avery Dennison Corporation	Greif, Inc.
Avient Corporation[1]	Maple Leaf Foods Inc.[3]
Axalta Coating Systems Ltd.	Owens-Illinois, Inc.
Ball Corporation	Packaging Corporation of America
Bemis Company, Inc.[2]	Silgan Holdings Inc.
Berry Global Group, Inc.	Sonoco Products Co.
Celanese Corporation

[1]	Avient Corporation was previously included in our peer group as PolyOne Corporation.
[2]

Bemis Company, Inc, was included for purposes of setting 2020 target total direct compensation for the named executive officers but was automatically removed thereafter due to its acquisition during 2019 by Amcor Ltd.

[3]	For 2021, Maple Leaf Foods, Inc. has been replaced with H.B. Fuller Co.

The Compensation Committee considers comparative executive compensation levels and practices based on information from the peer companies as well as other data provided by FW Cook related to general industry executive compensation trends.

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Other Features and Policies

Stock Ownership Guidelines

In order to align the interests of named executive officers and stockholders, we believe that our named executive officers should have a significant financial stake in Sealed Air. To further that goal, we have stock ownership guidelines that apply to our named executive officers and other key executives. The guidelines for our named executive officers are as follows:

•

Executive officers are required to hold a multiple of their salary: 6 for the CEO, 3 for the other members of the executive leadership team (including all other named executive officers); and 2 for all other executive officers;

•	Share equivalents held in our tax-qualified retirement plans are included, but unvested awards under our equity compensation plans are excluded;

•

Until the minimum stock ownership has been reached, executive officers are expected to retain a percentage of the shares received as awards under our equity compensation programs after payment of applicable taxes (100% for awards that vested before August 12, 2020; 75% for awards to the CEO and 50% for all other awards that vested on or after August 12, 2020); and

•	The Compensation Committee can approve exceptions to the stock ownership guidelines for executive officers in the event of financial hardship.

As of March 22, 2021, all of our named executive officers had met the ownership guidelines or will have shares retained at vesting as required by the guidelines.

Savings, Retirement and Health and Welfare Benefits

Our named executive officers participate in the retirement programs available generally to employees in the countries in which they work because we believe that participation in these programs and in the other health and welfare programs mentioned below is an important part of a competitive compensation package. In the United States, our named executive officers participate in a tax-qualified defined contribution retirement plan, the Sealed Air Corporation 401(k) and Profit-Sharing Plan. As a result of participating in this broad-based retirement plan, our executive officers are eligible to receive profit-sharing and matching contributions paid by us, up to IRS limits applicable to tax-qualified plans.

Mr. Deily also participates in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a component plan of the Sealed Air Combined Pension Plan and a tax-qualified defined benefit plan that covers the employees of our Cryovac operations who participated in a defined benefit plan maintained by a previous employer immediately prior to March 31, 1998. The Restoration Plan for Cryovac Employees is described under “—Executive Compensation Tables—Pension Benefits in 2020” below. The plan was amended to freeze benefit accruals as of December 31, 2016, and as a result, no additional benefits will be accrued under the plan after 2016. Mr. Deily currently does not have any cumulative benefit under that plan.

U.S.-based named executive officers may elect to defer a portion of salary or cash incentive awards under our nonqualified deferred compensation plan. The Compensation Committee believes that this plan is appropriate because executives are limited in the amount that they can save for retirement under the 401(k) and Profit-Sharing Plan due to IRS limits applicable to tax-qualified retirement plans. No employer contributions are provided under the deferred compensation plan.

We do not offer any other nonqualified excess or supplemental benefit plans to our named executive officers in the United States.

All of our named executive officers participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to employees in the countries in which they work.

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Perquisites and Other Personal Benefits

Consistent with our performance-oriented environment, we generally provide limited perquisites to our named executive officers, as included under the “All Other Compensation” column in “—Executive Compensation Tables—2020 Summary Compensation Table.”

The COVID-19 pandemic, including state shelter-in-place orders, evolving Centers for Disease Control recommendations, and uncertainty about the safety of public air travel, created a challenging work environment in 2020. To allow continued travel in a safe manner, the Compensation Committee established guidelines permitting certain named executive officers to use private jet services, including for travel between Charlotte and the location where the executive’s family was sheltered in place. This policy ended December 31, 2020. As a result of this policy, certain named executive officers received a personal benefit related to that private jet travel. In addition, to assist those named executive officers with anticipated heightened personal costs related to remote work and required travel driven by the Company’s pandemic response, the Compensation Committee authorized a one-time perk allowance for those executives. See “All Other Compensation” for 2020 in the Summary Compensation Table for additional detail.

In addition, under the 2017 Offer Letter, Mr. Doheny is eligible to receive a reimbursement for 100% of the loss on sale of his home in Milwaukee, WI, capped at $300,000, should he choose to sell that home by September 18, 2020 (i.e., within three years after his original start date). The Letter Agreement discussed earlier extends the period for this home sale loss protection until September 18, 2022 (i.e., within five years after his original start date). The Board of Directors of the Company believes that the extension of this home sale loss protection was appropriate given the disruptions to real estate markets caused by the pandemic.

These perquisites are intended to provide a competitive compensation package for retention and in light of then current circumstances.

Compensation Recoupment (Clawback) Policy

Our compensation recoupment (clawback) policy, or the Recoupment Policy, requires each executive officer to reimburse us for all or a portion of any annual or long-term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a restatement due to error or misconduct regardless of whether the executive officer was responsible for the error or misconduct so long as no payment or award or a lower payment or award would have been made to the officer based on the restated results. The Board of Directors will make the determination whether to seek recovery. The Recoupment Policy is part of our overall risk management practices to ensure that compensation programs do not encourage manipulation of financial results.

In addition, the Recoupment Policy provides that our CEO and CFO must reimburse us for any compensation or profits from the sale of securities under Section 304 of the Sarbanes-Oxley Act of 2002. The Recoupment Policy has been incorporated into our equity award documents.

Employment, Severance and Change in Control Arrangements

Employment Agreements

We do not generally enter into employment agreements with executive officers or other employees except in countries outside the United States where such agreements are customary or as necessary for recruitment.

We entered into the 2017 Offer Letter with Mr. Doheny in connection with his recruitment. We received guidance from FW Cook in the negotiation of the agreement. The 2017 Offer Letter includes provisions regarding Mr. Doheny’s position and duties, compensation, post-employment covenants and other matters, including provisions regarding certain new-hire equity awards described above and certain severance benefits described under “—Executive Compensation Tables—Payments Upon Termination or Change in Control” below. The Compensation Committee believes that the terms of the 2017 Offer Letter are reasonable and were necessary to cause him to accept a significant leadership role with Sealed Air.

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We also entered into an offer letter agreement with Mr. Sullivan, dated June 14, 2019, in connection with his recruitment. The offer letter agreement includes provisions regarding Mr. Sullivan’s position and duties, compensation, post-employment covenants and other matters, including provisions regarding a sign-on bonus (in the amount of $500,000), an initial equity award, and certain special equity vesting terms in lieu of severance benefits described under “—Executive Compensation Tables—Payments Upon Termination or Change in Control” below. The Compensation Committee believes that the terms of the offer letter agreement are reasonable and were necessary to cause him to accept a significant leadership role with Sealed Air. In November 2020, the Compensation Committee approved an amendment to the offer letter agreement to extend Mr. Sullivan’s employment with the Company through March 31, 2021 (or any earlier date in 2021 as Mr. Sullivan and the Company may mutually agree). Under this agreement, Mr. Sullivan continued to serve as the Senior Vice President and Chief Financial Officer until Christopher J. Stephens assumed that role, which occurred on February 26, 2021. After that date through March 31, 2021, Mr. Sullivan will be employed in a non-executive role, assisting Mr. Stephens with the transition of his duties, receiving the following compensation:

•	Base salary at his current annual rate,

•	A completion bonus in the amount of $167,000, paid in a lump sum after the end of his employment, and

•	Continued participation in the Company’s employee benefit plans in accordance with their terms.

Mr. Sullivan will not receive any long-term incentive awards in 2021. The other terms and provisions of his original offer letter will remain in effect, including the special equity vesting terms.

Executive Severance Plan

In early 2014, the Compensation Committee established the Executive Severance Plan. This plan provides for reasonable severance benefits in the case of an executive’s involuntary termination of employment, either by us without “cause” or by the executive for “good reason.” The Compensation Committee believes that the Executive Severance Plan serves the interests of stockholders by encouraging the retention of a stable management team.

Under the Executive Severance Plan, in the case of an involuntary termination of employment without cause or with good reason, the executive is eligible for severance benefits equal to one year of base salary and target annual bonus payable in installments over 12 months and health and welfare benefits for a period of 12 months.

If the qualifying termination occurs upon or within two years after a change in control of Sealed Air, the executive is instead entitled to receive (1) a lump sum payment equal to two years of the sum of base salary and target annual bonus, (2) continued health and welfare benefits for up to 18 months, and (3) accelerated vesting of all outstanding equity compensation awards.

Severance benefits are conditioned upon the executive giving us a general release of claims at the time of separation. Benefits are also conditioned upon the executive’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality and non-competition (in addition to any other restrictive covenants to which an employee may be subject). No tax gross-ups are provided to any participant under the plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the plan in connection with a change in control.

If an executive covered by the plan is also entitled to severance under an existing agreement with us, the terms of the individual severance agreement will control instead of the plan. Mr. Sullivan’s offer letter, for example, includes certain special equity vesting provisions in lieu of Mr. Sullivan’s participation in the Executive Severance Plan.

Timing of Equity Grants

PSU and RSU awards made to our executive officers under our equity compensation plans are made during the first 90 days of each year, either at the regularly-scheduled meeting of the Compensation Committee held in February of

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each year or at a special meeting held later but during the first 90 days of the year. In addition, SLO awards are made effective on a date set by the Compensation Committee in advance but no later than March 15 to those executive officers who have elected to receive a portion of their annual incentive award as an SLO award. The date is selected based on when the Compensation Committee expects that all annual incentive awards will be determined and to allow our staff sufficient time to assist executive officers to make required SEC filings for the SLO awards on a timely basis.

To the extent that other awards of restricted stock or RSUs may be made to executive officers, they are generally made at regular or special meetings or by unanimous written consents of the Compensation Committee. Awards are generally effective on the date of such meeting or unanimous written consent. Dates for Compensation Committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

Section 162(m) Considerations

Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to certain covered employees (generally including the named executive officers) in any calendar year. As a result, compensation paid in excess of $1 million to our named executive officers generally will not be deductible. The Compensation Committee designs compensation programs that are intended to be in the best long-term interests of Sealed Air and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the members of the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sealed Air’s 2021 Proxy Statement and incorporated by reference into Sealed Air’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Organization and Compensation Committee

Jacqueline B. Kosecoff, Chair

Françoise Colpron

Michael P. Doss

Harry A. Lawton III

Board Oversight of Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Sealed Air. In 2020 as in prior years, at the request of the Compensation Committee and with the assistance of FW Cook, we evaluated our incentive compensation plans relative to our enterprise risks and determined that there were no significant changes to the compensation risks identified below. We determined, taking into account advice from FW Cook, that there were no significant risk areas from a compensation risk perspective.

With respect to our executive compensation programs, a number of risk mitigation features were in place in 2020, including the following:

•

The primary metric for the Annual Incentive Plan focused on earnings (Adjusted EBITDA, profitable growth ratio and free cash flow), and the Compensation Committee had discretion to adjust bonus pool funding and individual award payouts.

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•

The principal long-term incentive program for executives is PSU awards that vest based on achievement of measurable financial three-year goals balanced by relative stockholder return performance. No stock options were used.

•	The Compensation Committee has discretion in extraordinary circumstances to reduce payout on PSU awards below the amount otherwise earned.

•	Pay leverage is reasonable and generally does not exceed 200% of target.

•	The Recoupment Policy, which applies to executive officers and other key executives, discourages excessive risk taking and manipulation of financial results.

•	Our stock ownership guidelines require executives to hold at least a portion of vested equity awards during employment, thus discouraging excessive risk taking.

•	Different metrics are used for annual and long-term incentive plans for executives, thus not placing too much emphasis on a single metric.

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Executive Compensation Tables

2020 Summary Compensation Table

The following table shows compensation for our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation[3] ($)	Total ($)
Edward L. Doheny II President and CEO	2020	1,205,272	—	10,183,694	—	375,233	11,764,199
	2019	1,171,562	—	7,772,975	—	28,000	8,972,537
	2018	1,150,000	—	7,725,109	—	59,118	8,934,227
James M. Sullivan[4] SVP, CFO	2020	674,375	—	1,194,422	819,000	122,046	2,809,843
	2019	338,542	500,000	500,004	345,184	28,000	1,711,730
Emile Z. Chammas SVP, Chief Manufacturing and Supply Chain Officer & Chief Transformation Officer	2020	671,013	—	1,188,501	827,413	64,937	2,751,864
	2019	635,479	—	1,131,989	656,300	28,000	2,451,768
	2018	595,852	—	992,778	501,711	24,750	2,115,092
Karl R. Deily SVP, Chief Commercial Officer	2020	701,321	—	1,236,324	806,960	28,500	2,773,105
	2019	663,522	—	1,200,343	696,005	37,409	2,597,279
	2018	590,690	—	984,147	497,364	32,350	2,104,551
Angel S. Willis[5] VP, General Counsel and Secretary	2020	444,788	—	560,130	409,428	28,500	1,442,846

[1]

The Stock Awards column shows the value of equity awards granted during the year indicated. The amounts do not correspond to the actual amounts that may be earned by the named executive officers. Equity awards granted during each year may include: (a) awards of restricted stock, or RSAs, and restricted stock units, or RSUs, under the 2014 Incentive Plan; (b) SLO awards under the Annual Incentive Plan; and (c) PSU awards granted under the 2014 Incentive Plan. RSA and RSU awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. SLO awards are valued at the fair value at the service inception date based on the percentage of the target bonus to be paid as an SLO award, increased by the 25% premium, using the average closing price of our common stock for the first 15 trading days of the calendar year, where the service inception date is the beginning of the calendar year. PSU awards are valued based on the grant date fair value on the date on which the PSU award was granted by the Compensation Committee. In valuing the SLO awards and PSU awards, we assumed the probable achievement of the target levels for the primary performance goals. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For the portion of PSU awards earned based on relative TSR, the grant date fair value is based on a Monte Carlo simulation that determines the likely payout of the award (which were $43.40 per share for the PSU granted on February 13, 2018; $59.15 and $57.34 per share for the PSUs granted on February 13, 2019 and February 14, 2019, respectively; and $38.87 and $34.08 per share for the PSUs granted on February 12, 2020 and February 13, 2020, respectively). For the December 2020 modification to the 2017 new hire PSU award for Mr. Doheny, the grant date fair value for the portion modified to extend the performance period to September 2022 was based on a Monte Carlo simulation value determined as of the modification date (which was $12.67 per share). For additional assumptions made in valuing these awards and other information, see Note 21, “Stockholders’ Equity (Deficit),” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For the PSU awards granted in February 2020, the value of the awards as of the grant date, assuming that the highest level of performance conditions would be achieved (which is 200% of target for the 2020-2022 PSUs), is as follows:

Name	Maximum 2020-2022 PSU Award ($)

Mr. Doheny	8,862,044

Mr. Sullivan	1,672,218

Mr. Chammas	1,663,891

Mr. Deily	1,730,848

Ms. Willis	784,180

[2]

The amounts in the Non-Equity Incentive Compensation column for 2020 reflect the cash portion of annual bonuses earned by the named executive officers for 2020. Mr. Doheny received an SLO award for the entirety of his annual bonus for 2020. The value of the SLO award portion of annual bonuses at the service inception date is included in the Stock Awards column. For further discussion regarding annual bonus awards in 2020, see “—Compensation Discussion and Analysis—2020 Compensation Decisions and Results—Annual Incentive Compensation.”

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[3]	The amounts shown in the All Other Compensation column for 2020 are attributable to the following:

Name	Company Profit- Sharing Contribution* ($)	Company Matching Contributions* ($)	Other Perquisites** ($)	Total ($)

Mr. Doheny	17,100	11,400	346,733	375,233

Mr. Sullivan	17,100	11,400	93,546	122,046

Mr. Chammas	17,100	11,400	36,437	64,937

Mr. Deily	17,100	11,400	—	28,500

Ms. Willis	17,100	11,400	—	28,500

*	Made to the Sealed Air Corporation 401(k) and Profit-Sharing Plan.

**

The perquisites include the following amounts: (i) cost to the Company for commuting using private jet services to allow travel in a safe manner during the COVID-19 pandemic: Mr. Doheny, $236,733; Mr. Sullivan, $68,546; and Mr. Chammas, $21,437; and (ii) a one-time perk allowance to assist with anticipated heightened personal costs related to remote work and required travel driven by the Company’s pandemic response: Mr. Doheny, $90,000; Mr. Sullivan, $25,000; and Mr. Chammas, $15,000. For Mr. Doheny, also includes $20,000 for reimbursement of certain legal fees as provided in his 2017 Offer Letter. See “—Compensation Discussion and Analysis—Other Features and Policies—Perquisites and Other Personal Benefits” for additional information.

[4]

Mr. Sullivan began employment with the Company in June 2019. Under his offer letter agreement entered into in June 2019, he received a $500,000 sign-on bonus and an initial stock award of RSUs valued at $500,000, vesting annually over three years.

[5]	Ms. Willis first became a named executive officer for 2020, and therefore compensation for prior years is not reported.

Grants of Plan-Based Awards in 2020

The following table sets forth additional information concerning stock awards granted during 2020 under the 2014 Incentive Plan and the cash and SLO portions of the annual bonus targets for 2020 performance under our Annual Incentive Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]	Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards, Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards[4] ($)
Name	Type of Award[1]	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Doheny	20PSU	2/13/2020		53,560	129,220	258,440		4,431,022
	20RSU	2/13/2020					55,204	1,899,018
	20SLO	1/2/2020			47,304			1,821,204
	17RSU(mod)	12/10/2020					35,000	1,589,000
	17PSU(mod)	12/10/2020			35,000			443,450
Mr. Sullivan	20PSU	2/12/2020		9,523	22,702	45,404		836,109
	20RSU	2/12/2020					9,992	358,313
	Cash	1/2/2020	546,000
Mr. Chammas	20PSU	2/12/2020		9,476	22,589	45,178		831,945
	20RSU	2/12/2020					9,943	356,556
	Cash	1/2/2019	543,278
Mr. Deily	20PSU	2/12/2020		9,857	23,498	46,996		865,424
	20RSU	2/12/2020					10,343	370,900
	Cash	1/2/2020	529,849
Ms. Willis	20PSU	2/12/2020		4,466	10,646	21,292		392,090
	20RSU	2/12/2020					4,686	168,040
	Cash	1/2/2020	268,830

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[1]	Type of Award	Description

	Cash	Cash portion of 2020 annual bonus

	20SLO	SLO award portion of 2020 annual bonus

	20PSU	Three-year PSU award for the performance period beginning January 1, 2020

	20RSU	Time-vesting RSU award granted as part of 2020 long-term incentive awards

	17RSU(mod)	Portion of 2017 new hire PSU that was modified in 2020 to a time-vesting RSU award

	17PSU(mod)	Portion of 2017 new hire PSU award that was modified in 2020 as a PSU award with extended performance period

[2]

This column shows the target awards established in early 2020 for the cash portion of 2020 annual bonuses for each of the named executive officers under our Annual Incentive Plan. While the overall funded bonus sub-pool applicable to the named executive officers has a 25% of target threshold level and a 200% of target maximum funding limit, individual bonus awards can vary as long as the total of all bonus awards is within the overall funded sub-pool. Actual payouts for 2020 are shown in the “Non-Equity Incentive Plan Compensation” column in “—2020 Summary Compensation Table.”

[3]

These columns show (i) target awards established in early 2020 for the SLO portion of 2020 annual bonuses for Mr. Doheny under our Annual Incentive Plan, (ii) the threshold, target and maximum awards for PSU awards granted in 2020 for each of the named executive officers under the 2014 Incentive Plan, and (iii) the target PSU award under Mr. Doheny’s in 2017 new hire award that was modified in 2020 to extend the performance period through September 2022.

The threshold number of shares for 2020-2022 PSU awards is 25% of the target number of shares for the relative TSR portion plus 50% of the target number of shares for the Adjusted EBITDA CAGR and ROIC portions, and the maximum number of shares for such awards is 200% of the target number of shares. Shares, to the extent earned, will be issued in 2023 for the 2020-2022 PSU awards. See “—Compensation Discussion and Analysis—2020 Compensation Decisions and Result—Long-Term Incentive Compensation.”

[4]

This column shows the fair value on the grant date or service inception date of the equity awards shown in the table computed in accordance with FASB ASC Topic 718. The manner in which grant date fair value was determined for awards granted in 2020 is discussed in Note 1 under “—2020 Summary Compensation Table.” The amounts shown exclude the impact of estimated forfeitures.

Additional Information about Annual and Long-Term Incentive Awards

Annual Incentive Plan: Cash Bonuses and SLO Awards

Each of the named executive officers has a target bonus that is established by the Compensation Committee during the first quarter of the year. Also, certain of the named executive officers have the opportunity at a time determined by the Compensation Committee (generally prior to the start of the performance year) to designate a portion of his or her annual bonus to be received as a SLO award under the 2014 Incentive Plan. The portion to be denominated as SLO awards, in increments of 25% of the annual bonus, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the average closing price for the first 15 trading days of the performance year, thereby reflecting stock price changes during the performance year in the value of the SLO award. Beginning in 2019, no new executive officers may make this election.

Once the amount of the annual bonus has been determined for each named executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of RSUs under the 2014 Incentive Plan. These RSUs are granted on a date determined by the Compensation Committee, but no later than March 15 following the end of the performance year, and vest on the second anniversary of the RSU grant date. For example, the RSUs awarded for a 2020 SLO award are granted in early 2021 and vest in early 2023. For the “principal portion” of the award that would have otherwise been paid in cash, the SLO awards may vest earlier upon any termination of employment, other than for cause. For the “premium portion” of the award equal to the additional 25%, the award may vest earlier only in case of death, disability or retirement. Except as described above, if the recipient ceases to be employed by us prior to vesting, then the award is forfeited, except for certain circumstances following a change in control. SLO awards in the form of RSUs have no voting rights until shares are issued to them but do receive a cash payment in the amount of the dividends (without interest) on the shares they have earned at about the same time that shares are issued to them following vesting.

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Retirement for the purpose of SLO awards and the PSU awards described below means (i) for PSU awards granted before 2018 and SLO awards through 2018 performance year, termination of employment after five or more years of employment and with years of employment plus age equal to 70 or more, and (ii) for PSU awards granted beginning in 2018 and SLO awards beginning for the 2019 performance year, termination of employment after at least age 55 with at least 10 years of employment, and in each case excluding termination for cause.

Performance Share Unit Awards

PSU awards, which were awarded under the 2014 Incentive Plan, generally provide for a three-year performance period with a targeted number of shares to be earned if performance during the period meets goals set by the Compensation Committee during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned. PSU awards are not transferable by the recipient until the end of the performance period and certification by the Compensation Committee with respect to each performance measure used for the award. If a recipient terminates employment during the performance period due to death, disability or retirement, then the recipient (or his or her estate) will receive a pro rata payout following the end of the performance period based on the portion of the performance period during which the recipient was employed and based on the number of units that would have been earned by the recipient if he or she had remained employed for the entire performance period. If the recipient leaves employment during the performance period for any other reason, then the units are forfeited, except for certain circumstances following a change in control. At about the same time that shares are issued to recipients following the performance period, recipients also receive a cash payment in the amount of the dividends (without interest) that would have been paid during the performance period on the number of shares that they have earned. Holders of PSU awards have no voting rights as stockholders until shares of common stock are issued after the end of the performance period.

Restricted Stock Units

As part of the 2020 long-term incentive award, awards of RSUs vest in equal installments annually over three years. RSU awards may vest earlier in the event of the recipient’s death or disability. If a recipient terminates employment prior to vesting, then the award of RSUs is forfeited, except for certain circumstances following a change in control. Within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of all or a portion of an award. During the vesting period, holders of unvested RSUs have no voting rights. We do not pay dividends on unvested RSUs. Instead, following vesting, holders receive a cash payment in the amount of dividends (without interest) that would have been paid during the vesting period.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table shows, as of December 31, 2020, outstanding and unvested stock awards under the 2014 Incentive Plan for the named executive officers. All market or payout values in the table shown for stock awards are based on the closing price of common stock on December 31, 2020 of $45.79 per share.

		Stock Awards
Name	Type of Awards[1]	Number of Shares or Units of Common Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Common Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Mr. Doheny	17PSU(mod)			35,000	1,602,650
	17RSU(mod)	35,000	1,602,650
	18RSA	14,382	658,552
	19RSU	28,504	1,305,198
	20RSU	55,204	2,527,791
	19PSU			90,749	4,155,397
	20PSU			129,220	5,916,984
	18SLO	38,103	1,744,736
	19SLO	65,831	3,014,401
Mr. Sullivan	20PSU			22,702	1,039,525
	20RSU	9,992	457,534
Mr. Chammas	19PSU			16,945	775,912
	20PSU			22,589	1,034,350
	18RSA	2,380	108,980
	19RSU	5,364	245,618
	20RSU	9,943	455,290
Mr. Deily	19PSU			17,968	822,755
	20PSU			23,498	1,075,973
	18RSA	2,359	108,019
	19RSU	5,688	260,454
	20RSU	10,343	473,606
Ms. Willis	19PSU			8,140	372,731
	20PSU			10,646	487,480
	19RSU (new hire)	4,687	214,618
	19RSU	2,577	118,001
	20RSU	4,686	214,572

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[1]	Type of Award	Description

	18SLO	SLO award portion of 2018 annual bonus

	19SLO	SLO award portion of 2019 annual bonus

	19PSU	Three-year PSU award for the performance period beginning January 1, 2019

	20PSU	Three-year PSU award for the performance period beginning January 1, 2020

	18RSA	Time-vesting restricted stock award granted February 13, 2018 and vesting in equal annual installments over three years

	19RSU	Time-vesting restricted stock unit award granted February 13 and 14, 2019 and vesting in equal annual installments over three years

	20RSU	Time-vesting restricted stock unit award granted February 12 and 13, 2020 and vesting in equal annual installments over three years

	19 RSU (new hire)	Time-vesting RSU award granted January 7, 2019 and vesting in equal annual installments over three years

17PSU(mod)

Performance-vesting restricted stock unit award originally granted in September 2017 as an inducement to sign an offer letter agreement and modified in December 2020, scheduled to vest on September 18, 2022 subject to stock price and TSR performance conditions

17RSU(mod)

Performance-vesting restricted stock unit award originally granted in September 2017 as an inducement to sign an offer letter agreement and modified in December 2020 to a time-vesting RSU, scheduled to vest on September 18, 2022

[2]

The amounts shown in this column for 18SLO awards are the actual numbers of restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2018. The 18SLO awards were made in the form of awards of restricted stock units that vested in March 2021. The amounts shown in this column for 19SLO awards are the actual numbers of restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2019. The 19SLO awards were made in the form of awards of restricted stock units that vest in March 2022, or earlier (a) upon termination of employment, other than for cause, with respect to the “principal portion” or (b) in case of death, disability or retirement with respect to the “premium portion.”

[3]	The market or payout values shown in this column are based on the closing price of common stock on December 31, 2020 of $45.79 per share as reported on the NYSE.

[4]

The amounts shown in this column for 19PSU and 20PSU awards represent 100% of the target number of shares based on performance through December 31, 2020. The PSUs are not settled until after the end of the performance period when performance results are certified by the Compensation Committee, usually at the regularly scheduled meeting in February, which generally approximates three years after the original grant date.

Stock Vested in 2020

The following table shows the number of shares vested for stock awards for the named executive officers during 2020, as well as the value of the shares realized upon vesting.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Doheny	113,047	4,855,554

Mr. Sullivan	12,028	550,762

Mr. Chammas	14,065	586,392

Mr. Deily	18,053	687,758

Ms. Willis	5,975	220,117

The value realized represents the gross number of shares or units that vested, multiplied by the closing market value of our common stock on the applicable vesting date, and includes any amounts that were withheld for applicable taxes. Certain of the awards that vested during 2020 may be paid during 2021, when performance results were certified or as the result of certain payment delays required by U.S. tax laws.

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Pension Benefits in 2020

Mr. Deily participates in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a component plan of the Sealed Air Combined Pension Plan and a tax-qualified defined benefit plan that covers the employees of our Cryovac operations who participated in a defined benefit plan maintained by a prior employer immediately prior to March 31, 1998.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)

Mr. Deily	Restoration Plan for Cryovac Employees	34.0833	0	0

The Restoration Plan for Cryovac Employees provides a retirement benefit that is based on the amount by which the benefit assuming the participant had remained in the prior employer’s defined benefit plan until retirement exceeds assumed profit-sharing benefits under our 401(k) and Profit-Sharing Plan plus the accrued benefit as of March 31, 1998 under the prior employer’s plan. This calculation resulted in an accumulated benefit for Mr. Deily of $0 at December 31, 2020.

The number of years of credited service at December 31, 2020 includes service with the prior employer of 15.3 years for Mr. Deily. The present value of the accumulated benefit at December 31, 2020 is calculated assuming a retirement age of 65. The Restoration Plan for Cryovac Employees provides for normal retirement at age 65 and early retirement at age 55. Benefits are generally paid as a single life annuity, but benefits may be paid in other forms, including joint and survivor annuities.

The normal retirement benefit is a monthly amount equal to the excess of (a) the sum of 1% of the average of the annual compensation for the highest five consecutive 12-month periods during the last 15 years of service (the final average compensation) plus 0.4 of 1% of the final average compensation in excess of the average Social Security wage bases during the 35 years ending with the year in which the participant attains Social Security retirement age, multiplied by the years of credited service, over (b) the accrued monthly benefit as of March 31, 1998 under the defined benefit plan maintained by the prior employer plus the participant’s assumed accrued profit sharing benefit under our 401(k) and Profit-Sharing Plan. The early retirement benefit is calculated in a similar manner after applying actuarial equivalent factors to the calculation described in (a) of the preceding sentence and based on the early retirement factors in effect on March 31, 1998 under the defined benefit plan maintained by the prior employer. The participant’s assumed accrued profit-sharing benefit under our 401(k) and Profit-Sharing Plan is determined by crediting 10% annual interest prior to 2003 and 8.5% annual interest beginning in 2003 to our profit-sharing contributions to the 401(k) and Profit-Sharing Plan each year from the date of contribution to the date of determination, summing all of these adjusted contributions, and converting the result to an annual benefit payable for the life of the participant. The Restoration Plan for Cryovac Employees also provides a pre-retirement death benefit in the amount of 75% of the normal retirement benefit under a 75% joint and survivor annuity that would commence on the participant’s 65th birthday.

The Restoration Plan for Cryovac Employees was amended to freeze benefit accruals as of December 31, 2016, and as a result, no additional benefits will be accrued under the Restoration Plan for Cryovac Employees after 2016.

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Nonqualified Deferred Compensation in 2020

Mr. Deily participates in the Sealed Air Corporation Deferred Compensation Plan for Key Employees, an unfunded nonqualified deferred compensation plan designed to provide selected employees the opportunity to defer the payment of a portion of base salary and certain cash annual incentive compensation.

Name	Executive Contributions in 2020 ($)	Company Contributions in 2020 ($)	Aggregate Earnings in 2020[1] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020 ($)

Mr. Deily	0	0	16,589	0	678,524

[1]	This amount is not included in “—2020 Summary Compensation Table” because earnings were not preferential or above market.

Each year the Deferred Compensation Plan for Key Employees permits participating employees to elect to defer (a) up to 50% of base salary for the year and (b) up to 100% of the cash annual incentive award for the year payable under our Annual Incentive Plan. Our Deferred Compensation Plan for Key Employees permits discretionary contributions by us. Participant account balances are credited with interest as determined by the Compensation Committee, which has determined that accounts will be adjusted monthly based on the Moody’s Seasoned Aaa Corporate Bond Yield for that month.

A participant’s account will be distributed based on the participant’s payment election made at the time of deferral. A participant can elect to have deferrals credited to a “retirement account” to be paid in a lump sum or installments (over 5, 10 or 15 years) commencing the seventh month after termination of employment or at a later age or date selected by the participant. Alternatively, a participant can have up to two “in-service accounts” that will be payable in a lump sum or 5 annual installments on a date specified by the participant (or earlier upon a termination of employment).

Payments Upon Termination or Change in Control

We do not have any severance programs or agreements covering any of our named executive officers, except for the arrangements described below and benefits generally available to salaried employees, also noted below. We also have no programs or agreements providing any payments or benefits to our named executive officers in connection with a change in control, except as part of our equity compensation awards and Executive Severance Plan as discussed in more detail below. The following describes arrangements that address cash payments or other benefits to certain of our named executive officers following termination of employment:

Doheny Offer Letter Agreement

Mr. Doheny’s 2017 Offer Letter includes severance protection if Mr. Doheny’s employment is terminated by us without “cause” or by Mr. Doheny for “good reason” (as those terms are defined in the 2017 Offer Letter). If the termination of employment occurs other than within 24 months after a change in control, the cash severance equals two times the sum of his annual salary and target annual bonus. If the termination of employment occurs on or within 24 months after a change in control, the cash severance equals three times the sum of his annual salary and target annual bonus. Payments for a pro rata bonus and premiums for certain health benefits may also apply. The 2017 Offer Letter does not provide for any tax gross-ups for excise taxes for payments in connection with a change in control, and instead provides for a “best net” cutback consistent with our standard practice for other senior executives. Payment of severance is conditioned on Mr. Doheny providing us with a release of claims and complying with applicable covenants. Upon a termination without cause or with good reason on December 31, 2020, Mr. Doheny would have received the amount of severance benefits shown in the table below.

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Executive Compensation

Sullivan Offer Letter Agreement

Mr. Sullivan’s offer letter agreement includes certain special equity vesting in lieu of cash severance benefits under the Executive Severance Plan or otherwise. These special equity vesting provisions are described in more detail below in the discussion regarding treatment of equity awards upon termination of employment. Accordingly, upon a termination for any reason on December 31, 2020, Mr. Sullivan would not have received any cash severance payments.

Executive Severance Plan

Our Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees as designated by the Compensation Committee. Each of the named executive officers (other than Mr. Doheny and Mr. Sullivan) has been designated a participant in the Executive Severance Plan. Severance benefits are triggered under the Executive Severance Plan upon a termination of employment (other than by reason of death or disability) by us without “cause” or by the employee for “good reason” (as those terms are defined in the Executive Severance Plan). Severance benefits equal (a) one year of base salary and target annual bonus (payable over 12 months) and (b) continued health and welfare benefits for a period of 12 months.

If a termination without cause or for good reason occurs upon or within two years after a change in control, the employee is instead entitled to receive (a) a lump sum payment equal to two years of the sum of base salary plus target annual bonus, (b) continued health and welfare benefits for up to 18 months, and (c) accelerated vesting of all outstanding equity compensation awards. For this purpose, and consistent with the current provisions of our stockholder-approved 2014 Incentive Plan, accelerated vesting of any performance-based equity awards is based on assumed achievement of performance goals at the greater of target performance or actual performance measured through the last quarter preceding the change in control. Additional details on treatment of equity awards upon termination of employment or following a change in control can be found below.

Severance benefits are conditioned upon an employee giving us a general release of claims at the time of separation. Benefits are also conditioned upon an employee’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality, and non-competition (in addition to any other restrictive covenants to which an employee may be subject). No tax gross-ups are provided to any participant under the Plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the Executive Severance Plan in connection with a change in control. If an employee covered by the Plan is also entitled to severance under an existing agreement with us, the terms of the individual severance agreement will control instead of the Plan.

The following table shows the total amount that would have been payable to the named executive officers under the Executive Severance Plan, or, for Mr. Doheny, under his 2017 Offer Letter, in case of a qualifying termination on December 31, 2020. As described above, Mr. Sullivan is not eligible for cash severance benefits under his offer letter agreement, but receives special equity vesting in certain cases, which is illustrated in the equity vesting table later in this section.

Name	Termination Without Cause or With Good Reason—No Change in Control[1] ($)	Termination Without Cause or With Good Reason—Within 2 Years After a Change in Control[2] ($)
Mr. Doheny	5,378,565	8,049,614
Mr. Sullivan	—	—
Mr. Chammas	1,234,386	2,462,767
Mr. Deily	1,248,371	2,490,714
Ms. Willis	734,220	1,459,771

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Executive Compensation

[1]	This column includes cash severance and estimated value of continued benefits for the applicable severance period.

[2]

This column includes lump sum payments equal to two times of the sum of annual salary and target annual bonus, plus the estimated value of continued benefits for 18 months, except that for Mr. Doheny it includes (a) three times the sum of his annual salary and target annual bonus and (b) two times the cost of certain benefits. The column excludes the value of any accelerated vesting of equity compensation awards (see following table).

Our incentive award programs include provisions addressing the extent to which the award becomes vested and payable or is forfeited upon termination of employment. The following briefly describes the key features of these provisions. See also “—Additional Information about Annual and Long-Term Incentive Awards” for more details.

Annual Bonus Awards

Under our Annual Incentive Plan, employees must remain employed through the applicable payment date in order to be entitled to receive an annual bonus for a year; otherwise, payment of the annual bonus is at our discretion. Bonuses are paid during the month of March for the prior year, so termination of the named executive officers as of the end of 2020 would have meant that they were not entitled to receive a cash bonus or SLO award based on 2020 performance. For a termination of employment before the bonus payment date, the payment of an annual bonus is discretionary depending on the circumstances. Under his offer letter agreement, however, Mr. Doheny will receive a pro rata annual bonus in case of a termination without cause or for good reason. The annual bonus paid (as cash and/or SLO award) under the Annual Incentive Plan to each named executive officer for 2020 was as follows: Mr. Doheny, $2,218,912; Mr. Sullivan, $819,000; Mr. Chammas, $827,412; Mr. Deily, $806,960; and Ms. Willis, $409,428. These amounts may not represent the amounts that would have been awarded if the named executive officers had terminated employment at the end of 2020 for any of the reasons noted above.

Restricted Stock and Restricted Stock Units

These awards will vest in full in case of death or disability before the scheduled vesting date and will generally forfeit for any other termination of employment before the scheduled vesting date with six exceptions. First, SLO awards that have been awarded as RSUs after the end of the performance year will vest in full upon retirement. Second, RSAs and RSUs will vest upon a termination of employment by us without cause or by the executive with good reason that occurs within two years after a change in control. Third, for SLO awards, the “principal portion” that would have otherwise been paid in cash vests in full upon any termination other than a termination for cause. Fourth, Mr. Doheny’s 2017 Offer Letter, as amended, provides for prorated vesting of his new hire RSUs if he has been terminated without cause or terminates with good reason on or before September 18, 2022. Fifth, Mr. Sullivan’s offer letter agreement includes certain special vesting provisions in lieu of cash severance benefits, as described further below. Sixth, within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of RSAs or RSUs.

Performance Share Units

Termination of employment before the end of the performance period generally results in the forfeiture of any outstanding PSU awards with three exceptions. First, in case of death, disability or retirement before the end of the performance period, a pro rata number of the PSUs will become payable after the end of the performance period, based on the actual performance results for the performance period. Second, in case of a change in control followed within two years by a termination of employment without cause or by the executive with good reason (a “qualifying termination” for purposes of the table below), per the Executive Severance Plan, the PSUs will become payable as of the date of termination based on target performance (or actual performance through the quarter prior to the change in control, if greater). Third, Mr. Doheny’s 2017 Offer Letter, as amended, provides for prorated vesting of his new hire PSUs (subject to actual performance results) if he has been terminated without cause or terminates with good reason on or before September 18, 2022. Fourth, Mr. Sullivan’s offer letter agreement includes certain special vesting provisions in lieu of cash severance benefits, as described further below.

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Executive Compensation

Mr. Sullivan’s offer letter agreement includes certain special equity vesting in lieu of cash severance benefits under the Executive Severance Plan or otherwise. These special equity vesting provisions are triggered if Mr. Sullivan’s employment is terminated by us without “cause” or by Mr. Sullivan for “good reason” (as those terms are defined in the offer letter agreement), or upon completion of the term of that agreement, which was originally scheduled to end on December 31, 2020 but was extended to March 31, 2021. If those special equity vesting provisions are triggered, all of Mr. Sullivan’s outstanding equity awards will fully vest, with any outstanding PSUs vesting at the “target” level of performance. We may condition vesting of the awards on Mr. Sullivan providing us with a release of claims and complying with applicable covenants.

The following table shows the amounts that would have been payable to the named executive officers under these equity award programs for a termination of employment as of December 31, 2020, based on the closing price of our common stock of $45.79 as of December 31, 2020. All awards remain subject to the Recoupment Policy (discussed in “—Compensation Discussion and Analysis” above).

Name	Type of Award	Death or Disability ($)	Involuntary for Cause ($)	Involuntary (All Others)[1] ($)	Voluntary ($)	CIC Only ($)	CIC + Qualifying Termination[2] ($)
Mr. Doheny	17RSU(mod)[3]	1,602,650	—	1,053,220	—	—	1,602,650
	17PSU(mod)[3]	1,053,220	—	1,053,220	—	—	1,602,650
	PSU[4]	4,742,592	—	—	—	—	10,072,381
	RSA/RSU[5]	4,491,541	—	—	—	—	4,491,541
	SLO[6]	4,759,138	—	3,807,347	3,807,347	—	4,759,138
Mr. Sullivan	PSU[4]	1,039,525	—	1,039,525	—	—	1,039,525
	RSA/RSU[5]	457,534	—	457,534	—	—	457,534
Mr. Chammas	PSU[4]	862,058	—	—	—	—	1,810,262
	RSA/RSU[5]	809,888	—	—	—	—	809,888
Mr. Deily	PSU[4]	907,161	—	907,161	907,161	—	1,898,728
	RSA/RSU[5]	842,078	—	—	—	—	842,078
Ms. Willis	PSU[4]	410,981	—	—	—	—	860,211
	RSA/RSU[5]	547,191	—	—	—	—	547,191

[1]	For Mr. Doheny and Mr. Sullivan, amounts in this column also include amounts resulting from a termination of employment by Mr. Doheny or Mr. Sullivan for good reason.

[2]

The column consists of amounts that would have been paid to the named executive officers if a change in control had occurred within the two-year period ending December 31, 2020 and a qualifying termination of employment had occurred at the end of 2020.

[3]

These rows consist of amounts that would have been paid to Mr. Doheny in connection with the 2017 New Hire PSU award, as modified into a performance-vesting award (17PSU(mod)) and time-vesting award (17RSU(mod)). The amount for the 17PSU(mod) assumes the performance conditions are met. As noted above, Mr. Doheny’s 2017 Offer Letter, as amended, provides for prorated vesting of his new hire awards (subject to actual performance results for the 17PSU(mod)) if he has been terminated without cause or terminates with good reason on or before September 18, 2022.

[4]

These rows consist of amounts that would have been paid in connection with 2019 and 2020 three-year PSU awards. For the scenarios other than “CIC + qualifying termination,” the PSUs are included assuming target performance. In the case of “CIC + qualifying termination,” per the terms of the Executive Severance Plan under which each of the named executive officers participates (other than Mr. Sullivan), the amounts represent the full value of the awards based on target performance and are not prorated. In certain cases, vesting may be conditioned on the named executive officer first providing us with a release of claims. Because Mr. Deily was retirement eligible as of December 31, 2020, the amounts above under “Involuntary (all others)” and “Voluntary” represent the prorated values of those PSU awards. For Mr. Sullivan, the amounts reflect the special equity vesting provisions of his offer letter agreement, as amended, as described above.

[5]

These rows consist of time-vesting restricted stock awards granted as part of 2018, 2019 and 2020 long-term incentive awards, and time-vesting new hire restricted stock unit awards granted to Mr. Sullivan on June 24, 2019 and Ms. Willis on January 7, 2019.

[6]

This row consists of amounts that would have been paid to Mr. Doheny in connection with outstanding SLO awards. The amounts above under “Involuntary (all others)” and “Voluntary” represent the “principal portion” of the awards.

The benefits described or referenced above are in addition to benefits available generally to salaried employees upon termination of employment, such as, for employees in the United States, distributions under our 401(k) and Profit-Sharing Plan, non-subsidized retiree medical benefits, disability benefits and accrued vacation pay (if applicable).

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Executive Compensation

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following estimate of the relationship of the annual total compensation of our employees and the annual total compensation of Edward L. Doheny II, our President and CEO as of the end of 2020, our last completed fiscal year.

For 2020, the median of the annual total compensation of all our employees, other than our CEO, was $54,875, and the annual total compensation of our CEO, as reported in “Executive Compensation—2020 Summary Compensation Table” (and adjusted as noted below), was $11,782,432.

Based on this information, we reasonably estimate that for 2020 our CEO’s annual total compensation was approximately 215 times that of the median of the annual total compensation of all our employees.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

•

We determined that, as of December 31, 2020, our employee population consisted of approximately 16,500 individuals. This population consisted of our full-time, part-time and temporary employees employed with us as of the determination date.

•

To identify the “median employee” from our employee population, we used total annual salary (including base wages for hourly employees) that each employee was paid for 2020 before any taxes, deductions, insurance, premiums and other payroll withholding, plus any 2020 target bonus amount. Salaries in foreign currency were translated into USD at the full year (statement of operations) exchange rates. We then identified four individuals, all within $12 of one another based on this consistently applied compensation measure, and selected as the median employee the individual with our standard benefits. We did not use any statistical sampling techniques.

•

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, except that we also included the estimated value of certain broad-based group health and life benefits, resulting in annual total compensation of $54,875.

•

For the annual total compensation of our CEO, we used the amount reported in the “Total” column in “Executive Compensation—2020 Summary Compensation Table.” However, to maintain consistency between the annual total compensation of our CEO and the median employee, we also added the estimated value of certain broad-based group health and life benefits for our CEO to the amount reported in that table.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to shares of common stock that may be issued under our 2014 Incentive Plan, the only equity compensation plan that was effective in 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)

Equity compensation plans approved by stockholders	2,305,286	[1]	—	2,578,534	[2]

Equity compensation plans not approved by stockholders	—		—	—

Totals	2,305,286		—	2,578,534

[1]	Includes the following as of December 31, 2020:

•

84,696 performance share units awarded under the 2018 three-year PSU award. This number reflects that such awards are paid out based upon the achievement level equal to 55% of the target, as certified by the Organization and Compensation Committee in February 2021.

•

208,492 performance share units awarded under the 2019 three-year PSU award. This number reflects an assumption that such awards will be paid out at 91% of the target, based on current projected performance conditions.

•

276,588 performance share units awarded under the 2020 three-year PSU award. This number reflects an assumption that such awards will be paid out at 87% of the target, based on current projected performance conditions.

•	35,000 performance share units awarded to Mr. Doheny.

•	1,598,361 unvested restricted stock units.

•	102,149 deferred stock units held by non-employee directors.

[2]

Comprised of 3,183,310 shares available as of December 31, 2020 for awards under the 2014 Incentive Plan (as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020) plus 1,598,361 unvested restricted stock units and 102,149 deferred stock units held by non-employee directors, and less the number of shares reported under column (a) in the table above.

There is no exercise price for shares or units awarded under the 2014 Incentive Plan. There was no exercise price for deferred stock units credited to the accounts of non-employee directors in 2020.

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

Introduction

We use equity compensation awards to provide long-term incentive compensation and to attract and retain highly regarded employees and non-employee directors. Our board believes that our equity compensation program is an integral part of our approach to long-term incentive compensation, focused on stockholder return, and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The 2014 Omnibus Incentive Plan, or the Omnibus Plan, was approved by our stockholders in 2014. The Omnibus Plan authorized the issuance, pursuant to awards under the plan, of up to 4,250,000 shares of our common stock plus any shares that were available for issuance under its predecessor plans. The Omnibus Plan was amended and restated in 2018, primarily to add up to 2,200,000 shares to the plan share pool. As of March 22, 2021, there were about 1.8 million shares available for future grants under the Omnibus Plan.

In view of the limited number of shares remaining available under the Omnibus Plan, our board approved a further amendment and restatement of the Omnibus Plan, or the Amended Plan, a copy of which appears as Annex A to this Proxy Statement, subject to stockholder approval. If our stockholders do not approve the Amended Plan, the Omnibus Plan will remain in effect in its current form.

The Amended Plan adds up to 3 million shares of common stock to the share pool previously available under the Omnibus Plan and extends the term of the plan by three years, ending May 2031.

The Omnibus Plan included design features that were intended to allow awards to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, so that those awards could be exempt from the $1 million deduction limit under Section 162(m). The Tax Cuts and Jobs Act eliminated the “performance-based compensation” exception effective 2018. The Amended Plan nonetheless retains certain individual award limits for stock-based awards that were originally included solely for the “performance-based compensation” exception, even though those award limits are no longer required by the Tax Cuts and Jobs Act. The Amended Plan, however, removes certain other provisions related to “performance-based compensation” under Section 162(m) of the Internal Revenue Code that no longer apply.

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

Information on Equity Compensation Plans as of March 22, 2021

The Board recognizes that the increase in the number of shares under the Omnibus Plan will result in additional dilution or “overhang” for our stockholders, although the incremental dilution would not be material. As commonly calculated, the total potential overhang resulting from the amendment of the Omnibus Plan would be approximately 4.65%, with the incremental overhang resulting from the share increase equal to approximately 1.87%. This overhang is calculated as follows, in each case as of the record date of March 22, 2021:

Overhang Calculation

(a) Incremental Share Request Subject to Stockholder Approval	3,000,000

(b) Shares Underlying Outstanding Awards	2,680,686

(c) Shares currently available under the Omnibus Plan	1,787,932

(d) Total shares authorized for, or outstanding under, equity awards (a + b + c)	7,468,618

(e) Total shares outstanding	153,223,585

(f) Fully Diluted Overhang (d/(d+e))	4.65%

We note that the number of shares remaining available for grant as described above differs from those reported above under “Equity Compensation Plan Information,” since that table, required by SEC disclosure rules, is dated as of December 31, 2020, and therefore does not take into account vesting events and year-to-date grants during 2021.

The following table includes information regarding all outstanding equity awards (all of which were originally made under the Omnibus Plan) and shares available for future awards under the Omnibus Plan as of March 22, 2021 (and without giving effect to the Amended Plan under this Proposal 2):

Outstanding Equity Awards Information
Total shares underlying outstanding options and warrants	0
Weighted average exercise price of outstanding options and warrants	N/A
Weighted average remaining contractual life of outstanding options and warrants	N/A
Total shares subject to outstanding, unvested full-value awards	2,680,686
Total shares currently available for grant	1,787,932

Outstanding awards include unvested shares of restricted stock, RSUs and PSUs assuming target performance.

Key Features of the Amended Plan

The following features of the Amended Plan will protect the interests of our stockholders:

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SARs, is ten years.

•

No repricing or grant of discounted stock options or SARs. The Amended Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Amended Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•

No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the Amended Plan we do not automatically accelerate vesting of awards in connection with a change in control of our company. The Amended Plan does not include a “liberal” change in control definition. As previously noted, we do not provide change in control excise tax gross-ups.

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

•

No Liberal Share Counting for Options/SARs. The Amended Plan prohibits us from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation for grants of options and SARs. The only shares that are re-used in the Amended Plan are for awards that have been canceled, forfeited, expired, for awards settled in cash, or withheld to cover tax obligations in case of full-value awards such as restricted stock, RSUs and PSUs.

•

Minimum Vesting Requirements. The Amended Plan includes minimum vesting requirements. Equity-based awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.

•

Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. We also do not pay dividends or dividend equivalents on unearned restricted shares, RSUs or PSUs, except to the extent the award actually becomes vested.

•	Clawback. Awards granted under the Amended Plan are subject to the Recoupment Policy described in “Executive Compensation—Compensation Discussion and Analysis.”

•	Director Limits. The Amended Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

The following is a summary of the material features of the Amended Plan. This summary is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached as Annex A to this Proxy Statement. To the extent the description below differs from the text of the Amended Plan, the text of the Amended Plan will control.

Material Terms of the Amended Plan

Eligibility

Awards may be granted under the Amended Plan to our, and our affiliates’, officers, employees, consultants and advisors and to our non-employee directors. Incentive stock options may be granted only to our, and our subsidiaries’, employees. As of March 22, 2021, approximately 1,100 individuals were eligible to receive awards under the Amended Plan, including 7 executive officers and 9 non-employee directors.

Administration

The Amended Plan may be administered by the Board of Directors or the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate certain of its award authority to the extent permitted by applicable law.

Number of Authorized Shares

The number of shares of common stock authorized for issuance under the Amended Plan is the sum of:

•

the shares approved by stockholders at the original effective date of the Omnibus Plan, equal to the sum of (A) 4,250,000 shares plus (B) the number of shares of common stock that remained available for awards under two predecessor plans as of the original effective date of the Omnibus Plan plus (C) effective on May 17, 2018, 2,199,144 shares (which is 2,200,000 shares less the number of shares for awards made on or after March 18, 2018 and before the 2018 Annual Meeting); plus

•	effective upon approval of the stockholders at the Annual Meeting, 3,000,000 shares (less any shares for any awards made on or after March 22, 2021 and before the Annual Meeting).

In addition, any awards that were outstanding under the predecessor plans as of the original effective date of the Omnibus Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the Amended Plan. Up to 4,250,000 shares may be

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

granted as incentive stock options under Internal Revenue Code Section 422. The shares of common stock issuable under the Amended Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the Amended Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the Amended Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the Amended Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares of common stock, (c) shares surrendered or tendered in payment of any taxes required to be withheld in respect of a full-value award, such as restricted stock, RSUs, PSUs or other stock-based awards, or (d) awards granted in assumption of or in substitution for awards previously granted by an acquired company. Shares tendered or withheld to pay the option exercise price or tax withholding for options or SARs will continue to count against the aggregate number of shares of common stock available for grant under the Amended Plan. SARs are counted based on the gross number of shares covered by the award, not the net shares settled at exercise. Any shares of common stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the Amended Plan.

Awards to Non-employee Directors

No more than $500,000 may be granted in equity-based awards during any one year to a non-employee director, based on the grant date fair value for accounting purposes in the case of stock options or stock appreciation rights and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. This limit does not apply to shares received by a non-employee director at his or her election in lieu of all or a portion of the director’s retainer for board service (described below).

After each annual meeting of stockholders, any non-employee director elected at such meeting will be eligible to receive a retainer in an amount established prior to the annual meeting by the Board. Any non-employee director elected or appointed other than at an annual meeting will be entitled to receive an interim retainer established by the Board of Directors. Retainers may be paid in either cash or shares, and retainers will be eligible for deferral under our Deferred Compensation Plan for Directors (or any similar plan we maintain). See “Director Compensation” earlier in this Proxy Statement for additional information about our non-employee director compensation program.

Adjustments

If certain changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without our receipt of consideration, or if we effect any spin-off, split-up, extraordinary cash dividend or other distribution of assets, we must equitably adjust the number and kind of securities for which stock options and other stock-based awards may be made under the Omnibus Plan, including the individual award limits for “performance-based” compensation under Internal Revenue Code Section 162(m). In addition, if we effect any spin-off, split-up, extraordinary cash dividend or other distribution of assets, we must equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs.

Types of Awards

The Amended Plan permits the granting of any or all of the following types of awards:

Stock Options

Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. (The fair market value of a share of our common stock as of March 22, 2021 was $45.90.) At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

Stock Appreciation Rights

The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Amended Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards

The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with us or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the Amended Plan and any other terms and conditions determined by the Compensation Committee.

Performance Awards

The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.”

The Compensation Committee has discretion to select any performance goals for performance awards. Those performance goals may include, among others, the attainment of specified levels of one, or any combination, of the following performance criteria for our company on a consolidated basis, and/or specified subsidiaries or business units, as reported or calculated by us: (1) cash flow; (2) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (3) earnings measures (including EBIT and EBITDA); (4) return on equity; (5) total stockholder return; (6) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (7) return on capital; (8) revenue; (9) income; (10) profit margin; (11) return on operating revenue; (12) brand recognition/acceptance; (13) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (14) productivity; (15) expense targets; (16) market share; (17) cost control measures; (18) balance sheet metrics; (19) strategic initiatives; (20) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (21) return on assets; (22) growth in net sales; (23) the ratio of net sales to net working capital; (24) stockholder value added (net operating profit after tax, or NOPAT), excluding non-recurring items, less our cost of capital); (25) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (26) sales from newly-introduced products; (27) successful completion of, or achievement of milestones or objectives related to,

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (28) product quality, safety, productivity, yield or reliability (on time and complete orders); (29) funds from operations; (30) regulatory body approval for commercialization of a product; (31) debt levels or reduction or debt ratios; (32) economic value; (33) operating efficiency; (34) research and development achievements; or (35) any combination of the forgoing business criteria. The Compensation Committee may also select any derivations of these business criteria (e.g., income shall include pre-tax income, net income, operating income, etc.). Performance goals may, in the discretion of the Compensation Committee, be established on a company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

Dividends and Dividend Equivalents

Subject to the terms of the Amended Plan and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to shares covered by an award, other than an award of stock options or SARs. Dividends or dividend equivalents may be credited as additional shares or units. However, notwithstanding anything to the contrary, no dividends or dividend equivalents will vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such award does not vest (including both time-based and performance-based awards).

Minimum Vesting Requirements

While the Compensation Committee generally may set the terms and conditions of awards, the Amended Plan requires that equity-based awards may not vest earlier than the first anniversary of the date the award is granted. This requirement does not apply to (1) substitute awards, (2) shares delivered in lieu of fully vested cash awards or (3) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders (but not sooner than 50 weeks after the grant date). Also, the Compensation Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the Amended Plan. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

No Repricing

Without stockholder approval, the Compensation Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Amended Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback

All awards granted under the Amended Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such act, any policies we adopt to implement such requirements, and any other compensation recovery policies as we may adopt from time to time, including the Recoupment Policy described in “Executive Compensation—Compensation Discussion and Analysis.”

Certain Individual Award Limits

Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Internal Revenue Code

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

Section 162(m) may not be granted stock options or stock appreciation rights for more than 1,000,000 shares in any calendar year or more than 1,000,000 shares for restricted stock, RSUs or other stock-based awards that are performance awards in any calendar year. As noted earlier, under the Tax Cuts and Jobs Act the “performance-based compensation” exception will not be available under Section 162(m) for awards granted in 2018 or later.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

Effect of Change in Control

Under the Amended Plan, in the event of a change in control, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions, and performance criteria applicable to the awards before the change in control, unless otherwise determined by the Compensation Committee. In connection with a change in control, outstanding stock options and SARs may be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.

Awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, except as may otherwise be provided in the applicable award agreement, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.

•

For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

•

For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by us other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

Definition of Change in Control

A change in control generally means the occurrence of any of the following events:

•

an acquisition by any individual, entity or group of beneficial ownership of 30% or more of our outstanding voting securities entitled to vote generally in the election of directors (generally excluding any acquisition directly from us, any acquisition by us, any acquisition by any employee benefit plan of ours or of a related company, or an acquisition pursuant to certain transactions described in clause (3) below);

•	a change in the composition of the Board of Directors such that the “continuing directors” cease to constitute at least a majority of the Board;

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

•

consummation of a reorganization, merger or consolidation, a sale of all or substantially all of our outstanding assets or the acquisition of assets or stock of another entity by us, unless after such transaction (a) the beneficial owners of our outstanding voting securities entitled to vote generally in the election of directors immediately prior to the transaction retain at least 50% of such voting securities resulting from such transaction, (b) no person beneficially owns 30% or more of our then-outstanding voting securities entitled to vote generally in the election of directors resulting from such transaction except to the extent such ownership existed prior to the transaction, and (c) at least a majority of the directors resulting from such transaction were “continuing directors” prior to the change in control; or

•	our stockholders approve our complete liquidation or dissolution.

For the purposes of this definition of a change in control, “continuing director” means one of our directors who is serving as such on the effective date of the Omnibus Plan and any person who is approved as a nominee or elected to the Board by a majority of the continuing directors who are then members of the Board, but excluding anyone whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of an individual, entity or group other than the Board.

Term, Termination and Amendment of the Amended Plan

Unless earlier terminated by the Board of Directors, the Amended Plan will terminate, and no further awards may be granted, on May 18, 2031. The Board may amend, suspend or terminate the Amended Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the Amended Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

A new plan benefits table for the Amended Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Amended Plan if the Amended Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Amended Plan will be made at the Compensation Committee’s discretion, subject to the terms of the Amended Plan. Therefore, the benefits and amounts that will be received or allocated under the Amended Plan are not determinable at this time. The equity grant program for our non-employee directors is described under “Director Compensation.”

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended Plan generally applicable to us and to participants in the Amended Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options

A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards

A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Unrestricted Stock Awards

Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Other Stock-Based Awards

The U.S. federal income tax consequences of other stock-based awards will depend upon the specific terms of each award.

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Proposal 2. Amendment and Restatement of 2014 Omnibus Incentive Plan

Tax Consequences to Us

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m). Under Section 162(m), we cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.

Code Section 409A

We intend that awards granted under the Amended Plan comply with, or otherwise be exempt from, Code Section 409A (to the extent applicable), but make no representation or warranty to that effect.

Tax Withholding

We are authorized to deduct or withhold from any award granted or payment due under the Amended Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Amended Plan permits withholding obligations to be satisfied through share withholding at up to maximum statutory rates. We are not required to issue any shares of common stock or otherwise settle an award under the Amended Plan until all tax withholding obligations are satisfied.

The Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the 2014 Omnibus Incentive Plan.

86

Proposal 3. Ratification of Appointment of Independent Auditor for 2021

The Audit Committee has approved the retention of PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, as our independent auditor to examine and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2021. The Audit Committee considers PwC to be well qualified. In the absence of contrary specification, the Proxy Committee will vote proxies received in response to this solicitation in favor of ratification of the appointment. Even if the proposal is approved, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm to serve as independent auditor at any time during the year. Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to appropriate questions.

In light of the receipt by Sealed Air of a subpoena from the SEC in May 2019, for documents and information relating to the process by which Sealed Air selected its independent audit firm for the period beginning with fiscal 2015, and relating to the independence of that firm, and the Audit Committee’s dissatisfaction with information it learned about the process by which such firm was selected as its auditor, on August 7, 2019, the Audit Committee dismissed Ernst & Young LLP, or EY, as its independent registered public accounting firm and approved the engagement of PwC as its independent registered public accounting firm for 2019, effective immediately.

EY’s audit reports on Sealed Air’s consolidated financial statements for its fiscal years ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through June 30, 2019, there were (1) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between Sealed Air and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreements in connection with its reports on Sealed Air’s consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In considering the appointment of a new auditor, Sealed Air identified firms that it believed were qualified to serve as auditor for a company with the size and complexity of Sealed Air Corporation. In each case Sealed Air identified issues that might impact the independence of the qualified firm. The Audit Committee considered these issues carefully in choosing PwC as its new auditor.

As part of the engagement process and as previously disclosed, Sealed Air and PwC identified certain non-audit services (the “services”) that PwC or another firm in PwC’s global network of firms had performed for Sealed Air that are not permitted under the SEC’s auditor independence rules. The Audit Committee and PwC discussed the services, which were at the time of PwC’s engagement no longer being performed, and concluded that the provision of the services will not affect PwC’s objectivity or its impartiality and will not impair its ability to serve as Sealed Air’s independent registered public accounting firm. In reaching this conclusion, the Audit Committee and PwC noted that, among other things, (i) the services were entered into with entities at a time when PwC had no independence restrictions; (ii) the services were performed by persons who were not, and will not be, part of the audit engagement team; (iii) certain of the services were performed for immaterial subsidiaries of Sealed Air; and (iv) PwC’s fees associated with the services in 2019 are immaterial to both PwC and Sealed Air. The fees paid to PwC and firms in PwC’s global network of firms for these services were approximately $223,000 in 2019. PwC and the other firms in the global network of firms ceased providing these services to Sealed Air and its subsidiaries prior to PwC being engaged as Sealed Air’s auditor. In selecting PwC, the Audit Committee determined that PwC is well qualified to serve as Sealed Air’s auditor because of its experience with large global companies, including large accelerated filers and other multinational issuers, and PwC’s extensive resources and qualifications, including the strength of its national office and its thought leadership regarding complex accounting issues.

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Proposal 3. Ratification of Appointment of Independent Auditor for 2021

During Sealed Air’s fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through June 30, 2019, neither Sealed Air nor anyone acting on Sealed Air’s behalf has consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sealed Air’s consolidated financial statements, and neither a written report nor oral advice was provided to Sealed Air that PwC concluded was an important factor considered by Sealed Air in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation s-K.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2021.

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Proposal 4. Approval of Executive Compensation on Advisory Basis

Our stockholders have the opportunity at the Annual Meeting to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. At our 2017 Annual Meeting of Stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of the Board of Directors, our stockholders indicated by advisory vote their preference to hold a “say-on-pay” vote annually. After consideration of the 2017 voting results, and based upon its prior recommendation, the Board elected to hold a stockholder “say-on-pay” vote annually.

Our compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit us and our stockholders and to create an alignment of interests between our executives and our stockholders. This approach has resulted in our ability to motivate our existing executives and to attract new executives with the skills and attributes that we need. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for an overview of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Sealed Air Corporation approve the compensation paid to Sealed Air Corporation’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This vote is advisory and therefore not binding on Sealed Air, the Compensation Committee or the Board of Directors. However, the Board and its Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote “FOR” the approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

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Principal Independent Auditor Fees

The following table sets forth the aggregate fees billed to us by PwC for professional services rendered for the fiscal years ended December 31, 2020 and 2019:

	2020		2019

Audit Fees[1]	$8,087,000		$ 8,991,000

Audit-Related Fees[2]	31,000		—

Tax Fees[3]	2,623,000		4,591,000

All Other Fees	10,000	[4]	88,000[5]

Total Fees	$10,751,000		$13,670,000

[1]

Includes services relating to the audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting, review of quarterly consolidated financial statements, statutory audits, comfort letters, and consents and review of documentation for securities offerings.

[2]	Includes other audit services relating to attestation documentation for tax projects and filings, and audit procedures for foreign pension plans.

[3]	Includes services for global tax compliance and other tax projects.

[4]	Includes fees for accounting related research and disclosure software.

[5]

Includes primarily services for payroll and administration matters for a foreign subsidiary and preparation of sub-consolidation workpapers for Chinese subsidiaries, all of which services ceased prior to PwC’s being engaged as Sealed Air’s independent auditor.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Audit Committee or its chair to pre-approve all engagements with our independent auditor. These services include audit services, audit-related services and tax services. Each year, the Audit Committee must approve the independent auditor’s retention to audit our financial statements, subject to ratification by the stockholders. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or its chair also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of our subsidiaries. The Audit Committee or its chair pre-approved all audit, audit-related, tax and other services provided during 2020.

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Report of Audit Committee

The Audit Committee of the Board of Directors consists entirely of members who meet the independence requirements of the listing standards of the New York Stock Exchange (NYSE), the rules and regulations of the SEC and the Standards for Director Independence of Sealed Air Corporation (Sealed Air), as determined by the Board of Directors, or the Board. The Board also determined that all Audit Committee members are financially literate in accordance with NYSE listing standards and each of Messrs. Ahmad and Keizer qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee is responsible for providing independent, objective oversight of the financial reporting processes and internal controls of Sealed Air. The Audit Committee is also responsible for the appointment, compensation, retention and oversight of Sealed Air’s independent registered public accounting firm, including the selection of the firm’s lead engagement partner. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is available on Sealed Air’s website at www.sealedair.com.

Management is responsible for Sealed Air’s system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the annual report on Sealed Air’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Sealed Air’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and for issuing a report on the financial statements and the effectiveness of Sealed Air’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. Audit Committee members do not serve as professional accountants or auditors for Sealed Air, and their functions are not intended to duplicate or certify the activities of Sealed Air’s management or independent registered public accounting firm.

Consistent with its monitoring and oversight responsibilities, the Audit Committee met with management and PricewaterhouseCoopers LLP, or PwC, the independent registered public accounting firm of Sealed Air, to review and discuss the December 31, 2020 audited consolidated financial statements. Management represented that Sealed Air had prepared the consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with PwC the matters required by the PCAOB in accordance with Auditing Standard No. 1301, “Communications with Audit Committees.”

The Audit Committee received from PwC the written communication that is required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with PwC that firm’s independence. The Audit Committee also considered whether PwC’s provision of non-audit services and the audit and non-audit fees paid to PwC were compatible with maintaining that firm’s independence. On the basis of these reviews, the Audit Committee determined that PwC has the requisite independence.

Management completed the documentation, testing and evaluation of Sealed Air’s system of internal control over financial reporting as of December 31, 2020 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and PwC at Audit Committee meetings throughout the year and provided oversight of the process. Prior to filing Sealed Air’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or the Form 10-K, with the SEC, the Audit Committee also reviewed management’s report on the effectiveness of Sealed Air’s internal control over financial reporting contained in the Form 10-K, as well as the Report of Independent Registered Public Accounting Firm provided by PwC and also included in the Form 10-K. PwC’s report included in the Form 10-K related to its audit of Sealed Air’s consolidated financial statements and the effectiveness of Sealed Air’s internal control over financial reporting.

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Report of Audit Committee

Based upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the information provided by, and the representations of, management and PwC, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2020 be included in Sealed Air’s Annual Report on Form 10-K for the year ended December 31, 2020. The Audit Committee selected PwC as Sealed Air’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and recommended that the selection be submitted for ratification by the stockholders of Sealed Air.

Audit Committee

Henry R. Keizer, Chair

Zubaid Ahmad

Françoise Colpron

Neil Lustig

Suzanne B. Rowland

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Stockholder Proposals and Business for 2022 Annual Meeting

Stockholder Proposals for Inclusion in the 2022 Proxy Statement

In order for stockholder proposals for the 2022 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s Proxy Statement and form of proxy card for that meeting, we must receive the proposals in proper written form at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, directed to the attention of the Corporate Secretary, no later than December 7, 2021. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which sets forth the requirements for the inclusion of stockholder proposals in our Company proxy materials.

Stockholder Director Nominations for Inclusion in the 2022 Proxy Statement

We have adopted a proxy access right to permit, under certain circumstances, a stockholder or a group of stockholders to include in our annual meeting Proxy Statement director candidates whom they have nominated. These proxy access provisions in our Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting Proxy Statement must own, in the aggregate, at least 3% of the Company’s outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any meeting Proxy Statement cannot exceed the greater of 20% of our Board or two directors. Stockholder(s) and the nominee(s) must satisfy the other requirements outlined in our Bylaws. Notice of access director nominees must be received in proper written form at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, directed to the attention of the Corporate Secretary, no earlier than December 19, 2021 and no later than January 18, 2022. Please refer to our Bylaws for the complete proxy access requirements.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2022 Annual Meeting But Not Included in the 2022 Proxy Statement

Our Bylaws set forth the procedures you must follow in order to nominate a director for election or to present any other proposal at an annual meeting of our stockholders, other than nominations or proposals intended to be included in our Company proxy materials. In addition to any other applicable requirements, for director nominations or other business to be properly brought before the 2022 Annual Meeting by a stockholder, the stockholder must have given us timely notice thereof in proper written form, including all required information, at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, directed to the attention of the Corporate Secretary, between January 18, 2022 and February 17, 2022.

We have posted a copy of our Amended and Restated Bylaws on our website at https://ir.sealedair.com/corporate-governance/highlights.

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Delivery of Documents to Security Holders Sharing an Address

SEC rules permit us to deliver a single copy of our 2020 Annual Report to Stockholders and this Proxy Statement, or one Notice of Internet Availability of Proxy Materials, to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the security holders. This delivery method, which is known as “householding,” can reduce our expenses for printing and mailing. Any stockholder of record at a shared address to which a single copy of the documents was delivered may request a separate copy of the 2020 Annual Report to Stockholders and this Proxy Statement, or a separate Notice of Internet Availability of Proxy Materials, as applicable, by (a) calling Shareholder Services at 1-704-503-8841, (b) sending a letter to us at Shareholder Services, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, or (c) sending us an e-mail at investor.relations@sealedair.com. Stockholders of record who wish to receive separate copies of these documents in the future may also contact us as stated above. Stockholders of record who share an address and are receiving multiple copies of our annual reports to stockholders and proxy statements, or of our Notices of Internet Availability of Proxy Materials, may contact us as stated above to request delivery of a single copy of such documents. Stockholders who hold their shares in “street name” and who wish to obtain copies of these proxy materials should follow the instructions on their voting instruction forms or contact the holders of record.

Other Matters

We will pay all expenses of preparing, printing and mailing, and making available over the Internet, these proxy materials, as well as all other expenses of soliciting proxies for the Annual Meeting on behalf of the Board of Directors. Georgeson LLC will solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission and will request brokerage houses, banks, and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by these persons. We will pay a fee of $16,100 to Georgeson LLC for its services and will reimburse it for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, certain of our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission.

On behalf of the Board of Directors,

Angel S. Willis

Vice President, General Counsel and Secretary

Charlotte, North Carolina

April 6, 2021

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Annex A

SEALED AIR CORPORATION

2014 OMNIBUS INCENTIVE PLAN

(as amended and restated effective May 18, 2021)

Sealed Air Corporation, a Delaware corporation, sets forth herein the terms of its 2014 Omnibus Incentive Plan, as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified officers, Non-Employee Directors, key employees, consultants and advisors, and to motivate such officers, Non-Employee Directors, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and other stock-based awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. The Plan was originally adopted and became effective on May 22, 2014, at which time the Plan replaced, and no further awards were permitted to be made under, the Predecessor Plans. This amendment and restatement of the Plan becomes effective upon approval of the Company’s stockholders at the 2021 Annual Meeting of Stockholders principally for the purposes of adding shares to the Plan’s award pool and extending the Plan term to the tenth anniversary of the Restatement Effective Date.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Annual Retainer” means an amount established by the Board from time to time, payable to a Non-Employee Director for service on the Board for the period beginning on the date of an annual meeting of stockholders of the Company at which the Non-Employee Director is elected and continuing until the next annual meeting of stockholders of the Company.

2.3. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award under the Plan.

2.4. “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Change in Control” shall have the meaning set forth in Section 16.3.2.

2.7. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.8. “Committee” means the Organization and Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

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2.9. “Company” means Sealed Air Corporation, a Delaware corporation, or any successor corporation.

2.10. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.10 per share.

2.11. “Continuing Director” means a director of the Company who is serving as such on the Effective Date and any person who is approved as a nominee or elected to the Board by a majority of the Continuing Directors who are then members of the Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board.

2.12. “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.13. “Effective Date” means May 22, 2014, the date the Plan was approved by the Company’s stockholders.

2.14. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.16. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.17. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.18. “Grantee” means a person who receives or holds an Award under the Plan.

2.19. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20. “Interim Retainer” means an amount established by the Board from time to time payable to a Non-Employee Director for service on the Board if the Non-Employee Director is elected or appointed to the Board other than at an annual meeting of the stockholders of the Company. Unless otherwise determined by the Board, the amount of the Interim Retainer will be equal to the amount of the most recent Annual Retainer, prorated for the period of service by the Non-Employee Director through the next annual meeting of stockholders of the Company.

2.21. “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.22. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

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2.23. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25. “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2.26. “Outstanding Voting Securities” means the outstanding voting securities of the Company entitled to vote generally in the election of directors.

2.27. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee.

2.28. “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.29. “Plan” means this Sealed Air Corporation 2014 Omnibus Incentive Plan, as amended from time to time.

2.30. “Predecessor Plans” means the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors, the 2005 Contingent Stock Plan of Sealed Air Corporation, and the Sealed Air Corporation Performance-Based Compensation Program.

2.31. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.32. “Restatement Effective Date” shall mean the date of the 2021 Annual Meeting of Stockholders.

2.33. “Restricted Period” shall have the meaning set forth in Section 10.1.

2.34. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.35. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.36. “Retainer” means either an Annual Retainer or Interim Retainer.

2.37. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.38. “SEC” means the United States Securities and Exchange Commission.

2.39. “Section 409A” means Section 409A of the Code.

2.40. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.41. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.42. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.43. “Service Provider” means an employee, officer, Non-Employee Director, consultant or advisor of the Company or an Affiliate.

2.44. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.45. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.46. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

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2.47. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.48. “Termination Date” means the date that is ten (10) years after the Restatement Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 15 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2. No Repricing.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as

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any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 16. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3. Award Agreements; Clawbacks.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for “cause” as defined in the applicable Award Agreement.

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.

3.4. Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6. Minimum Vesting Requirements.

Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) shares delivered in lieu of fully vested cash incentive awards, and (iii) Awards to Non-employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 16); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

3.7. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

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4. STOCK SUBJECT TO THE PLAN

4.1. Authorized Number of Shares.

Subject to adjustment under Section 16, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (A) 4,250,000, plus (B) the number of shares of Common Stock available for the grant of awards as of the Effective Date under the Predecessor Plans, plus (C) effective upon approval of the Company’s stockholders at the 2018 Annual Meeting of Stockholders, 2,200,000 shares (less any shares of Common Stock for any Awards made on or after March 19, 2018 and before 2018 Annual Meeting of Stockholders), plus (D) effective upon approval of the Company’s stockholders at the 2021 Annual Meeting of Stockholders, 3,000,000 shares (less any shares of Common Stock for any Awards made on or after March 22, 2021 and before 2021 Annual Meeting of Stockholders). In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plans that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plans following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2. Share Counting.

4.2.1. General.

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.

4.2.2. Cash-Settled Awards.

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3. Expired or Terminated Awards.

If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4. Payment of Option Price or Tax Withholding in Shares.

4.2.4.1 Restricted Stock, Restricted Stock Units and Other Stock-based Awards. For an Award of Restricted Stock, Restricted Stock Units or Other Stock-based Award, if shares of Common Stock issuable upon vesting or settlement of the Award, or shares of Common Stock owned by a Grantee (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of an Award in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered shares of Common Stock shall again be available for the grant of Awards under the Plan.

4.2.4.2 Stock Options and SARs. The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, (i) if in accordance with the terms of the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above; and (ii) for a share-settled SAR, the gross number of shares with respect to which the SAR is granted shall be counted against the limit in Section 4.1 (i.e., not just the net shares actually issued upon exercise of the SAR). In addition, if in accordance with the terms of the Plan, a Grantee satisfies any tax withholding requirement with respect to any taxable event arising as a result of an Option or SAR by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in

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Section 4.1 above. Any shares of Common Stock repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of shares available for grant under the Plan set forth in Section 4.1 above.

4.2.5. Substitute Awards.

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

4.3. Award Limits.

4.3.1. Incentive Stock Options.

Subject to adjustment under Section 16, 4,250,000 shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.

4.3.2. Individual Award Limits for Section 162(m).

Subject to adjustment under Section 16, the maximum number of each type of Award intended to constitute “performance-based compensation” under Section 162(m) of the Code granted to any Grantee in any calendar year shall not exceed the following number of shares of Common Stock: (i) Options and SARs: 1 million shares; and (ii) all share-based Performance Awards (including Restricted Stock, Restricted Stock Units and Other Stock-based Awards that are Performance Awards): 1 million shares.

4.3.3. Limits on Awards to Non-Employee Directors.

No more than $500,000 may be granted in share-based Awards under the Plan during any one year to a Grantee who is a Non-Employee Director (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Grant Date in the case of Restricted Stock, Restricted Stock Units or Other Stock-based Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs); provided, however, that share-based Awards made to a Grantee who is a Non-Employee Director at such Grantee’s election in lieu of all or a portion of his or her Retainer for service on the Board and any Board committee shall not be counted towards the limit under this Section 4.3.4.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term.

The Plan originally became effective on the Effective Date. This amendment and restatement of the Plan will become effective as of the Restatement Effective Date, provided that it has been approved by the Company’s stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Restatement Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

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6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-Employee Director, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7. AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3. Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be

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fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6. Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2. Other Terms.

The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time

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or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4. Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)	the number of shares of Stock with respect to which the SAR is exercised.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 18.12, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.

10.4. Rights of Holders of Restricted Stock Units.

10.4.1. Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

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10.4.2. Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement and subject to Section 18.12, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.6. Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

11.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

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12. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such Awards are referred to as “Performance Awards.”

12.2. Performance Goals Generally.

The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

12.3. Business Criteria.

For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), including any of the following: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures (including EBIT and EBITDA)); (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition/acceptance; (xiii) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) return on assets; (xxii) growth in net sales; (xxiii) the ratio of net sales to net working capital; (xxiv) stockholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Company’s cost of capital); (xxv) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (xxvi) sales from newly-introduced products; (xxvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xxviii) product quality, safety, productivity, yield or reliability (on time and complete orders); (xxix) funds from operations; (xxx) regulatory body approval for commercialization of a product; (xxxi) debt levels or reduction or debt ratios; (xxxii) economic value; (xxxiii) operating efficiency; (xxxiv) research and development achievements; or (xxxv) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

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13. OTHER STOCK-BASED AWARDS

13.1. Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2. Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14. NON-EMPLOYEE DIRECTOR RETAINERS

14.1. Retainers

14.1.1. Annual Retainers

Upon the adjournment of each annual meeting of the stockholders of the Company, each Non-Employee Director who has been elected a director of the Company at such meeting shall be entitled to receive an Annual Retainer in an amount established prior to such annual meeting by the Board. The amount of the Annual Retainer may be expressed in cash, shares of Common Stock or a combination thereof, as more fully described in Section 14.2.1.

14.1.2. Interim Retainers

If any Non-Employee Director is elected or appointed a director other than at an annual meeting of the stockholders of the Company, then on the date of such Non-Employee Director’s election or appointment such Non-Employee Director shall be entitled to an Interim Retainer. The amount of the Interim Retainer may be expressed in cash, shares of Common Stock or a combination thereof, as more fully described in Section 14.2.1.

14.2. Form and Payment of Retainers

14.2.1. Form of Retainers

The Board may establish the amount of any Retainer either as an amount of cash, a number of shares of Common Stock or a combination of an amount of cash and a number of shares of Common Stock. Regardless of how expressed, the Board shall also determine the portion of the Retainer to be payable in cash and the portion to be payable by an Award, subject to the following additional rules:

(i) For any portion of the Retainer expressed as cash and payable by delivery of a share-based Award, the number of shares of Common Stock underlying the Award will be determined in accordance with Section 14.2.3;

(ii) For any portion of the Retainer expressed as a number of shares of Common Stock and payable in cash, the amount of cash payable will be determined in accordance with Section 14.2.4;

(iii) The Board may permit Non-Employee Directors to elect between forms of payment in accordance with such rules as the Board may establish from time to time; and

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(iv) Notwithstanding any provision herein to the contrary (including any Non-Employee Director election), at least 50% of the Retainer shall be payable as a share-based Award.

14.2.2. Cash Awards

For any portion of the Annual Retainer payable as cash, unless the Board determines otherwise, payment shall be made in a single payment as promptly as practicable after the end of the calendar quarter in which the annual meeting of the stockholders of the Company occurs. For any portion of an Interim Retainer payable in cash, unless the Board determines otherwise, payment shall be made in a single payment as promptly as practicable after the end of the calendar quarter in which the Non-Employee Director is elected or appointed, provided that if such Non-Employee Director is elected between April 1 and the next annual meeting of stockholders of the Company, then such portion of the Interim Retainer shall be paid as promptly as practicable after the Non-Employee Director is elected.

14.2.3. Share-Based Awards Based on Cash Amount

For any portion of the Annual Retainer expressed as an amount of cash and payable as a share-based Award (either as required by the Board or as elected by a Non-Employee Director, if permitted), the number of shares of Common Stock with respect to such Award shall be calculated by dividing the amount of such portion of the Annual Retainer by the Fair Market Value of the Common Stock on the applicable annual meeting date. Similarly, for any portion of an Interim Retainer expressed as an amount of cash and payable as an Award, the number of shares of Common Stock with respect to such Award shall be calculated using the Fair Market Value on the date of election or appointment of the Non-Employee Director. If the calculation of the portion of a Retainer payable as a share-based Award would result in a fractional share of Common Stock being issued, then the number of shares to be so paid shall be rounded up to the nearest whole share.

14.2.4. Cash Payments Based on Stock Amount

For any portion of the Annual Retainer expressed as a number of shares of Common Stock and payable in cash (either as required by the Board or as elected by a Non-Employee Director, if permitted), the amount of cash shall be calculated by multiplying the number of shares of Common Stock by the Fair Market Value on the applicable annual meeting date. Similarly, for any portion of an Interim Retainer expressed as a number of shares of Common Stock and payable as cash, the amount of cash shall be calculated using the Fair Market Value on the date of election or appointment of the Non-Employee Director who will receive the Interim Retainer.

14.2.5. Share-Based Awards

For any portion of the Retainer payable as a share-based Award, the Award shall be granted to each applicable Non-Employee Director as promptly as practicable after the Non-Employee Director becomes entitled to receive it. The Board shall establish the terms of the Award, including the extent to which any vesting conditions will apply.

14.2.6. Deferrals of Retainers

Payment of all or part of a Retainer may be deferred under the Sealed Air Corporation Deferred Compensation Plan for Directors or any other applicable plan or arrangement providing for the deferred payment of retainers that may be in effect from time to time. Shares of Common Stock which a Non-Employee Director becomes entitled to receive under this Plan and for which payment is deferred under any such deferral arrangement shall be deemed to be issued under this Plan when issued.

15. REQUIREMENTS OF LAW

15.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law

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or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16. EFFECT OF CHANGES IN CAPITALIZATION

16.1. Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

16.2. Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 16.3, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered

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into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 16.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 16.2 shall be conclusively presumed to be appropriate for purposes of Section 16.1.

16.3. Change in Control

16.3.1. Consequences of a Change in Control

For Awards granted to Non-Employee Directors, upon a Change in Control all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding Awards shall be deemed to be satisfied at target.

For Awards granted to any other Service Providers, except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control:

(i)

To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.

(ii)

To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Service Provider has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Service Provider for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such

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Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Separation from Service.

16.3.2. Change in Control Defined

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of Outstanding Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) any acquisition pursuant to a Corporate Transaction that complies with subsections (c)(i), (c)(ii) and (c)(iii) of this definition;

(b) Continuing Directors cease for any reason to constitute at least a majority of the Board;

(c) Consummation of a Corporate Transaction unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Corporate Transaction, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction were Continuing Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction; or

(d) The stockholders of the Company give approval of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

16.4. Adjustments

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

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17. NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

18.1. Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

18.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, or the Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

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18.5. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

18.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

18.9. Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

18.10. Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

18.11. Transferability of Awards.

18.11.1. Transfers in General.

Except as provided in Section 18.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

18.11.2. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 18.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which

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more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 18.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 18.11.2 or by will or the laws of descent and distribution.

18.12. Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award (other than Options or SARs) may be entitled to receive dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will a dividend or dividend equivalent become payable with respect to an Award that becomes vested (i) based on the satisfaction of performance criteria before the date, and only to the extent, that such performance criteria are satisfied, or (ii) based on continued Service with the Company before the applicable vesting date.

The Plan was originally adopted by the Board of Directors on February 18, 2014 and was approved by the stockholders of the Company on May 22, 2014.

This amendment and restatement of the Plan was adopted by the Board of Directors on March 23, 2021 and was approved by the stockholders of the Company on May 18, 2021.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 17, 2021. Have SEALED AIR CORPORATION your proxy card in hand when you access the web site and follow the instructions 2415 CASCADE POINTE BLVD. to obtain your records and to create an electronic voting instruction form. CHARLOTTE, NC 28208 During The Meeting—Go to www.virtualshareholdermeeting.com/SEE2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D38781-P50079-Z79190 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SEALED AIR CORPORATION The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors. Nominees: For Against Abstain 1a. Zubaid Ahmad ! ! ! For Against Abstain 1b. Françoise Colpron ! ! ! 2. Amendment and restatement of 2014 Omnibus Incentive ! ! ! Plan. 1c. Edward L. Doheney II 3. R a t i f i c a t i o n o f t h e a p p o i n t m e n t o f PricewaterhouseCoopers LLP as Sealed Air’s independent 1d. Michael P. Doss auditor for the year ending December 31, 2021. 4. Approval, as an advisory vote, of Sealed Air’s 2020 1e. Henry R. Keizer executive compensation. 1f. Harry A. Lawton III NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1g. Neil Lustig 1h. Suzanne B. Rowland 1i. Jerry R. Whitaker Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D38782-P50079-Z79190 SEALED AIR CORPORATION Annual Meeting of Stockholders May 18, 2021 9:00 a.m. This proxy is solicited by the Board of Directors The signer hereby appoints Edward L. Doheny II, Christopher J. Stephens, Jr. and Angel S. Willis, or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the 2021 Annual Meeting of Stockholders of Sealed Air Corporation (the “2021 Annual Meeting”) to be held at 9:00 a.m. (Eastern Daylight Time) on May 18, 2021 and at any adjournments thereof. The 2021 Annual Meeting will be hosted live via the Internet at www.virtualshareholdermeeting.com/SEE2021. The Proxy Committee is directed to vote as indicated on the reverse side and in its discretion upon any other matters that may properly come before the 2021 Annual Meeting. If the signer is a participant in Sealed Air Corporation’s 401(k) and Profit-Sharing Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2021 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2021 Annual Meeting. The terms of the plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in the plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Daylight Time) on May 15, 2021. The signer hereby revokes all proxies previously given by the signer to vote at the 2021 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2021 Annual Meeting. Continued and to be signed on reverse side